FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-165147-03

Dated June 12, 2012	JPMCC 2012-CIBX

Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2012-CIBX

$1,288,103,216 (Approximate Mortgage Pool Balance)

$1,050,480,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2012-CIBX

CIBX Commercial Mortgage, LLC JPMorgan Chase Bank, National Association Mortgage Loan Sellers
J.P. Morgan Sole Bookrunner and Co-Lead Manager Credit Suisse Co-Manager	CIBC World Markets Co-Lead Manager Goldman, Sachs & Co. Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 12, 2012	JPMCC 2012-CIBX

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), CIBC World Markets Corp., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. (each individually, an “Underwriter” and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever.  The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERMSHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERMSHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf)	$68,035,000	30.000%	1.98	7/12 – 2/16	44.1%	15.3%
A-2	Aaa(sf) / AAA(sf)	$112,771,000	30.000%	3.87	2/16 – 8/16	44.1%	15.3%
A-3	Aaa(sf) / AAA(sf)	$208,979,000	30.000%	7.33	8/16 – 6/21	44.1%	15.3%
A-4	Aaa(sf) / AAA(sf)	$436,887,000	30.000%	9.60	6/21 – 6/22	44.1%	15.3%
X-A(6)	Aaa(sf) / AAA(sf)	$1,019,212,000	N/A	N/A	N/A	N/A	N/A
A-S	Aaa(sf) / AAA(sf)	$117,540,000	20.875%	9.96	6/22 – 6/22	49.8%	13.5%
B	Aa2(sf) / AA(sf)	$61,185,000	16.125%	9.96	6/22 – 6/22	52.8%	12.8%
C	A2(sf) / A(sf)	$45,083,000	12.625%	9.96	6/22 – 6/22	55.0%	12.2%

Privately Offered Certificates(7)
Class	Expected Ratings (Moody’s / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-3FL(8)	Aaa (sf) / AAA (sf) (9)	$75,000,000	30.000%	7.33	8/16 – 6/21	44.1%	15.3%
X-B(6)	Ba3(sf) / AAA(sf)	$268,891,216	N/A	N/A	N/A	N/A	N/A
D	Baa1(sf) / BBB(high)(sf)	$27,372,000	10.500%	9.96	6/22 – 6/22	56.4%	12.0%
E	Baa3(sf) / BBB(low)(sf)	$46,694,000	6.875%	9.96	6/22 – 6/22	58.7%	11.5%
F	Ba2(sf) / BB(sf)	$20,932,000	5.250%	9.96	6/22 – 6/22	59.7%	11.3%
G	B2(sf) / B(sf)	$22,542,000	3.500%	9.96	6/22 – 6/22	60.8%	11.1%
NR	NR / NR	$45,083,216	0.000%	9.96	6/22 – 6/22	63.0%	10.7%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a June 29, 2012 settlement date. Based on modeling assumptions as described in the Free Writing Prospectus, dated June 12, 2012 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total Certificate Balance of such Class of Certificates and all Classes of Certificates senior to such Class of Certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess from any mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total Certificate Balance of all of the Principal Balance Certificates and the denominator of which is the total Certificate Balance for such Class and all Classes of Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgage loan supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A and Class X-B Notional Amounts are defined in the Free Writing Prospectus.
(7)
Any information in this Free Writing Prospectus concerning the Class A-3FL, Class A-3FX, Class X-B, Class D, Class E, Class F, Class G, Class NR, Class R, Class PLZ and Class PUT Certificates is presented solely to enhance your understanding of the Publicly Offered Certificates.  The Class PLZ, Class PUT and Class R Certificates are not shown above.

(8)
The Class A-3FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-3FL/3FX regular interest and an interest rate swap contract. Under certain circumstances, holders of the Class A-3FL Certificates may exchange all or a portion of their certificates for a like principal amount of Class A-3FX Certificates having the same pass-through rate as the Class A-3FL/3FX regular interest. The aggregate principal balance of the Class A-3FL Certificates may be adjusted from time to time as a result of such an exchange. The aggregate principal balance of the Class A-3FX Certificates and Class A-3FL Certificates will at all times equal the principal balance of the Class A-3FL/3FX regular interest.  The principal balance of the Class A-3FX Certificates will initially be $0.

(9)
The ratings assigned to the Class A-3FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the applicable pass-through rate for the Class A-3FL/3FX regular interest. The ratings of Moody’s and DBRS do not address any shortfalls or delays in payments that investors in the Class A-3FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-3FL Certificates from a floating interest rate to a fixed rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

Summary of Transaction Terms

Securities Offered:	$1,050,480,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Sole Bookrunning Manager:	J.P. Morgan Securities LLC.

Co-Lead Managers:	J.P. Morgan Securities LLC and CIBC World Markets Corp.

Co-Managers:	Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co.

Mortgage Loan Sellers:	CIBX Commercial Mortgage, LLC (“CIBX”) (53.0%) and JPMorgan Chase Bank, National Association (“JPMCB”) (47.0%).

Master Servicer:	Wells Fargo Bank, National Association.

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Directing Certificateholder:	CIBX Commercial Mortgage, LLC will be the initial Directing Certificateholder and will also own 100% of the Class F, Class G and Class NR Certificates as of the Closing Date.

Trustee:	U.S. Bank National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	TriMont Real Estate Advisors, Inc.

Rating Agencies:	Moody’s Investor Service, Inc. (“Moody’s”) and DBRS, Inc. (“DBRS”).

Pricing Date:	On or about June 22, 2012.

Closing Date:	On or about June 29, 2012.

Cut-off Date:
With respect to each mortgage loan, the due date of the related mortgage loan in June 2012, or with respect to any mortgage loan that was originated in May 2012 or on June 1, 2012 and has its first due date in July 2012, June 1, 2012, or with respect to any mortgage loan that was originated after June 1, 2012, the origination date of such loan.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing on July 17, 2012.

Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, beginning in July 2012.

Assumed Final Distribution Date:	The Distribution Date in June 2022, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in June 2045.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class A-S, Class B and Class C Certificates will be offered publicly.  The Class X-B, Class A-3FL, Class D, Class E, Class F, Class G and Class NR Certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and pursuant to Regulation S for non-U.S. Persons.

Legal/Regulatory Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

■	Accrual:
Each Class of Certificates (other than the Class A-3FL, Class PLZ, Class PUT and Class R Certificates) and the Class A-3FL/3FX regular interest will accrue interest on a 30/360 basis.  The Class A-3FL, Class PLZ and Class PUT Certificates will accrue interest on an actual/360 basis.  The Class R Certificates will not accrue interest.

■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL/3FX regular interest at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates and the Class A-3FL/3FX regular interest, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates and the Class A-3FL/3FX regular interest on each Distribution Date will be a per annum rate equal to one of (i) a fixed rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified fixed rate and the WAC Rate or (iv) the WAC Rate less a specified percentage.

The Pass-Through Rate on the Class A-3FL Certificates will equal a per annum rate equal to LIBOR plus a specified spread; provided, however, that under certain circumstances, the Pass-Through Rate applicable to the Class A-3FL Certificates may convert to a fixed rate equal to the applicable Pass-Through Rate on the Class A-3FL/3FX regular interest as described in the Pooling and Servicing Agreement. On each Distribution Date, amounts payable in respect of the Class A-3FL Certificate’s portion of interest distributed in respect of the Class A-3FL/3FX regular interest will be paid to the swap counterparty under the Swap Contract and, in return, the Class A-3FL certificateholders will be entitled to receive from the swap counterparty interest at the Class A-3FL Pass-Through Rate applicable to such Distribution Date.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates and the Class A-3FL/3FX regular interest weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

Amounts distributed in respect of the Class A-3FL/3FX regular interest will generally be allocated between the Class A-3FL Certificates and the Class A-3FX Certificates in accordance with their respective percentage interests.

On each Distribution Date, each Class of Loan Specific Certificates (Class PLZ and Class PUT Certificates) will be entitled to interest distributions at the related Pass-Through Rate on the Certificate Balance of such class to the extent of amounts distributed to each related Trust Subordinate Companion Loan in respect of interest for such Distribution Date.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the A-3FL/3FX regular interest will be distributed first, to the Class A-1 Certificates until the Certificate Balance of such Class is reduced to zero, second, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-3 Certificates and Class A-3FL/3FX regular interest, pro rata, based on their respective Certificate Balances, until their respective Certificate Balances are reduced to zero, and then to the Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL/3FX regular interest will be distributed first to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-3FL/3FX regular interest, on a pro rata basis, based on the Certificate Balance of each such Class and regular interest, until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

Principal distributed to the Class A-3FL/3FX regular interest will be distributed in turn to the Class A-3FL and Class A-3FX Certificates, pro rata, according to their respective percentage interests in the Class A-3FL/3FX regular interest.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any Trust Subordinate Companion Loan) to such Classes on or prior to such date). The Class X-A and Class X-B Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates and the Class A-3FL/3FX regular interest) and the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balances of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates).

On each Distribution Date, each Class of Loan Specific Certificates (Class PLZ and Class PUT Certificates) will be entitled to distributions of principal in reduction of their Certificate Balance to the extent of amounts distributed to each related Trust Subordinate Companion Loan in respect of principal for such Distribution Date.

■	Yield Maintenance Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between two groups (based on the amount of principal distributed to the principal balance classes in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class A-S Certificates and the Class A-3FL/3FX regular interest, on the one hand (“YM Group A”) and the Class B, Class C, Class D, Class E and Class X-B Certificates, on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

■	Yield Maintenance Allocation (continued):
On any Distribution Date, Yield Maintenance Charges allocable in respect of the Class A-3FL/3FX regular interest will be allocated between the Class A-3FX Certificates and Class A-3FL Certificates, pro rata, in accordance with the respective percentage interests; provided, however, that on any Distribution Date, unless a swap conversion event has occurred and is continuing, Yield Maintenance Charges distributable in respect of the Class A-3FL/3FX regular interest and allocable in respect of the Class A-3FL Certificates will be payable to the Swap Counterparty, and on any Distribution Date after the occurrence and during the continuance of a swap conversion event, Yield Maintenance Charges distributable in respect of the Class A-3FL/3FX regular interest and allocable in respect of the Class A-3FL Certificates will be distributable to the holders of the Class A-3FL Certificates.

Yield Maintenance Charges collected on the Palazzo Westwood Village Trust Subordinate Companion Loan will be distributable exclusively to the holders of the Class PLZ Certificates.  No Yield Maintenance Charges will be distributed to the Class F, Class G and Class NR Certificates.  Once the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E Certificates and the Class A-3FL/3FX regular interest have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

■	Realized Losses:
Realized losses on the mortgage loans (exclusive of any Trust Subordinate Companion Loan) will be allocated first to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4 Certificates and the Class A-3FL/3FX regular interest, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero.  The notional amount of the Class X-A and Class X-B Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’ and Class X-B Certificates’ notional amounts, respectively.  Realized losses on an AB Whole Loan will first be allocated to the related Trust Subordinate Companion Loan prior to being allocated to the related mortgage loan.

Any realized losses allocated to the Class A-3FL/3FX regular interest will be allocated between the Class A-3FL and Class A-3FX Certificates, pro rata, in accordance with their respective percentage interests in the Class A-3FL/3FX regular interest.

The Class PLZ Certificates will suffer realized losses only with respect to losses specifically applicable to its related Trust Subordinate Companion Loan and will suffer such losses in accordance with the terms of the related intercreditor agreement prior to any allocation to the Classes of Certificates referred to above.

The Class PUT Certificates will suffer realized losses only with respect to losses specifically applicable to its related Trust Subordinate Companion Loan and will suffer such losses in accordance with the terms of the related intercreditor agreement prior to any allocation to the Classes of Certificates referred to above.

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, Master Servicer, Special Servicer, Certificate Administrator, Trustee or Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; (g) and shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) and Class A-3FL/3FX regular interest beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

■	Exchange of the Class A-3FL for Class A-3FX Certificates:
A holder of Class A-3FL Certificates may request in writing to exchange all or a portion of its Certificate Balance of such certificates for an equal Certificate Balance of the Class A-3FX Certificates, subject to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement.

■	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the mortgage loan, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount.  The Appraisal Reduction amount is generally the amount by which the current principal balance of the related mortgage loan, as applicable, plus, in any case, outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, giving effect to escrows and letters of credit. The Appraisal Reduction amount is notionally allocated to reduce, in reverse sequential order, each Class of Certificates beginning with the Class NR Certificates.  The Appraisal Reduction amount is notionally allocated to reduce the principal balance of the related Trust Subordinate Companion Loan (solely with respect to any AB Whole Loan) and then, in reverse sequential order, to each Class of Certificates beginning with the Class NR Certificates.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists (as described in the Free Writing Prospectus), the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

Two Mortgage Loans that are part of the trust are split loans, the senior portions of which are referred to as “AB Mortgage Loans” or “A-Notes”, the subordinate portions of which are referred to as “Trust Subordinate Companion Loans” or “B-Notes”, and the entire mortgage loans are referred to as “AB Whole Loans” or “Whole Loans”.  The Master Servicer and Trustee will not make any principal or interest advances with respect to any Trust Subordinate Companion Loans.

Each Trust Subordinate Companion Loan will be represented by a separate Class of Loan Specific Certificates, the Class PLZ Certificates, which will be entitled to payments in respect of the Trust Subordinate Companion Loan related to the Palazzo Westwood Village mortgage loan, and the Class PUT Certificates, which will be entitled to payments in respect of the Trust Subordinate Companion Loan related to the 100 West Putnam mortgage loan.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X-A and Class X-B Certificates), in sequential order and then to offset any realized losses allocated to the Certificates (other than the Class X-A and Class X-B Certificates), in reverse sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

■	Sale of Defaulted Mortgage Loans and REO Properties:
Within 30 days of a mortgage loan becoming a defaulted mortgage loan, the special servicer is required to order an appraisal and within 30 days of receipt of such appraisal is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the special servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the special servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal.

The special servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust on a net present value basis. The special servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”).

If the special servicer does not receive an offer at least equal to the Purchase Price, the special servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the special servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the special servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the special servicer within 30 days of a mortgage loan becoming a defaulted mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, any borrower, any manager of a mortgaged property, any independent contractor engaged by the special servicer (in connection with offers related to the applicable mortgage loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may purchase a defaulted mortgage loan or REO property.

If the special servicer does not receive any offers that are at least equal to the Purchase Price, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the special servicer determines, in accordance with the applicable servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the special servicer or any of its affiliates. Prior to the occurrence of a Consultation Termination Event, any sale of a defaulted mortgage loan for less than the Purchase Price will be subject to a right of first refusal held by the Directing Certificateholder, which right of first refusal must be exercised, if not waived sooner, within 10 business days of written notice from the special servicer. In the event the Directing Certificateholder does not exercise its right of first refusal and any contemplated sale is not ultimately consummated pursuant to the proposed terms, the Directing Certificateholder will have a right of first refusal with respect to any subsequent sale of that defaulted mortgage loan by the special servicer pursuant to any new sale solicitation by the special servicer.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants or has not denied an extension of time to sell such mortgaged property or (2) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC. See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

■	Control Rights:
Pursuant to the Pooling and Servicing Agreement, there will be a control regime whereby certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination happens to be the Controlling Class (such owner or representative the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to notice and consent to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.  In addition, pursuant to the related Intercreditor Agreements, each Trust Subordinate Companion Loan holder will have certain direction, consent and consultation rights with respect to the related Mortgage Loan. The rights of the Directing Certificateholder prior to a control appraisal event (as defined in the related Intercreditor Agreement) are subject to the rights of the Trust Subordinate Companion Loan holder’s rights under the related intercreditor agreement.

■	Directing Certificateholder:	CIBX Commercial Mortgage, LLC will be the initial Directing Certificateholder and will also own 100% of the Class F, Class G and Class NR Certificates as of the Closing Date.
■	Controlling Class:
The Controlling Class will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Eligible Certificates:	Class F, Class G and Class NR Certificates.
■	Control Event:
A Control Event will occur when the Certificate Balance of the Class F Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class F Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any Control Rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:
A Consultation Termination Event will occur when, without giving regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted shall recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal shall refrain from exercising any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:
The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans. The Senior Trust Advisor will initially be TriMont Real Estate Advisors, Inc.

The Senior Trust Advisor will be responsible for:

■     consulting with the Special Servicer with respect to each Asset Status Report prepared by the Special Servicer and recommending proposed alternative courses of action
■     consulting with (i) the Master Servicer in connection with any election not to take any action or to discontinue any action or (ii) the Special Servicer in connection with any action or election not to take any action or to discontinue any action, in each case, with respect to a breach of a representation or warranty (a “Breach”) or document defects on the part of the mortgage loan sellers
■     discussing during an annual meeting between the Senior Trust Advisor, Special Servicer and, prior to a Control Event, the Directing Certificateholder, any Specially Serviced Mortgage Loans that were subject to an Asset Status Report issued by the Special Servicer and delivered to the Senior Trust Advisor during the related calendar year and any areas of concern
■     preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.  The Annual Report will be based on the Senior Trust Advisor’s knowledge of all of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of Specially Serviced Mortgage Loans, including knowledge obtained in connection with the Senior Trust Advisor’s review of each Asset Status Report prepared by the Special Servicer and any discussions during the annual meeting
■     recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer, including, after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer in the event the Senior Trust Advisor does not agree with the calculations reviewing each Asset Status Report prepared by the Special Servicer and consulting with the Special Servicer and proposing possible alternative courses of action as appropriate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

■	Senior Trust Advisor (continued):
In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC servicer watch list report and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

Prior to the occurrence of a Consultation Termination Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Certificate Administrator (along with its rationale, its proposed replacement Special Servicer and other relevant information justifying its recommendation).  The Senior Trust Advisor will not be entitled to recommend the removal of the Special Servicer for any AB Whole Loan so long as the holder of the related Trust Subordinate Companion Loan is not subject to an AB Loan Control Appraisal Period under the related Intercreditor Agreement.

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction Amounts, to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the Holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Senior Trust Advisor Enhancements:
The obligations of the Senior Trust Advsior described above include certain enhancements from recent transactions and were incorporated in response to potential conflicts of interest resulting from CIBX Commercial Mortgage, LLC acting in the capacity of a mortgage loan seller and the initial owner of the Class F, Class G and Class NR Certificates and the initial Directing Certificateholder for the transaction.  In particular, the above duties now include:

■     consultation with the special servicer with respect to all Asset Status Reports at all times during the transaction
■      annual meetings with the Special Servicer
■      delivery of an annual report to certificateholders at all times during the transaction
■      consultation with the Master Servicer or Special Servicer in connection with Breaches or document defects

■	Replacement of Senior Trust Advisor:
The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

■	Replacement of Senior Trust Advisor (continued):
The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of Holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.  The holder of each Trust Subordinate Companion Loan will have the right, prior to the occurrence of an AB Control Appraisal Period, to replace the Special Servicer solely with respect to the related AB Whole Loan.

Notwithstanding the foregoing, the Senior Trust Advisor will not be permitted to recommend the replacement of the Special Servicer with respect to any AB Whole Loan so long as the holder of the related Trust Subordinate Companion Loan is not subject to an AB Control Appraisal Period under the related Intercreditor Agreement.

■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (i) the written direction of Holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting Holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such Holders to the Certificate Administrator  and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement Special Servicer will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such Holders), the Trustee will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its Internet website and including in the next Statement to Certificateholders, a statement that such request was received, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of Holders of at least 75% of a Certificateholder Quorum, the Certificate Administrator will immediately replace the Special Servicer with the replacement Special Servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the Holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of Realized Losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal.

The holders of each Class of Loan Specific Certificates will have the right, prior to the occurrence of an AB Control Appraisal Period, to replace the special servicer solely with respect to the related AB Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

■	Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan that will accrue at the related servicing fee rate described in the Free Writing Prospectus.  The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced Mortgage Loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.  In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans.  The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.
An “Excess Modification Fee” with respect to any mortgage loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan, over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise. With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such Person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such Person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan on the closing date of the related modification, extension, waiver or amendment.

A “Modification Fee” with respect to any mortgage loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan. A “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan (as defined in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan and Trust Subordinate Companion Loan, if applicable, for so long as it remains a Corrected Mortgage Loan.

After receipt by the Special Servicer of Workout Fees with respect to a Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount (described below); provided, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Mortgage Loan that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any Corrected Mortgage Loan, is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicer compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan being a Corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan as additional compensation within the prior 12 months; provided, however that no Workout Fee (on an aggregate basis) or Liquidation Fee will be less than $25,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Structural Overview

■	Deal Website:
The Certificate Administrator will maintain a deal website to which certain persons will have access, to certain information including, but not limited to the following, will be posted:
■     special notices
■     summaries of asset status reports
■     appraisals in connection with Appraisal Reductions plus any second appraisals ordered
■     an “Investor Q&A Forum”
■     a voluntary investor registry
■     SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Collateral Characteristics

Mortgage Loan Sellers

	Number of	Number of	Aggregate
Mortgage	Mortgage	Mortgaged	Cut-off Date	% of
Loan Seller	Loans	Properties	Balance	IPB
CIBX	32	41	$682,154,952	53.0%
JPMCB	17	18	605,948,265	47.0
	49	59	$1,288,103,216	100.0%

Loan Pool
Initial Pool Balance (IPB):	$1,288,103,216
Number of Mortgage Loans:	49
Number of Mortgaged Properties:	59
Average Cut-off Date Balance per Mortgage Loan:	$26,287,821
Weighted Average Current Mortgage Rate:	5.29630%
10 Largest Mortgage Loans as % of IPB:	56.3%
Weighted Average Remaining Term to Maturity(1):	108 months
Weighted Average Seasoning:	5 months

Credit Statistics
Weighted Average UW NCF DSCR:	1.47x
Weighted Average UW NOI Debt Yield:	10.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	63.0%
Weighted Average Maturity Date LTV(1):	53.1%

Other Statistics
% of Mortgage Loans with Additional Debt:	27.5%
% of Mortgage Loans with Single Tenants:	7.3%

Amortization
Weighted Average Original Amortization Term(2):	341 months
Weighted Average Remaining Amortization Term(2):	336 months
% of Mortgage Loans with Amortizing Balloon:	65.9%
% of Mortgage Loans with Partial Interest Only followed by Amortizing Balloon:	32.8%
% of Mortgage Loans with Interest Only:	0.5%
% of Mortgage Loans with Interest Only followed by ARD Structure:	0.7%

Cash Management(3)
% of Mortgage Loans with In-Place, CMA Lockboxes:	65.7%
% of Mortgage Loans with In-Place, Hard Lockboxes:	16.8%
% of Mortgage Loans with Springing Lockboxes:	2.5%
% of Mortgage Loans with Soft Lockboxes:	14.9%
% of Mortgage Loans with No Cash Management:	0.0%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	89.3%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	66.0%
% of Mortgage Loans Requiring Monthly CapEx Reserves(4):	87.5%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(5):	80.4%

(1) In the case of one mortgage loan with an anticipated repayment date, as of the related anticipated repayment date.
(2) Excludes one mortgage loan that is interest only for the entire term and one mortgage loan that is structured with an anticipated repayment date that is interest only through the anticipated repayment date.
(3) For detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(4) CapEx Reserves includes FF&E reserves for hotel properties.
(5) Calculated only with respect to Cut-off Date Balance for retail, office, industrial and self storage properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Collateral Characteristics

Top 10 Mortgage Loans

		Mortgage	Number			SF/Unit/		UW	UW NOI	Cut-off	Maturity
		Loan	of	Cut-off Date	% of	Rooms/	Property	NCF	Debt	Date	Date/ARD
No.	Loan Name	Seller	Prop.	Balance	IPB	Beds	Type	DSCR	Yield	LTV Ratio	LTV Ratio
1	Palazzo Westwood Village	JPMCB	1	$155,000,000	12.0%	350	Multifamily	1.25x	8.1%	60.6%	53.5%
2	theWit Hotel	JPMCB	1	87,560,000	6.8	310	Hotel	1.89x	12.1%	62.5%	52.6%
3	100 West Putnam	JPMCB	1	80,000,000	6.2	155,504	Office	1.32x	9.1%	55.7%	45.7%
4	Jefferson Mall	JPMCB	1	71,190,000	5.5	281,020	Retail	1.46x	10.1%	70.0%	57.1%
5	Southpark Mall	JPMCB	1	67,000,000	5.2	397,596	Retail	1.57x	11.0%	65.0%	53.2%
6	Lincoln Park Retail	CIBX	1	66,800,000	5.2	178,704	Retail	1.42x	8.8%	75.0%	65.8%
7	The Court at Oxford Valley	CIBX	1	60,000,000	4.7	456,903	Retail	1.25x	9.1%	72.5%	62.1%
8	55 John Street	CIBX	1	51,984,497	4.0	520	Multifamily	1.38x	10.1%	54.7%	51.4%
9	Centre Market Building	CIBX	1	47,609,535	3.7	379,944	Office	1.49x	18.1%	61.0%	41.7%
10	The Illini Tower	CIBX	1	37,464,191	2.9	725	Multifamily	1.43x	11.3%	58.9%	46.1%

Top 3 Total/Weighted Average			3	$322,560,000	25.0%			1.44x	9.4%	59.9%	51.3%
Top 5 Total/Weighted Average			5	$460,750,000	35.8%			1.46x	9.8%	62.2%	52.5%
Top 10 Total/Weighted Average			10	$724,608,224	56.3%			1.44x	10.3%	63.4%	53.4%

AB Whole Loan Summary

					A-Note	Whole	A-Note	Whole Loan	A-Note	Whole
		A-Note	B-Note	Whole Loan	UW	Loan	Cut-off	Cut-off	UW NOI	Loan
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR	DSCR	LTV Ratio	LTV Ratio	Yield	Debt Yield
1	Palazzo Westwood Village	$155,000,000	$26,500,000	$181,500,000	1.25x	1.05x	60.6%	71.0%	8.1%	6.9%
3	100 West Putnam	$80,000,000	$16,000,000	$96,000,000	1.32x	1.07x	55.7%	66.8%	9.1%	7.6%

Existing Third Party Mezzanine Debt Summary

			Mezzanine	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Loan	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR	DSCR	LTV Ratio	LTV Ratio	Yield	Debt Yield
6	Lincoln Park Retail	$66,800,000	$6,229,072	$73,029,072	1.42x	1.15x	75.0%	82.0%	8.8%	8.1%
8	55 John Street	$51,984,497	$9,250,000	$61,234,497	1.38x	1.07x	54.7%	64.5%	10.1%	8.6%

Previous Securitization History

			Property	Cut-off Date	% of	Previous
No.	Loan Name	Location	Type	Balance	IPB	Securitization
3	100 West Putnam	Greenwich, CT	Office	$80,000,000	6.2%	CSMC 2007-TFL2
10	The Illini Tower	Champaign, IL	Multifamily	$37,464,191	2.9%	GSMS 2006-FL8
11	Residence Inn Palo Alto	Los Altos, CA	Hotel	$35,000,000	2.7%	GSMS 2005-GG4
14	Slate Portfolio(1)	Springboro, OH	Retail	$28,533,456	2.2%	BSCMS 1999 WF2
15	Brooklyn Renaissance	Brooklyn, NY	Office	$28,000,000	2.2%	JPMCC 2001-CIB2
17	One Upland Road	Norwood, MA	Industrial	$24,232,340	1.9%	SBM7 2000-C1
24	Zamagias Retail Portfolio(2)	Various	Retail	$14,031,196	1.1%	MSC 2006-T21
25	Miami Gardens	Houston, TX	Multifamily	$13,740,000	1.1%	CSFB 2002 -CKS4
35	Plaza at Bellaire II	Houston, TX	Retail	$9,898,442	0.8%	NASC 1998-D6
37	5422 New Hope Commons Drive	Durham, NC	Retail	$8,711,802	0.7%	JPMCC 2006-CB17
41	Cottonwood Building	California, MD	Office	$7,100,000	0.6%	GECMC 2002-2A
44	The Connecticut Avenue Days Inn - Washington, DC	Washington, DC	Hotel	$6,598,740	0.5%	FULBA 1998-C2
45	Timbers of Pine Hollow	Conroe, TX	Multifamily	$6,243,667	0.5%	JPMCC 2005 -LDP1
(1) For Loan No. 14, Slate Portfolio, only the Springboro Plaza property was previously securitized.
(2) For Loan No. 24, Zamagias Retail Portfolio, only the Murrysview Shops and Crafton Shoppes properties were previously securitized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Assets with Scheduled Balloon Payments and Related Classes

Class A-2

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
8	55 John Street	New York, NY	$51,984,497	4.0%	$48,786,612	47.5%	60	44	1.38x	10.1%	54.7%	51.4%
12	Doubletree by Hilton JFK Airport	Jamaica, NY	34,400,590	2.7	31,307,524	31.4	60	49	1.25x	9.2%	63.6%	57.9%
18	Residence Inn & Courtyard by Marriott - Greensboro	Greensboro, NC	23,143,985	1.8	21,081,783	21.1	60	50	1.54x	11.5%	58.9%	53.6%

Total / Weighted Average:			$109,529,072	8.5%	$101,175,919	100.0%	60	47	1.37	10.1%	58.4%	53.9%

Class A-3

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
9	Centre Market Building	Newark, NJ	$47,609,535	3.7%	$32,605,056	22.2%	84	70	1.49x	18.1%	61.0%	41.7%
14	Slate Portfolio	Various	28,533,456	2.2	24,371,405	13.3	120	107	1.49x	12.8%	71.0%	60.7%
15	Brooklyn Renaissance	Brooklyn, NY	28,000,000	2.2	24,439,465	13.1	120	108	1.58x	11.0%	59.6%	52.0%
16	Plaza Centro	Caguas, PR	27,587,558	2.1	23,915,937	12.9	120	104	1.38x	11.2%	70.7%	61.3%
17	One Upland Road	Norwood, MA	24,232,340	1.9	20,961,011	11.3	84	67	1.15x	10.9%	68.1%	58.9%
21	Dunning Farms Shopping Center	Middletown, NY	18,745,887	1.5	16,088,659	8.7	120	106	1.38x	11.2%	55.5%	47.6%
22	Long Leaf Mall	Wilmington, NC	14,826,297	1.2	12,803,562	6.9	120	107	1.45x	11.8%	62.3%	53.8%
34	Nittany Commons	State College, PA	11,014,898	0.9	9,489,873	5.1	120	103	1.56x	12.6%	58.3%	50.2%
39	Pine Tree Plaza	Champaign, IL	7,889,479	0.6	6,743,830	3.7	120	106	1.65x	13.1%	58.0%	49.6%
46	Hampton Inn - Asheboro, NC	Asheboro, NC	5,912,068	0.5	5,106,298	2.8	84	74	1.83x	13.9%	57.4%	49.6%

Total / Weighted Average:			$214,351,518	16.6%	$176,525,096	100.0%	107	93	1.46x	13.1%	63.5%	52.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			of Loans	Balance	IPB	Rate	Term(1)	DSCR	DY	LTV	LTV(1)
$3,295,321	-	$9,999,999	15	$104,518,803	8.1%	5.40280%	114	1.69x	12.2%	63.9%	54.7%
$10,000,000	-	$24,999,999	18	273,454,585	21.2	5.66636%	104	1.48x	11.6%	63.2%	52.1%
$25,000,000	-	$49,999,999	8	270,595,331	21.0	5.62860%	97	1.44x	11.9%	60.5%	49.5%
$50,000,000	-	$99,999,999	7	484,534,497	37.6	5.00815%	110	1.49x	10.1%	64.9%	55.1%
$100,000,000	-	$155,000,000	1	155,000,000	12.0	4.89226%	120	1.25x	8.1%	60.6%	53.5%
Total / Weighted Average:			49	$1,288,103,216	100.0%	5.29630%	108	1.47x	10.7%	63.0%	53.1%

Mortgage Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)	DSCR	DY	LTV	LTV(1)
4.63000%	-	4.74999%	1	$66,800,000	5.2%	4.63000%	120	1.42x	8.8%	75.0%	65.8%
4.75000%	-	4.99999%	13	562,665,000	43.7	4.86241%	120	1.48x	9.8%	61.3%	51.8%
5.00000%	-	5.24999%	7	89,611,694	7.0	5.17542%	119	1.51x	10.8%	69.7%	56.9%
5.25000%	-	5.49999%	7	123,339,896	9.6	5.40695%	83	1.47x	10.7%	62.6%	54.1%
5.50000%	-	5.74999%	7	173,737,528	13.5	5.62459%	89	1.40x	10.8%	61.9%	52.6%
5.75000%	-	5.99999%	7	137,314,549	10.7	5.85842%	108	1.48x	11.9%	61.2%	51.1%
6.00000%	-	6.24999%	3	71,147,634	5.5	6.17401%	82	1.46x	15.8%	62.9%	46.9%
6.25000%	-	6.49999%	3	39,254,576	3.0	6.27522%	107	1.63x	13.2%	62.9%	54.1%
6.50000%	-	7.39000%	1	24,232,340	1.9	7.39000%	67	1.15x	10.9%	68.1%	58.9%
Total / Weighted Average:			49	$1,288,103,216	100.0%	5.29630%	108	1.47x	10.7%	63.0%	53.1%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR	DY	LTV	LTV(1)
60	3	$109,529,072	8.5%	5.53314%	47	1.37x	10.1%	58.4%	53.9%
84	3	77,753,944	6.0	6.51984%	69	1.41x	15.5%	62.9%	47.7%
120	43	1,100,820,200	85.5	5.18632%	116	1.48x	10.5%	63.5%	53.4%
Total / Weighted Average:	49	$1,288,103,216	100.0%	5.29630%	108	1.47x	10.7%	63.0%	53.1%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR	DY	LTV	LTV(1)
44	-	60	3	$109,529,072	8.5%	5.53314%	47	1.37x	10.1%	58.4%	53.9%
61	-	84	3	77,753,944	6.0	6.51984%	69	1.41x	15.5%	62.9%	47.7%
85	-	120	43	1,100,820,200	85.5	5.18632%	116	1.48x	10.5%	63.5%	53.4%
Total / Weighted Average:			49	$1,288,103,216	100.0%	5.29630%	108	1.47x	10.7%	63.0%	53.1%
(1) In the case of Loan No. 36, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR	DY	LTV	LTV(1)
Interest Only	2	$16,225,000	1.3%	4.88517%	120	2.11x	11.2%	56.1%	56.1%
180	1	47,609,535	3.7	6.18000%	70	1.49x	18.1%	61.0%	41.7%
240	1	14,031,196	1.1	5.66000%	110	1.37x	13.8%	59.6%	39.4%
264	1	24,232,340	1.9	7.39000%	67	1.15x	10.9%	68.1%	58.9%
300	11	178,607,308	13.9	5.57736%	92	1.55x	11.8%	59.0%	48.4%
336	1	51,984,497	4.0	5.70000%	44	1.38x	10.1%	54.7%	51.4%
360	32	955,413,340	74.2	5.12630%	117	1.45x	10.1%	64.4%	54.6%
Total / Weighted Average:	49	$1,288,103,216	100.0%	5.29630%	108	1.47x	10.7%	63.0%	53.1%

Remaining Amortization Term in Months

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR	DY	LTV	LTV(1)
Interest Only			2	$16,225,000	1.3%	4.88517%	120	2.11x	11.2%	56.1%	56.1%
166	-	299	11	229,580,379	17.8	5.90648%	82	1.47x	13.1%	59.6%	47.5%
300	-	330	4	86,884,497	6.7	5.63021%	75	1.47x	11.1%	58.5%	50.4%
331	-	360	32	955,413,340	74.2	5.12630%	117	1.45x	10.1%	64.4%	54.6%
Total / Weighted Average:			49	$1,288,103,216	100.0%	5.29630%	108	1.47x	10.7%	63.0%	53.1%

Amortization Types

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)	DSCR	DY	LTV	LTV(1)
Balloon	40	$848,968,216	65.9%	5.45691%	102	1.47x	11.4%	62.0%	51.2%
IO-Balloon	7	422,910,000	32.8	4.98967%	117	1.44x	9.5%	65.4%	56.8%
ARD-Interest Only	1	9,625,000	0.7	4.87500%	120	2.09x	11.2%	54.1%	54.1%
Interest Only	1	6,600,000	0.5	4.90000%	120	2.14x	11.3%	58.9%	58.9%
Total / Weighted Average:	49	$1,288,103,216	100.0%	5.29630%	108	1.47x	10.7%	63.0%	53.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)	DSCR	DY	LTV	LTV(1)
1.15x	-	1.24x	1	$24,232,340	1.9%	7.39000%	67	1.15x	10.9%	68.1%	58.9%
1.25x	-	1.34x	7	381,994,899	29.7	5.09115%	111	1.28x	8.7%	60.2%	51.9%
1.35x	-	1.44x	9	239,025,273	18.6	5.50425%	98	1.40x	10.4%	64.5%	55.4%
1.45x	-	1.54x	14	276,094,743	21.4	5.33858%	103	1.48x	12.2%	67.6%	54.8%
1.55x	-	1.69x	13	250,460,152	19.4	5.28838%	116	1.59x	11.6%	62.2%	51.0%
1.70x	-	1.99x	2	93,472,068	7.3	4.94997%	117	1.89x	12.2%	62.2%	52.4%
2.00x	-	2.29x	2	16,225,000	1.3	4.88517%	120	2.11x	11.2%	56.1%	56.1%
2.30x	-	2.89x	1	6,598,740	0.5	6.40000%	114	2.89x	23.4%	27.6%	21.8%
Total / Weighted Average:			49	$1,288,103,216	100.0%	5.29630%	108	1.47x	10.7%	63.0%	53.1%
(1) In the case of Loan No. 36, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Collateral Characteristics

LTV Ratios as of the Cut-off Date

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR	DY	LTV	LTV(1)
27.6%	-	49.9%	3	$59,010,065	4.6%	5.24479%	116	1.62x	11.8%	37.6%	29.9%
50.0%	-	54.9%	3	83,393,628	6.5	5.62307%	70	1.52x	11.0%	54.6%	50.4%
55.0%	-	59.9%	11	239,901,703	18.6	5.40472%	106	1.46x	10.9%	57.6%	47.9%
60.0%	-	64.9%	6	350,896,422	27.2	5.18874%	106	1.46x	10.9%	61.6%	51.9%
65.0%	-	69.9%	12	201,322,951	15.6	5.41591%	113	1.49x	11.0%	66.6%	54.4%
70.0%	-	75.0%	14	353,578,447	27.4	5.19292%	115	1.42x	10.1%	72.4%	61.4%
Total / Weighted Average:			49	$1,288,103,216	100.0%	5.29630%	108	1.47x	10.7%	63.0%	53.1%

LTV Ratios as of the Maturity Date(1)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR	DY	LTV	LTV(1)
21.8%	-	32.9%	2	$38,598,740	3.0%	5.05695%	119	1.60x	11.5%	33.4%	27.1%
33.0%	-	37.9%	1	20,411,325	1.6	5.60000%	109	1.66x	12.5%	45.4%	35.2%
38.0%	-	42.9%	2	61,640,731	4.8	6.06163%	79	1.46x	17.1%	60.7%	41.2%
43.0%	-	47.9%	4	157,994,209	12.3	5.40810%	115	1.39x	10.4%	56.3%	46.1%
48.0%	-	52.9%	12	250,137,351	19.4	5.31249%	101	1.65x	11.6%	60.6%	51.3%
53.0%	-	65.8%	28	759,320,861	58.9	5.20958%	110	1.41x	9.9%	67.4%	57.9%
Total / Weighted Average:			49	$1,288,103,216	100.0%	5.29630%	108	1.47x	10.7%	63.0%	53.1%

Prepayment Protection

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)	DSCR	DY	LTV	LTV(1)
Defeasance	34	$757,554,952	58.8%	5.54921%	99	1.42x	11.1%	62.1%	52.1%
Yield Maintenance	15	530,548,265	41.2	4.93518%	119	1.52x	10.2%	64.4%	54.5%
Total / Weighted Average:	49	$1,288,103,216	100.0%	5.29630%	108	1.47x	10.7%	63.0%	53.1%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)	DSCR	DY	LTV	LTV(1)
Refinance	43	$1,213,133,829	94.2%	5.29211%	107	1.46x	10.7%	62.7%	52.7%
Acquisition	6	74,969,387	5.8	5.36413%	113	1.60x	11.5%	67.9%	59.2%
Total / Weighted Average:	49	$1,288,103,216	100.0%	5.29630%	108	1.47x	10.7%	63.0%	53.1%
(1) In the case of Loan No. 36, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Collateral Characteristics

Mortgaged Properties by Location

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR	DY	LTV	LTV(1)
California	4	$209,600,000	16.3%	91.0%	1.34x	8.7%	62.4%	54.4%
Illinois	4	199,713,670	15.5	90.4%	1.64x	10.9%	65.8%	55.7%
New York	5	165,130,974	12.8	96.7%	1.38x	10.0%	53.6%	47.9%
Pennsylvania	11	129,095,186	10.0	88.5%	1.40x	10.9%	65.1%	53.2%
Connecticut	1	80,000,000	6.2	83.4%	1.32x	9.1%	55.7%	45.7%
Kentucky	1	71,190,000	5.5	96.5%	1.46x	10.1%	70.0%	57.1%
Virginia	1	67,000,000	5.2	97.7%	1.57x	11.0%	65.0%	53.2%
North Carolina	6	57,662,430	4.5	86.5%	1.50x	11.6%	62.6%	55.1%
New Jersey	2	57,234,535	4.4	97.5%	1.59x	16.9%	59.8%	43.8%
Texas	5	52,434,366	4.1	94.7%	1.53x	10.9%	71.6%	60.0%
Louisiana	3	30,048,750	2.3	76.6%	1.58x	11.6%	67.2%	52.2%
Ohio	4	29,259,284	2.3	92.0%	1.43x	11.6%	71.0%	60.6%
Puerto Rico	1	27,587,558	2.1	100.0%	1.38x	11.2%	70.7%	61.3%
Florida	2	24,810,931	1.9	93.0%	1.41x	10.4%	71.7%	60.2%
Massachusetts	1	24,232,340	1.9	100.0%	1.15x	10.9%	68.1%	58.9%
Arkansas	1	21,784,131	1.7	92.1%	1.61x	13.0%	54.5%	46.3%
Nebraska	1	11,500,000	0.9	93.4%	1.59x	13.8%	62.8%	48.0%
Georgia	2	7,425,000	0.6	91.5%	1.57x	11.0%	75.0%	61.8%
Maryland	1	7,100,000	0.6	87.2%	1.48x	11.0%	59.2%	48.3%
Washington, D.C.	1	6,598,740	0.5	87.1%	2.89x	23.4%	27.6%	21.8%
Missouri	1	5,400,000	0.4	92.4%	1.54x	10.8%	69.7%	56.9%
Michigan	1	3,295,321	0.3	100.0%	1.63x	13.1%	67.3%	51.2%
Total / Weighted Average:	59	$1,288,103,216	100.0%	91.9%	1.47x	10.7%	63.0%	53.1%
(1) In the case of Loan No. 36, which has an anticipated repayment date, the Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Collateral Characteristics

Mortgaged Properties by Type

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR	DY	LTV	LTV(1)
Retail	Anchored	23	$427,138,079	33.2%	96.3%	1.44x	10.6%	68.7%	57.7%
	Unanchored	6	44,712,040	3.5	99.1%	1.57x	10.7%	68.9%	59.4%
	Shadow Anchored	1	6,648,750	0.5	92.7%	1.45x	10.3%	75.0%	61.8%
	Subtotal	30	$478,498,869	37.1%	96.5%	1.45x	10.6%	68.8%	57.9%
Multifamily	Mixed Use	1	$155,000,000	12.0%	93.4%	1.25x	8.1%	60.6%	53.5%
	Student Housing	2	89,448,689	6.9	98.7%	1.40x	10.6%	56.5%	49.2%
	Garden	3	31,083,667	2.4	95.0%	1.51x	10.7%	70.7%	58.9%
	Subtotal	6	$275,532,355	21.4%	95.3%	1.33x	9.2%	60.4%	52.7%
Hotel	Full Service	6	$177,405,460	13.8%	77.6%	1.68x	11.5%	60.8%	51.3%
	Extended Stay	1	35,000,000	2.7	75.6%	1.55x	10.3%	66.2%	54.8%
	Limited Service	3	24,021,248	1.9	79.9%	1.98x	15.4%	49.9%	43.9%
	Subtotal	10	$236,426,708	18.4%	77.5%	1.69x	11.7%	60.5%	51.1%
Office	Suburban	4	$118,509,131	9.2%	86.6%	1.45x	10.1%	55.6%	46.6%
	CBD	5	110,422,724	8.6	96.0%	1.51x	14.1%	64.5%	50.2%
	Subtotal	9	$228,931,855	17.8%	91.1%	1.48x	12.0%	59.9%	48.4%
Industrial	Flex	2	$56,232,340	4.4%	100.0%	1.26x	9.8%	49.0%	41.4%
Self Storage	Self Storage	2	$12,481,089	1.0%	93.1%	1.50x	10.9%	68.8%	51.7%
Total/Weighted Average:		59	$1,288,103,216	100.0%	91.9%	1.47x	10.7%	63.0%	53.1%
(1) In the case of Loan No. 36, which has an anticipated repayment date, the Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 1 – Palazzo Westwood Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 1 – Palazzo Westwood Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 1 – Palazzo Westwood Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$155,000,000	Title:	Fee
Cut-off Date Principal Balance:	$155,000,000	Property Type - Subtype:	Multifamily – Mixed Use
% of Pool by IPB:	12.0%	Net Rentable Area (Units / SF)(1):	350 Units / 414,086 SF
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	Casden Glendon LLC	Year Built/Renovated:	2008 / N/A
Sponsor:	The Casden Company	Physical Occupancy(2):	93.4%
		Occupancy Date:	3/31/2012
Interest Rate:	4.892258%	Number of Tenants(3):	5
Note Date:	5/24/2012	2009 NOI:	$8,111,434
Maturity Date:	6/1/2022	2010 NOI:	$10,643,502
Interest-only Period:	36 months	2011 NOI:	$11,293,254
Original Term:	120 months	TTM NOI(4):	$11,442,725
Original Amortization:	360 months	UW Economic Occupancy:	93.1%
Amortization Type:	IO-Balloon	UW Revenues:	$16,596,122
Call Protection:	L(24),Grtr1%orYM(94),O(2)	UW Expenses:	$4,115,199
Lock Box:	Soft	UW NOI:	$12,480,923
Additional Debt:	Yes	UW NCF:	$12,308,889
Additional Debt Balance:	$26,500,000	Appraised Value / Per Unit(5):	$255,700,000 / $730,571
Additional Debt Type:	B-Note	Appraisal Date:	5/7/2012

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap		A-Note	Whole Loan
Taxes:	$378,050	$126,017	N/A	Cut-off Date Loan/Unit(5):	$442,857	$518,571
Insurance:	$146,333	$14,633	N/A	Maturity Date Loan/Unit(5):	$391,142	$466,857
Replacement Reserves:	$6,684	$6,684	N/A	Cut-off Date LTV:	60.6%	71.0%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	53.5%	63.9%
Other:	$3,125	$0	N/A	UW NCF DSCR:	1.25x	1.05x
				UW NOI Debt Yield:	8.1%	6.9%

(1) Net Rentable Area of 414,086 square feet represents 363,052 square feet of multifamily space and 51,034 square feet of retail space.
(2) Physical Occupancy is weighted based on total occupied square footage of the multifamily and retail components of the property.
(3) Number of Tenants reflects retail tenants only.
(4) TTM NOI represents the trailing twelve months ending March 31, 2012.
(5) Appraised Value Per Unit, Cut-off Date Loan/Unit and Maturity Date Loan/Unit are each calculated based on 350 multifamily units and as a result are overstated since approximately 12% of the Underwritten Rents in Place and Net Rentable Area are attributable to the retail component of the property.
(6) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Palazzo Westwood Village loan is secured by a first mortgage lien on a recently constructed, 350-unit, Class A multifamily property (with a retail and parking component) located in Los Angeles, California.  The loan has an outstanding principal balance of $181.5 million (the “Whole Loan”), which consists of a $155.0 million A-Note and a $26.5 million B-Note. Subsequent to an initial 36-month interest-only period, the A-Note will amortize based on a 30-year schedule and the B-Note will be interest-only for the entire ten-year term. Both the A-Note and B-Note are assets of the Trust, however, only the A-Note backs the trust pooled certificates and payments allocated to the B-Note pursuant to the related intercreditor agreement will be payable solely to the Class PLZ Certificates. The proceeds of the Whole Loan were used to repay existing construction debt of approximately $158.5 million that was provided by a syndicate led by Comerica Bank, pay closing costs of $1.0 million, fund upfront reserves of $0.5 million, and return $21.5 million of equity to the sponsors. Approximately $20.0 million of the equity returned to the sponsors was used to repay Casden Property Company LLC (“Casden Property”) and Canada Pension Plan Investment Board (“CPPIB”) for loans that were made to the partnership in order to pay down a portion of the existing construction financing.

The Borrower. The borrowing entity for the loan is Casden Glendon LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 1 – Palazzo Westwood Village

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is The Casden Company. The borrower is owned by a joint venture comprised of entities affiliated with Casden Property (49%), the CPPIB (49%) and Simon Wiesenthal Center Inc. (2%). Casden Property is a privately held California-based developer and manager of multifamily properties throughout the United States. Casden Property is owned by Alan I. Casden who is the Chairman and Chief Executive Officer. Over the past 45 years, Mr. Casden, through affiliated entities, has developed over $10.0 billion of residential real estate including more than 70,000 multifamily units. CPPIB is a professional investment management organization based in Toronto that invests the assets of the Canada Pension Plan that are not currently needed to pay benefits. In June 2011, CPPIB acquired a 49% ownership interest in Palazzo Westwood Village. As of December 31, 2011 the Canada Pension Plan had assets of $152.8 billion, of which approximately $14.4 billion consisted of real estate investments primarily in retail and office properties. The sponsor is currently involved in litigation related to a dispute with a prior lender. In addition, certain affiliates of the sponsor were subject to a class action lawsuit in 1999, which was ultimately settled. See “RISK FACTORS – Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” and “DESCRIPTION OF THE MORTGAGE POOL – Litigation Considerations” in the Free Writing Prospectus.

The Property. Palazzo Westwood Village is a Class A, multifamily apartment complex that was constructed in 2008 for approximately $258.0 million by affiliates of Casden Property. The property was built on a 4.25 acre site and consists of two, five-story multifamily buildings with 350 units along with 51,034 square feet of ground floor retail and a 1,299 space subterranean parking garage. The property is located in the community of Westwood within the West Los Angeles area. Westwood is located approximately 15 miles west of the downtown Los Angeles, six miles east of the Pacific Ocean and nine miles north of the Los Angeles International Airport. The property is two blocks north of Wilshire Boulevard and is two blocks from the University of California Los Angeles (“UCLA”) campus and the UCLA Medical Center. UCLA is the most significant development in Westwood extending north of Le Conte Avenue approximately 1.0 mile to Sunset Boulevard and is 1.5 miles wide from Veteran Avenue to Hilgard Avenue. In addition, Westwood has a large concentration of high-rise office buildings that are located two blocks south of the property along Wilshire Boulevard. Despite its proximity to UCLA, the property does not primarily cater to students.

The multifamily portion of the property consists of 350 units including one-bedroom, two-bedroom and three-bedroom layouts that were 97.4% occupied as of March 31, 2012. Amenities at the property include a full service concierge, outdoor swimming pool, two-level fitness center, health spa, clubhouse lounge, business center and several terraces and garden areas with fountains. According to the appraisal, the property falls within the West LA/Westwood/Brentwood apartment submarket which reported a total inventory of 36,034 units as of the first quarter of 2012. Of the total inventory, 14,058 units or 39% are Class A. The submarket reported a vacancy rate of 5.7% for Class A space with asking rents of $2,808 per unit, which is up from $2,756 in first quarter of 2011. The appraiser identified seven competitive properties ranging from 58 units to 350 units that were constructed between 2000 and 2010. The competitive set has a weighted average occupancy rate of 96.6%. There are currently 614 apartment units currently under construction in the submarket with two additional projects totaling 58 units planned. Of the units under construction, 500 are represented by a single student housing project designated for UCLA students. Overall, the property is positioned near the top end of the submarket and provides tenants with an opportunity to live in a neighborhood that is close to restaurants, shopping, UCLA and entertainment options in Westwood. It is also convenient to employment centers in Santa Monica, Beverly Hills, and Century City, and the balance of the Los Angeles Westside.

The 51,034 square feet of ground floor retail is currently 65.1% leased by five tenants, as of March 31, 2012. Major tenants include Trader Joe’s, Rite Aid and Comerica Bank. The property is expected to benefit from a new Target store that is scheduled to open in July 2012 directly north of the property at the corner of Weyburn Avenue and Glendon Avenue. The appraiser projects that the new Target will be a catalyst for additional retail leasing and parking demand at Palazzo Westwood Village. According to the appraisal, the property falls within the Santa Monica/Westside/Downtown retail submarket which is inclusive of downtown Los Angeles. As of the first quarter of 2012, the submarket was comprised of approximately 5.3 million square feet with a vacancy rate of 5.6%. Average asking rental rates for retail space in the submarket were $39.64 per square foot.

Palazzo Westwood Village includes a 1,299 space parking garage that is operated by Hodes Parking Inc. Parking spaces are located in a three-level structure with one level at grade and two subterranean. Of the 1,299 spaces, 744 are allocated to the residential component and 555 are allocated to the commercial component resulting in parking ratios of 2.13 spaces per unit and 10.88 spaces per 1,000 square feet respectively. Of the 744 residential spaces, 577 are assigned to residential tenants as part of their leases, 128 spaces are available for residents who need additional spaces for an average rate of $85 per month and 39 allocated for guest parking. Of the 555 commercial spaces, 290 are market rate rentals for retail customers, 211 are pre-paid monthly rentals that rent for an average rate of $100 per month and 54 are reserved for employees of the retail tenants.

Historical and Current Occupancy
Property Component	Units/SF	2008	2009	2010	2011	Current(1)
Residential	350	20.7%	66.5%	87.7%	96.2%	97.4%
Retail	51,034	29.8%	60.8%	58.8%	63.6%	65.1%
Total(2)		21.8%	65.8%	84.1%	92.2%	93.4%
(1) Current Occupancy as of March 31, 2012 rent roll.
(2) Based on total square feet. The 350 multifamily units account for 363,052 square feet of the properties’ 414,086 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 1 – Palazzo Westwood Village

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF	Monthly Market Rent(3)	Monthly Market Rent PSF
1 BR – 1 BA	149	42.6%	146	98.0%	824	$2,578	$3.13	$2,664	$3.23
2 BR – 2 BA	165	47.1%	162	98.2%	1,127	3,360	$2.98	3,172	$2.74
2 BR – 2.5 BA	16	4.6%	15	93.8%	1,466	3,951	$2.69	4,105	$2.80
3 BR – 3 BA	20	5.7%	18	90.0%	1,542	4,461	$2.89	4,591	$2.98
Total/ Wtd. Avg.	350	100.0%	341	97.4%	1,037	$3,109	$3.00	$3,224	$3.11
(1) Based on the March 31, 2012 rent roll.
(2) Average monthly rental rates based on occupied units only.
(3) Per the appraisal.

Retail Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Trader Joe’s	NA / NA / NA	13,530	26.5%	$45.00	1/31/2019
Rite Aid	Caa2 / B- / CC	12,489	24.5%	$53.04	10/31/2028
Comerica Bank	A3 / A- / A	4,075	8.0%	$59.89	3/31/2021
Jersey Mike’s Subs	NA / NA / NA	1,609	3.2%	$67.53	8/31/2018
Xtreme Pizza	NA / NA / NA	1,518	3.0%	$52.56	6/30/2021
(1) Based on the underwritten retail rent roll only.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Retail Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	17,813	34.9%	NAP	NAP	17,813	34.9%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	17,813	34.9%	$0	0.0%
2013	0	0	0.0	0	0.0	17,813	34.9%	$0	0.0%
2014	0	0	0.0	0	0.0	17,813	34.9%	$0	0.0%
2015	0	0	0.0	0	0.0	17,813	34.9%	$0	0.0%
2016	0	0	0.0	0	0.0	17,813	34.9%	$0	0.0%
2017	0	0	0.0	0	0.0	17,813	34.9%	$0	0.0%
2018	1	1,609	3.2	108,656	6.4	19,422	38.1%	$108,656	6.4%
2019	1	13,530	26.5	608,850	35.7	32,952	64.6%	$717,506	42.1%
2020	0	0	0.0	0	0.0	32,952	64.6%	$717,506	42.1%
2021	2	5,593	11.0	323,838	19.0	38,545	75.5%	$1,041,344	61.1%
2022	0	0	0	0	0	38,545	75.5%	$1,041,344	61.1%
2023 & Beyond	1	12,489	24.5	662,417	38.9	51,034	100.0%	$1,703,761	100.0%
Total	5	51,034	100.0%	$1,703,761	100.0%
(1) Based on the underwritten retail rent roll only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 1 – Palazzo Westwood Village

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Unit(2)	%(3)
Rents in Place(4)(5)	$11,332,398	$13,636,237	$14,514,999	$14,569,159	$14,425,517	$41,216	80.9%
Vacant Income	0	0	0	0	1,230,378	3,515	6.9
Gross Potential Rent	$11,332,398	$13,636,237	$14,514,999	$14,569,159	$15,655,896	$44,731	87.8%
Total Reimbursements	904,864	881,345	894,879	806,847	1,150,604	3,287	6.5
Parking Income	504,694	506,818	655,528	689,061	1,020,000	2,914	5.7
Net Rental Income	$12,741,956	$15,024,400	$16,065,406	$16,065,067	$17,826,500	$50,933	100.0%
(Vacancy/Credit Loss)	(519,819)	(799,489)	(789,478)	(573,485)	(1,230,378)	(3,515)	(6.9)
Other Income	0	0	0	0	0	0	0.0
Effective Gross Income	$12,222,137	$14,224,911	$15,275,928	$15,491,582	$16,596,122	$47,417	93.1%

Total Expenses	$4,110,703	$3,581,409	$3,982,674	$4,048,857	$4,115,199	$11,758	24.8%

Net Operating Income	$8,111,434	$10,643,502	$11,293,254	$11,442,725	$12,480,923	$35,660	75.2%

Total TI/LC, Capex/RR	0	0	0	0	172,034	492	1.0
Net Cash Flow	$8,111,434	$10,643,502	$11,293,254	$11,442,725	$12,308,889	$35,168	74.2%
(1) TTM column represents the trailing twelve months ending March 31, 2012.
(2) Per Unit is based on 350 multifamily units. The collateral for the loan also includes 51,034 square feet of retail space and a parking garage containing 1,299 spaces.
(3) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4) Underwritten Rents in Place are based on the March 31, 2012 multifamily rent roll annualized and the in-place retail rent roll.
(5) Underwritten Rents in Place includes $12,721,756 of multifamily income and $1,703,761 of retail income.

Property Management. The multifamily and retail components of the property are managed by Casden Property Management, Inc., an affiliate of Casden Property. The parking facility is managed by Hodes Parking Inc.

Escrows and Reserves. At closing the borrower was required to deposit into escrow $378,050 for real estate taxes, $146,333 for insurance premiums, $6,684 for replacement reserves and $3,125 for immediate repairs.

Tax Escrows- The borrower is required to escrow 1/12 of the estimated tax payments monthly, which currently equates to $126,017.

Insurance Escrows- The borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly which currently equates to $14,633.

Replacement Reserves- On a monthly basis the borrower is required to deposit $6,684 ($200 per unit for the multifamily space and $0.20 per square foot for the retail space annually) for replacement reserves.

Lock Box / Cash Management. The loan is structured with a soft lockbox and in-place cash management. The borrower is required to have all collected funds deposited into a lockbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the immediately preceding trailing three month period falls below 1.10x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, all excess cash flow will be trapped and held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 2 – theWit Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 2 – theWit Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 2 – theWit Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$87,560,000	Title:	Fee
Cut-off Date Principal Balance:	$87,560,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	6.8%	Rooms:	310
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	ECD-Great Street DE, LLC	Year Built/Renovated:	2009 / 2012
Sponsor:	Scott D. Greenberg, Gerald M. Greenberg	Physical Occupancy:	79.3%
		Occupancy Date:	3/31/2012
Interest Rate:	4.90000%	Number of Tenants:	N/A
Note Date:	5/22/2012	2009 NOI(1):	NAV
Maturity Date:	6/1/2022	2010 NOI:	$9,934,049
Interest-only Period:	12 months	2011 NOI:	$10,425,765
Original Term:	120 months	TTM NOI(2):	$10,680,277
Original Amortization:	360 months	UW Economic Occupancy:	74.0%
Amortization Type:	IO-Balloon	UW Revenues:	$34,606,823
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$24,054,667
Lock Box:	Hard	UW NOI:	$10,552,156
Additional Debt:	N/A	UW NCF:	$10,552,156
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$140,100,000 / $451,935
Additional Debt Type:	N/A	Appraisal Date:	4/5/2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Room:	$282,452
Taxes:	$207,328	$74,250	N/A	Maturity Date Loan/Room:	$237,765
Insurance:	$5,500	$15,567	N/A	Cut-off Date LTV:	62.5%
FF&E Reserves:	$0	3% of Gross Revenue	N/A	Maturity Date LTV:	52.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.89x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.1%

(1) The property opened in May 2009 and as such 2009 NOI financials are not available.
(2) TTM NOI represents the trailing twelve months ending March 31, 2012.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. theWit Hotel loan has an outstanding principal balance of $87.6 million and is secured by a first mortgage lien on a 310-room, full service boutique hotel located in downtown Chicago, Illinois. Subsequent to an initial one year interest-only period, the ten-year loan will amortize based on a 30-year schedule. The proceeds of the loan were used to repay existing debt of approximately $80.4 million, pay closing costs of $0.3 million, fund upfront reserves of $0.2 million and return $6.7 million of equity to the sponsors. The debt repaid proceeds of a construction loan that was originated in 2007, with an original principal balance of $82.4 million. The sponsor developed the property for approximately $122.0 million including land.

The Borrower. The borrowing entity for the loan is ECD-Great Street DE, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsors and nonrecourse carve-out guarantors are Scott D. Greenberg and Gerald M. Greenberg. Scott and Gerald Greenberg are co-owners of ECD Company (“ECD”), an Illinois-based real estate development company that was established in 1965. ECD has a portfolio of hotels, industrial buildings, commercial spaces, mixed use developments, apartments and condominiums currently valued at $310 million with future projects valued at over $30 million.

The Property.  theWit Hotel is a 310-room, Four Diamond, luxury, full service hotel located in Chicago, Illinois. theWit, while maintaining a boutique identity, is part of the Hilton Doubletree brand. The property opened for business in May 2009 and is located on historic State Street at the corner of North State Street and Lake Street within Chicago’s Loop. The property is located approximately five blocks from Millennium Park and is within walking distance of other downtown Chicago attractions, such as the Magnificent Mile shopping district. The 27-story hotel offers guests panoramic views of the city, Lake Michigan, the Chicago River and Millennium Park.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 2 – theWit Hotel

Amenities at the property include a fitness center, spa, 40 seat private multimedia theater, business center, 12,021 square feet of meeting space, two full service restaurants and a highly acclaimed rooftop bar lounge. The rooftop lounge, ROOF, was listed as one of the ten great rooftop bars in the US for 2011 by USA Today. The sponsor recently invested approximately $2.0 million to add a retractable roof to the property, which was completed in May 2012, allowing for additional operating hours and year round access to ROOF.

The property’s location provides access to several of Chicago’s demand generators and visitor attractions, including McCormick Place, Magnificent Mile shopping district, Navy Pier, Millennium Park, Wrigley Field, Water Tower Place, and the corporate employment concentration within the Loop. The hotel is accessible from a variety of public and private transportation points. The property is within walking distance of the Chicago METRA train lines and is directly adjacent to the Chicago Transit Authority’s State & Lake “L” station. In addition, Interstate 90/94 can be accessed approximately one mile west of the property, and the hotel is within 20 miles of both O’Hare and Midway Airports.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			theWit Hotel(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	73.5%	$189.58	$139.28	73.4%	$194.69	$142.92	99.9%	102.7%	102.6%
2011	75.1%	$195.70	$146.91	77.8%	$209.45	$163.01	103.6%	107.0%	111.0%
TTM(4)	76.3%	$197.02	$150.26	79.3%	$211.80	$168.01	103.9%	107.5%	111.8%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Westin Chicago River North, Renaissance Chicago Downtown Hotel, Hotel Sax Chicago, Conrad Chicago, Sofitel Chicago Water Tower and Hard Rock Hotel Chicago.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for theWit Hotel.
(4) TTM row represents the trailing twelve months ending March 31, 2012.

theWit Hotel’s primary competitive set, as defined by the appraiser, consists of seven hotels totaling 2,839 rooms. Additionally, the appraiser identified three proposed properties, two of which are currently under construction and expected to open in late 2013, which will add a total of 1,360 rooms to the market but are not expected to compete directly with the theWit Hotel. The table below provides a summary of the properties in the competitive set and estimated performance.

Competitive Hotels Profile(1)
				2011 Estimated Market Mix			2011 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
theWit Hotel	310	2009	12,021	47%	29%	24%	77.8%	$209.45	$163.01
Allegro Chicago	483	1927	14,000	50%	35%	15%	67.0%	$160.00	$107.20
Conrad Chicago	311	2001	12,000	40%	30%	30%	84.0%	$199.00	$167.16
Hard Rock Hotel Chicago	381	2004	8,400	45%	35%	20%	75.0%	$168.00	$126.00
Hotel Sax Chicago	353	1998	14,000	40%	35%	25%	67.0%	$165.00	$110.55
Radisson Blu Aqua Hotel Chicago	334	2011	28,600	45%	25%	30%	38.0%	$140.00	$53.20
Renaissance Chicago Downtown Hotel	553	1991	34,900	55%	30%	15%	73.0%	$203.00	$148.19
Westin Chicago River North	424	1987	28,000	55%	30%	15%	81.0%	$219.00	$177.39
Total	3,149
(1) Per the appraisal.

Franchise Agreement. The property has a franchise agreement with Doubletree Hotel Systems, Inc., for use of the Doubletree and Hilton flags through June 1, 2029. The franchise agreement provides for a marketing program fee of 4.0% of room revenue as well as a royalty fee of 4.0% of room revenue.

Property Management. The Property is managed by ECD – Great Street, LLC, an affiliate of the borrower that holds the liquor license and manages the food and beverage operations. First Hospitality Group, Inc., a national, experienced and established hospitality management and development company, is a sub-manager that manages the remainder of the property’s operations. First Hospitality Group, Inc., established in 1985, has developed, marketed and managed hotels, including 16 flags and 50 properties throughout the Midwest. Currently, First Hospitality Group, Inc. manages other hotels within the Chicago market including the Homewood Suites by Hilton, Hampton Majestic, Hampton Inn and Suites, Fairfield Inn and Suites, and the Chicago South Loop Hotel. See “RISK FACTORS – Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 2 – theWit Hotel

Operating History and Underwritten Net Cash Flow
	2010	2011	TTM(1)	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	73.4%	77.8%	79.3%	74.0%
ADR	$194.69	$209.45	$211.80	$223.00
RevPAR	$142.92	$163.01	$168.01	$165.02

Room Revenue	$16,181,289	$18,502,425	$18,756,779	$18,672,013	$60,232	54.0%
Food and Beverage	15,760,036	14,874,760	14,737,795	14,874,760	47,983	43.0
Other Revenue	772,599	987,423	946,900	1,060,050	3,420	3.1
Total Revenue	$32,713,924	$34,364,608	$34,441,474	$34,606,823	$111,635	100.0%

Room Expense	3,884,110	4,537,148	4,654,801	4,578,734	14,770	24.5%
Food and Beverage Expense	10,522,079	10,905,212	10,508,907	10,905,212	35,178	73.3
Other Departmental Expenses	393,793	368,034	377,692	403,892	1,303	38.1
Departmental Profit	17,913,942	18,554,214	18,900,074	18,718,984	$60,384	54.1%

Operating Expenses	3,985,519	3,247,505	3,272,662	3,293,590	10,624	9.5
Gross Operating Profit	$13,928,423	$15,306,709	$15,627,412	$15,425,394	$49,759	44.6%

Fixed Expenses	1,101,070	958,205	963,623	957,000	3,087	2.8
Management Fee	396,335	1,030,035	1,032,319	1,038,205	3,349	3.0
Franchise Fee	1,188,412	1,518,120	1,573,534	1,493,761	4,819	4.3
FF&E	1,308,557	1,374,584	1,377,659	1,384,273	4,465	4.0
Total Other Expenses	$3,994,374	$4,880,944	$4,947,135	$4,873,239	$15,720	14.1%

Net Operating Income	$9,934,049	$10,425,765	$10,680,277	$10,552,156	$34,039	30.5%
Net Cash Flow	$9,934,049	$10,425,765	$10,680,277	$10,552,156	$34,039	30.5%
(1) TTM column represents the trailing twelve months ending March 31, 2012.
(2) % of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Escrows and Reserves. At closing, the borrower deposited into escrow $207,328 for real estate taxes and $5,500 for insurance premiums.

Tax Escrows- The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $74,250.

Insurance Escrows- The borrower is required to escrow 1/12 of the annual estimated insurance premium payments monthly, which currently equates to $15,567.

FF&E Reserves- On a monthly basis, the borrower is required to deposit (i) on each of the first twenty-four payment dates, 3.0% of gross income from operations calculated on the month that is three months prior to the payment date and (ii) commencing on the twenty-fifth payment date and each payment date thereafter, 4.0% of gross income from operations calculated on the month that is three months prior to the payment date, plus the amount required to complete all work described in any property improvement plan on a monthly basis, as determined by the lender.

Lock Box / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send credit card payment direction letters to all credit card merchant banks and credit card companies instructing them to deposit all rents and revenues except for gratuities and sales tax into one lockbox account controlled by the lender. All funds in the first lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the immediately preceding trailing twelve month period falls below 1.15x, (ii) there is an event of default under the loan documents or (iii) the borrower, property manager or sub-property manager becomes the subject of a bankruptcy, insolvency or similar action, all excess cash flow (other than for sales tax and gratuities) will be trapped and held as additional collateral for the loan. A second lockbox account has been established into which the borrower is required to deposit all gratuities and sales tax within two business days after receipt of such amounts. Such amounts will be returned to the borrower for payment of any such gratuities and sales taxes until the occurrence of an event of default or any bankruptcy, insolvency or similar action on the part of the borrower, in which case such amounts shall be swept daily to the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 3 – 100 West Putnam

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 3 – 100 West Putnam

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 3 – 100 West Putnam

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$80,000,000	Title:	Fee
Cut-off Date Principal Balance:	$80,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	6.2%	Net Rentable Area (SF):	155,504
Loan Purpose:	Refinance	Location:	Greenwich, CT
Borrower:	100 WP Property – DOF II, LLC	Year Built/Renovated:	1970 / 2008
Sponsor:	Torchlight Debt Opportunity Fund, II, LLC	Physical Occupancy(1):	83.4%
		Occupancy Date:	3/31/2012
Interest Rate:	4.94520%	Number of Tenants:	6
Note Date:	6/8/2012	2009 NOI:	$8,869,151
Maturity Date:	6/1/2022	2010 NOI:	$7,747,094
Interest-only Period:	None	2011 NOI:	$5,980,324
Original Term:	120 months	TTM NOI(2):	$6,970,208
Original Amortization:	360 months	UW Economic Occupancy:	84.8%
Amortization Type:	Balloon	UW Revenues:	$11,018,701
Call Protection:	L(24),Def (93),O(3)	UW Expenses:	$3,745,210
Lock Box:	Hard	UW NOI:	$7,273,491
Additional Debt(3):	Yes	UW NCF:	$6,756,292
Additional Debt Balance:	$16,000,000	Appraised Value / Per SF:	$143,700,000 / $924
Additional Debt Type:	B-Note	Appraisal Date:	4/13/2012

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap		A-Note	Whole Loan
Taxes:	$403,011	$83,020	N/A	Cut-off Date Loan/SF:	$514	$617
Insurance:	$0	Springing	N/A	Maturity Date Loan/SF:	$422	$525
Replacement Reserves:	$3,240	$3,240	N/A	Cut-off Date LTV:	55.7%	66.8%
TI/LC:	$38,833	$38,833	N/A	Maturity Date LTV:	45.7%	56.8%
Other:	$5,074,375	$0	N/A	UW NCF DSCR:	1.32x	1.07x
				UW NOI Debt Yield:	9.1%	7.6%

(1) Includes Knighthead Capital Management which has an executed lease but is not yet in occupancy.
(2) TTM NOI represents the trailing twelve months ending April 30, 2012.
(3) For a description of permitted additional debt, please refer to “Additional Debt” section herein.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The 100 West Putnam loan is secured by a first mortgage lien on a 155,504 square foot Class A office building located in Greenwich, Connecticut. The loan has an outstanding principal balance of $96.0 million (the “Whole Loan”), which consists of a $80.0 million A-Note and a $16.0 million B-Note.  The A-Note will amortize based on a 30-year schedule and the B-Note will be interest-only for the entire ten-year term. Both the A-Note and B-Note are assets of the Trust, however, only the A-Note backs the trust pooled certificates and payments allocated to the B-Note pursuant to the related intercreditor agreement will be payable solely to the Class PUT Certificates.  The proceeds of the Whole Loan, along with approximately $29.7 million of additional borrower equity were used to repay existing debt net of reserves of $118.6 million, fund upfront reserves of $5.5 million and pay closing costs of $1.7 million. The debt repaid proceeds of a loan that was originated in 2007, with an original balance of $130.0 million, a portion of which was securitized in CSMC 2007-TFL2. For additional background information on the current financing and previously existing debt please refer to “The Property” section herein.

The Borrower. The borrowing entity for the loan is 100 WP Property – DOF II, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Torchlight Debt Opportunity Fund II, LLC. Torchlight Investors LLC (“Torchlight”) is an independent investment advisor focused on commercial real estate debt investments. Since its inception in 1995, Torchlight has launched seven investment funds that have acquired over $20 billion in commercial real estate debt investments. As of February 2012, Torchlight has approximately $3.3 billion of assets under management. In addition to the investment advisory practice, Torchlight runs a nationally rated special servicer, Torchlight Loan Services, that currently manages over $3 billion of commercial real estate loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 3 – 100 West Putnam

The Property. 100 West Putnam is a 155,504 square foot Class A office building located in downtown Greenwich, Connecticut. The property is comprised of three buildings; the main building totaling 146,905 square feet which is occupied by five tenants and two smaller buildings totaling 8,599 square feet, one of which is fully occupied by a single tenant. Amenities at the property include an onsite fitness center, cafeteria and complimentary shuttle service to and from the Greenwich Train Station every 15 minutes in the morning and evening. The station is located approximately 0.7 miles south of the property. The property is located along West Putnam Avenue (Route 1) which is the primary north-south roadway connecting Westchester County, New York to Fairfield County, Connecticut and is approximately 1.0 mile north of Interstate 95 which provides access to New York City to the southwest and New Haven to the northeast. The property is situated one block west of Greenwich Avenue which offers a number of high-end retailers, department stores, restaurants and cafes.

The main building at the property was constructed in 1970 and was fully leased to United States Tobacco Co. (“UST”) until September 2007 when they vacated at the end of their lease term. The property was purchased by the previous ownership in March 2007 with plans to substantially renovate the property upon UST’s departure. The acquisition price and reserves associated with the renovation resulted in a total project capitalization of approximately $199.6 million. As part of the acquisition the previous ownership encumbered the property with $160.0 million of debt consisting of a $67.0 million A-Note that was securitized in CSMC 2007-TFL2, a $63.0 million B-Note and a $30.0 million mezzanine loan, all of which matured in March 2012. From 2007 to 2011, the previous ownership completed renovations to the lobby, exterior and roof totaling approximately $17.4 million and spent an additional $13.6 million to upgrade tenant spaces. The previous owner was able to successfully complete the renovations and lease the property up to approximately 94.5% by June 2008. Occupancy at the property dropped to a low of 55.4% in 2010 after a large hedge fund tenant vacated however the previous ownership was able to execute new leases bringing occupancy back up to 83.4% currently. Despite the increase in occupancy, the previous owner was unable to refinance the outstanding debt and as a result after the loan’s fully extended maturity date passed in March 2012, the holder of the mezzanine debt and affiliate of the sponsor, Torchlight Investors, gained control of the asset through a UCC foreclosure that was completed in conjunction with this financing. Including the $29.7 million of equity invested at closing of the loan and the $30.0 million spent to acquire the previous mezzanine loan the sponsor has approximately $59.7 million invested in the property.

The property is currently 83.4% leased by 6 tenants. The three largest tenants at the property are Strategic Value Partners, LLC (“SVP”), Shumway Capital Partners LLC (“Shumway”), and Alinda Capital Partners (“Alinda”). SVP is a global alternative investment firm focused on distressed, deep value, and turnaround opportunities that currently has approximately $4.0 billion of assets under management. SVP is headquartered at the property and leases 42,828 square feet (27.5% of the net rentable area). SVP’s leases expire in April 2016 and they are currently marketing 15,430 square feet for sublease. The second largest tenant, Shumway, is a hedge fund that was founded in 2002 by Chris Shumway that had over $8.0 billion of assets under management in 2011. In early 2011, Mr. Shumway elected to return all external capital to investors and to turn the company into a private research and investment management company. In total, Shumway leases 28,495 square feet (18.3% of the net rentable area) and has been in occupancy since October 2009. Shumway has a lease expiration in January 2016 and is currently marketing 4,783 square feet for sublease. The third largest tenant at the property, Alinda, is the world’s largest private investment firm specializing in infrastructure with $7.5 billion in equity commitments to infrastructure investments. Alinda took occupancy in January 2011 and leases 28,495 square feet (18.3% of the net rentable area). Alinda’s lease expires in October 2018 and they are currently marketing 6,950 square feet for sublease.

According to the appraisal, the property falls within the Greenwich submarket of the Fairfield County office market. The property is located in downtown Greenwich which is the preferred location within Fairfield County for many hedge fund and private equity companies. Due to the restrictive zoning regulations enforced by the town of Greenwich there has been no new construction since 1991 and there is no significant construction activity expected in the near future. As of the first quarter of 2012, the submarket was comprised of approximately 4.2 million square feet of space of which 2.5 million is Class A. The Class A office space reported a vacancy rate of 14.5% with average asking rents of $68.76 per square foot. The appraiser identified five competitive properties (excluding one property which is vacant and undergoing renovation) ranging from approximately 81,000 to 285,000 square feet that reported a weighted average occupancy of 93.4%. The appraiser analyzed recent leasing activity at the property and comparable buildings and concluded market rents of $85 per square foot for the main building on a modified gross basis.

Historical and Current Occupancy(1)
2008	2009	2010	2011	Current(2)(3)
94.5%	84.9%	55.4%	83.4%	83.4%
(1) Historical Occupancy as of December 31 of each respective year.
(2) Current Occupancy is as of March 31, 2012.
(3) Includes Knighthead Capital Management which has an executed lease but is not yet in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 3 – 100 West Putnam

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Strategic Value Partners, LLC(3)(4)	NA / NA / NA	42,828	27.5%	$85.00	4/30/2016
Shumway Capital Partners LLC(5)	NA / NA / NA	28,495	18.3%	$85.00	1/31/2016
Alinda Capital Partners(6)	NA / NA / NA	28,495	18.3%	$80.00	10/1/2018
JPMorgan Chase Bank(7)	Aa3 / A / A+	14,908	9.6%	$66.96	10/31/2020
Knighthead Capital Management LLC(8)	NA / NA / NA	11,536	7.4%	$81.00	11/1/2018
First Financial Resources	NA / NA / NA	3,364	2.2%	$42.00	12/31/2016
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) SVP is currently marketing 15,430 square feet for sublease.
(4) SVP is currently paying $104.32 per square foot however their rent has been marked down to $85.00 per the appraisers concluded market rent.
(5) Shumway is currently marketing 4,783 square feet of space for sublease.
(6) Alinda is currently marketing 6,950 square feet of space for sublease.
(7) JPMorgan Chase Bank has the right to terminate its lease in September 2016 subject to a termination fee equal to $740,158 with six months notice. The termination fee will be controlled by the lender.
(8) Knighthead Capital Management’s lease commenced in November 2011 and the tenant began paying full contractual rent and reimbursements in January 2012 but has not yet taken occupancy.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	25,878	16.6%	NAP	NAP	25,878	16.6%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	25,878	16.6%	$0	0.0%
2013	0	0	0.0	0	0.0	25,878	16.6%	$0	0.0%
2014	0	0	0.0	0	0.0	25,878	16.6%	$0	0.0%
2015	0	0	0.0	0	0.0	25,878	16.6%	$0	0.0%
2016	3	74,687	48.0	6,203,743	59.6	100,565	64.7%	$6,203,743	59.6%
2017	0	0	0.0	0	0.0	100,565	64.7%	$6,203,743	59.6%
2018	2	40,031	25.7	3,214,016	30.9	140,596	90.4%	$9,417,759	90.4%
2019	0	0	0.0	0	0.0	140,596	90.4%	$9,417,759	90.4%
2020	1	14,908	9.6	998,240	9.6	155,504	100.0%	$10,415,999	100.0%
2021	0	0	0.0	0	0.0	155,504	100.0%	$10,415,999	100.0%
2022	0	0	0.0	0	0.0	155,504	100.0%	$10,415,999	100.0%
2023 & Beyond	0	0	0.0	0	0.0	155,504	100.0%	$10,415,999	100.0%
Total	6	155,504	100.0%	$10,415,999	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$12,573,412	$10,929,852	$9,224,805	$10,276,707	$10,415,999	$66.98	80.2%
Vacant Income	0	0	0	0	1,969,290	12.66	15.2
Gross Potential Rent	$12,573,412	$10,929,852	$9,224,805	$10,276,707	$12,385,289	$79.65	95.4%
Total Reimbursements	302,190	331,295	470,152	435,483	602,703	3.88	4.6
Net Rental Income	$12,875,602	$11,261,147	$9,694,957	$10,712,190	$12,987,991	$83.52	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,969,290)	(12.66)	(15.2)
Other Income	0	13,000	33,337	17,337	0	0.00	0.0
Effective Gross Income	$12,875,602	$11,274,147	$9,728,294	$10,729,527	$11,018,701	$70.86	84.8%

Total Expenses	$4,006,451	$3,527,053	$3,747,970	$3,759,319	$3,745,210	$24.08	34.0%

Net Operating Income	$8,869,151	$7,747,094	$5,980,324	$6,970,208	$7,273,491	$46.77	66.0%

Total TI/LC, Capex/RR	0	0	0	0	517,199	3.33	4.7
Net Cash Flow	$8,869,151	$7,747,094	$5,980,324	$6,970,208	$6,756,292	$43.45	61.3%
(1) TTM column represents the trailing twelve months ending April 30, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are higher than the historical 2010 – 2011 due to two new leases at the property. Full contractual rent was underwritten for all tenants, including Knighthead Capital Management which has not yet taken occupancy of its space but is paying full contractual rent and reimbursements. An escrow of $957,816 was taken at closing and will be released to the borrower when Knighthead Capital Management takes physical occupancy of their space. Please refer to the “Escrows and Reserves” section herein for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 3 – 100 West Putnam

Property Management. The property is managed by Antares Real Estate Services, LLC.

Escrows and Reserves. At closing the borrower deposited into escrow $1,643,393 for outstanding tenant improvement and leasing commissions, $1,373,166 for abated rent, $957,816 to fund the Knighthead Rent Reserve, $1,100,000 for required repairs to one of the two smaller buildings at the property, $403,011 for real estate taxes, $38,833 for ongoing tenant improvement and leasing commissions and $3,240 for ongoing replacement reserves.

Tax Escrows- The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $83,020.

Insurance Escrows- The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

Replacement Reserves- On a monthly basis the borrower is required to deposit $3,240 ($0.25 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves- On a monthly basis the borrower is required to deposit $38,833 ($3.00 per square foot annually) for tenant improvement and leasing commissions.  The reserve is not subject to a cap.

Knighthead Rent Reserve- At closing the borrower deposited $957,816 into a reserve held by the lender that will be released to the borrower once Knighthead Capital Management or a replacement tenant approved by the lender has been in occupancy for six months.

Lock Box / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the immediately preceding trailing three month period falls below 1.10x, (ii) there is an event of default under the loan documents or (iii) the borrower, principal, or property manager becomes the subject of a bankruptcy, insolvency or similar action, all excess cash flow will be trapped and held as additional collateral for the loan.

Additional Debt. In connection with the sale of the property to a third party, a mezzanine loan, secured by the pledge of the ownership interests in the third party acquiring the property, may be obtained. The mezzanine loan must have a maturity date that is not earlier than the maturity date of the mortgage loan. Including the mezzanine loan, the combined LTV shall not exceed 75.0% and the NOI DSCR must be no less than 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 4 – Jefferson Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 4 – Jefferson Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 4 – Jefferson Mall

Note: Tenants are not necessarily shown to scale.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 4 – Jefferson Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$71,190,000	Title:	Fee
Cut-off Date Principal Balance:	$71,190,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	5.5%	Net Rentable Area (SF):	281,020
Loan Purpose:	Refinance	Location:	Louisville, KY
Borrower:	Jefferson Mall CMBS, LLC	Year Built/Renovated:	1978 / 2003
Sponsor:	CBL & Associates Properties, Inc.	Physical Occupancy(1):	96.5%
		Occupancy Date:	4/11/2012
Interest Rate:	4.75000%	Number of Tenants:	82
Note Date:	5/18/2012	2009 NOI:	$7,554,610
Maturity Date:	6/1/2022	2010 NOI:	$7,692,398
Interest-only Period:	None	2011 NOI:	$8,196,780
Original Term:	120 months	TTM NOI(2):	$8,241,881
Original Amortization:	360 months	UW Economic Occupancy:	91.5%
Amortization Type:	Balloon	UW Revenues:	$11,051,355
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$3,853,450
Lock Box:	CMA	UW NOI:	$7,197,905
Additional Debt:	N/A	UW NCF:	$6,506,922
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$101,700,000 / $362
Additional Debt Type:	N/A	Appraisal Date:	4/13/2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$253
Taxes:	$257,590	$32,199	N/A	Maturity Date Loan/SF:	$207
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.0%
Replacement Reserves:	$5,313	$5,313	$191,250	Maturity Date LTV:	57.1%
TI/LC:	$24,589	$24,589	$885,213	UW NCF DSCR:	1.46x
Other:	$2,054,460	$0	N/A	UW NOI Debt Yield:	10.1%

(1) Reflects all tenants with executed leases including Ross Dress for Less and Jo-Ann Fabrics, which have signed leases but are not yet in occupancy or paying rent. The tenants are expected to take occupancy in July 2012 and April 2013, respectively.
(2) TTM NOI represents the trailing twelve months ending March 31, 2012.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Jefferson Mall loan has an outstanding principal balance of approximately $71.2 million and is secured by a first mortgage lien on a super regional mall located in Louisville, Kentucky. In total, the mall has approximately 956,992 square feet, of which 281,020 square feet serves as collateral for the loan. The proceeds from the loan were used to refinance previously existing debt of approximately $35.8 million, fund upfront reserves of $2.3 million, pay closing costs of $0.3 million and return $32.8 million of equity to the sponsor. The previously existing debt was securitized in the SBM7 2002-KEY2 transaction.

The Borrower. The borrowing entity for the loan is Jefferson Mall CMBS, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is CBL & Associates Properties, Inc. (“CBL”), a publicly traded real estate investment trust based in Chattanooga, Tennessee (NYSE: CBL). CBL is one of the largest mall REIT’s in the US and it currently holds interests in or manages 157 properties, including 89 regional and open air malls across 29 states. As of December 31, 2011, CBL listed total assets of approximately $6.7 billion with total shareholders’ equity of $1.3 billion.

The Property. Jefferson Mall, located in Louisville, Kentucky, is an approximately 956,992 square foot super regional mall, of which 281,020 square feet serves as collateral for the loan. The property, originally constructed in 1978, was acquired by CBL in 2001 for approximately $52.75 million and renovated in 2003 at a cost of $21.0 million. Anchors at the property, which are not part of the collateral, include Sears (179,180 square feet), Macy’s (152,143 square feet), JCPenney (150,015 square feet) and Dillard’s (148,751 square feet). Each respective anchor tenant owns its own pad and improvements. Additionally, there are approximately 5,651 surface parking spaces, amounting to a parking ratio of approximately 5.9 spaces per 1,000 square feet, which serve as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 4 – Jefferson Mall

As of April 2012, the space serving as collateral for the loan was approximately 96.5% leased by tenants including Ross Dress for Less, Old Navy, Shoe Dept/Encore, Jo-Ann Fabrics and Finish Line. In-line occupancy at the mall during 2009, 2010 and 2011 was 89.1%, 90.7% and 90.9%, respectively. During the same period, in-line sales for all tenants less than 10,000 square feet were approximately $328 per square foot, $335 per square foot and $340 per square foot, respectively. Occupancy costs for in-line tenants less than 10,000 square feet for the full year 2011 were 12.1%.

The property is located at the intersection of Outer Loop Road and Jefferson Boulevard, approximately two miles from Interstate 65 which connects the property to downtown Louisville, which is approximately 12 miles to the northwest. Jefferson Mall is the only major regional mall serving the area south and west of Louisville. Major employment centers in the area include the Louisville International Airport, the UPS Worldport and the GE Consumer Appliance research and marketing complex. According to the appraiser, as of the fourth quarter of 2011, the South/Southwest submarket had approximately 4.1 million square feet of retail space with a vacancy rate of 10.1%. Per the appraisal, the primary trade area, which consists of a 5 mile radius around the property, contained 157,784 people with an average household income of $52,072 while the secondary trade area, consisting of a 7 mile radius around the property, contained a population of 320,251 people with an average household income of $56,390.

The appraiser identified four properties that serve as the competitive set for the property, ranging in size from 367,500 to 1,086,378 square feet that were built between 1962 and 2001. The competitive set has a weighted average occupancy of 92.0% and in-line sales per square foot of $353. Mall St. Matthews and Oxmoor Center, both of which are located approximately 8 miles northeast of the property and are owned by General Growth Properties, were identified by the appraiser as the property’s primary competition. Mall St. Matthews, built in 1962, is a 1.1 million square foot regional mall that is currently 95.0% occupied. Oxmoor Center, built in 1971, is a 922,045 square foot regional mall that is currently 92.0% occupied.

Historical and Current Occupancy(1)
	2008	2009	2010	2011	Current(2)
In-line(3)	90.7%	89.1%	90.7%	90.9%	96.5%
Total Mall	97.2%	96.7%	97.2%	97.3%	99.0%
(1) Historical occupancies are as of December 31 of each respective year.
(2) Reflects all tenants with executed leases as of April 2012, including Ross Dress for Less and Jo-Ann Fabrics, which have signed leases but are not yet in occupancy or paying rent. The tenants are expected to take occupancy in July 2012 and April 2013, respectively.
(3) In-line represents tenants less than 10,000 square feet.

In-line Sales and Occupancy Costs(1)
	2008	2009	2010	2011
In-line Sales PSF	$340	$328	$335	$340
Occupancy Costs	11.7%	12.0%	11.9%	12.1%
(1) In-line Sales Per Square Foot and Occupancy Costs are for tenants less than 10,000 square feet who were in occupancy for twelve months in each respective year.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Ross Dress for Less(4)	NA / BBB+ / NA	22,805	8.1%	$9.00	NAV	NAV	1/31/2023
Old Navy	Baa3 / BB+ / BBB-	16,569	5.9%	$15.50	$218	9.1%	8/31/2017
Shoe Dept/Encore	NA / NA / NA	16,000	5.7%	$11.32	$95	13.8%	7/31/2020
Jo-Ann Fabrics(5)	Caa1 / B / NA	13,215	4.7%	$9.50	NAV	NAV	12/31/2023
Finish Line	NA / NA / NA	8,811	3.1%	$36.00	$407	13.5%	2/28/2019
Today’s Man	NA / NA / NA	8,039	2.9%	$12.00	$94	18.7%	10/31/2018
FootAction	NA / NA / NA	7,043	2.5%	$23.65	$179	19.9%	1/31/2014
O’Charley’s	NA / NA / NA	6,769	2.4%	$10.38	$451	3.2%	8/31/2020
Charlotte Russe	NA / NA / NA	6,760	2.4%	$20.00	$145	16.3%	1/31/2016
Champs Sports	NA / NA / NA	6,707	2.4%	$21.50	$508	7.8%	1/31/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants.
(4) Ross Dress for Less is not currently open for business or paying rent. The tenant is in the final stages of building out its space and is expected to open for business and begin paying rent by July 2012.
(5) Jo-Ann Fabrics is not currently open for business or paying rent. The tenant is in the process of building out its space and is expected to take occupancy no later than April 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 4 – Jefferson Mall

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	9,927	3.5%	NAP	NAP	9,927	3.5%	NAP	NAP
2012 & MTM	11	27,660	9.8	$671,368	10.1%	37,587	13.4%	$671,368	10.1%
2013	8	23,136	8.2	691,380	10.4	60,723	21.6%	$1,362,749	20.4%
2014	13	37,277	13.3	1,046,609	15.7	98,000	34.9%	$2,409,357	36.1%
2015	8	14,175	5.0	492,485	7.4	112,175	39.9%	$2,901,842	43.5%
2016	11	29,088	10.4	784,947	11.8	141,263	50.3%	$3,686,789	55.3%
2017	9	29,188	10.4	714,611	10.7	170,451	60.7%	$4,401,401	66.0%
2018	6	19,065	6.8	553,011	8.3	189,516	67.4%	$4,954,412	74.3%
2019	2	9,455	3.4	406,196	6.1	198,971	70.8%	$5,360,608	80.4%
2020	2	22,769	8.1	251,455	3.8	221,740	78.9%	$5,612,063	84.2%
2021	6	15,380	5.5	385,731	5.8	237,120	84.4%	$5,997,793	90.0%
2022	3	6,595	2.3	179,206	2.7	243,715	86.7%	$6,177,000	92.7%
2023 & Beyond	3	37,305	13.3	488,788	7.3	281,020	100.0%	$6,665,787	100.0%
Total	82	281,020	100.0%	$6,665,787	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$6,125,771	$6,303,376	$6,721,771	$6,734,215	$6,665,787	$23.72	62.0%
Vacant Income	0	0	0	0	231,822	0.82	2.2
Gross Potential Rent	$6,125,771	$6,303,376	$6,721,771	$6,734,215	$6,897,609	$24.54	64.2%
Total Reimbursements	3,671,292	3,601,753	3,716,296	3,812,830	3,847,181	13.69	35.8
Net Rental Income	$9,797,063	$9,905,128	$10,438,067	$10,547,045	$10,744,790	$38.23	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,026,010)	(3.65)	(9.5)
Other Income	1,295,526	1,244,263	1,279,278	1,274,078	1,332,575	4.74	12.4
Effective Gross Income	$11,092,588	$11,149,392	$11,717,345	$11,821,123	$11,051,355	$39.33	102.9%

Total Expenses	$3,537,979	$3,456,993	$3,520,565	$3,579,242	$3,853,450	$13.71	34.9%

Net Operating Income	$7,554,610	$7,692,398	$8,196,780	$8,241,881	$7,197,905	$25.61	65.1%

Total TI/LC, Capex/RR	0	0	0	0	690,983	2.46	6.3
Net Cash Flow	$7,554,610	$7,692,398	$8,196,780	$8,241,881	$6,506,922	$23.15	58.9%
(1) TTM column represents the trailing twelve months ending March 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Rents in Place includes Jo-Ann Fabrics and Ross Dress for Less which are currently not in occupancy or paying rent.

Property Management. The property is managed by CBL & Associates Management, Inc., an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $1.2 million for the Jo-Ann Reserve, which will be applied to tenant improvement obligations and leasing commissions incurred in connection with the Jo-Ann Fabrics’ lease, $854,460 for the Outstanding TI/LC Reserve associated with the Ross Dress for Less lease, $257,590 for real estate taxes, $24,589 for tenant improvement and leasing commissions and $5,313 for replacement reserves.

Tax Escrows- The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $32,199.

Insurance Escrows- The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

Replacement Reserves- On a monthly basis, the borrower is required to deposit $5,313 ($0.23 per square foot annually) for replacement reserves. The reserve is subject to a cap of $191,250 ($0.68 per square foot).

TI/LC Reserves- On a monthly basis, the borrower is required to deposit $24,589 ($1.05 per square foot annually) for tenant improvement and leasing commissions. The reserve is subject to a cap of $885,213 ($3.15 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 4 – Jefferson Mall

Lock Box / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, the cash management bank is required to set up a segregated cash management account to be held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; (iii) the DSCR based on the trailing twelve month period immediately preceding the date of such determination falling below 1.20x; or (iv) two or more anchors have gone dark, vacated the premises or are otherwise not open for business at the same time. Upon the occurrence of a Cash Sweep Event, all funds deposited to the lockbox shall be deemed additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 5 – Southpark Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 5 – Southpark Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 5 – Southpark Mall

Note: Tenants are not necessarily shown to scale.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 5 – Southpark Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$67,000,000	Title:	Fee
Cut-off Date Principal Balance:	$67,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	5.2%	Net Rentable Area (SF):	397,596
Loan Purpose:	Refinance	Location:	Colonial Heights, VA
Borrower:	Southpark Mall CMBS, LLC	Year Built/Renovated:	1989 / 2007
Sponsor:	CBL & Associates Properties, Inc.	Physical Occupancy(1):	97.7%
		Occupancy Date:	4/10/2012
Interest Rate:	4.84500%	Number of Tenants:	84
Note Date:	5/10/2012	2009 NOI:	$7,595,036
Maturity Date:	6/1/2022	2010 NOI:	$7,668,402
Interest-only Period:	None	2011 NOI:	$7,560,152
Original Term:	120 months	TTM NOI(2):	$7,573,212
Original Amortization:	360 months	UW Economic Occupancy:	94.5%
Amortization Type:	Balloon	UW Revenues:	$11,350,410
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$3,964,126
Lock Box:	CMA	UW NOI:	$7,386,283
Additional Debt:	N/A	UW NCF:	$6,662,757
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$103,000,000 / $259
Additional Debt Type:	N/A	Appraisal Date:	4/11/2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$169
Taxes:	$70,000	$66,353	N/A	Maturity Date Loan/SF:	$138
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$19,217	$19,217	$691,812	Maturity Date LTV:	53.2%
TI/LC:	$29,820	$29,820	$1,073,520	UW NCF DSCR:	1.57x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.0%

(1) Reflects all tenants with executed leases.
(2) TTM NOI represents the trailing twelve months ending March 31, 2012.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Southpark Mall loan has an outstanding principal balance of $67.0 million and is secured by a first mortgage lien on a regional mall located in Colonial Heights, Virginia. In total, the mall has approximately 687,375 square feet, of which 397,596 square feet serves as collateral for the loan. Proceeds from the loan were used to refinance previously existing debt of approximately $30.9 million, pay closing costs of $0.4 million, fund upfront reserves of $0.1 million and return $35.6 million of equity to the sponsor.

The Borrower. The borrowing entity for the loan is Southpark Mall CMBS, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is CBL & Associates Properties, Inc. (“CBL”), a publicly traded real estate investment trust based in Chattanooga, Tennessee (NYSE: CBL). CBL is one of the largest mall REIT’s in the US and it currently holds interests in or manages 157 properties, including 89 regional and open air malls across 29 states. As of December 31, 2011, CBL listed total assets of approximately $6.7 billion with total shareholders’ equity of $1.3 billion.

The Property. Southpark Mall is an approximately 687,375 square foot regional mall, of which 397,596 square feet serves as collateral for the loan. The property is located in Colonial Heights, Virginia, approximately 22 miles south of downtown Richmond. The property was originally constructed in 1989 and was subsequently renovated in 2007. CBL acquired the property in 2003 for $82.6 million and spent $9.0 million on renovations in 2007. Anchors at the property include Sears (113,545 square feet), JCPenney (104,457 square feet), Macy’s (100,000 square feet) and Dillard’s (85,322 square feet). Collateral for the loan excludes the square footage of all anchors other than Sears, as each other respective anchor tenant owns its own pad and improvements. There are approximately 3,545 surface parking spaces, amounting to a parking ratio of approximately 5.2 spaces per 1,000 square feet, which serve as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 5 – Southpark Mall

As of April 2012, the space serving as collateral for the loan was approximately 97.7% leased by tenants including Sears, Encore Shoes, Finish Line, New York & Company, Lane Bryant and a 16-screen Regal Cinemas. In-line occupancy at the mall during 2009, 2010 and 2011 was 99.6%, 93.8% and 96.9%, respectively. In-line sales for all tenants less than 10,000 square feet during 2009, 2010 and 2011 were approximately $283 per square foot, $294 per square foot and $324 per square foot, respectively. Since 2009, in-line sales per square foot have grown approximately 14.8%. Occupancy costs for in-line tenants less than 10,000 square feet were 11.4% in 2011.

Southpark Mall is located immediately off Interstate 95, approximately 22 miles south of Richmond, Virginia. According to the appraiser, the Fort Lee military base is the third largest Army training site in the country and serves as a significant driver of the local economy, and is located approximately four miles from the property. Additionally, Virginia State University, with a population of approximately 5,300 students, is located 3 miles southwest of the property. According to the appraiser, the property has a primary trade area, which consists of a radius of approximately 15 miles around the property that contained 268,931 people with an average household income of $65,764. The property’s secondary trade area, consisting of an approximately 20 mile radius around the property, contained a population of 524,833 people with an average household income of $64,566. The appraiser identified five properties that serve as the competitive set for the property, ranging in size from 667,000 to 1,300,000 square feet that were built between 1975 and 2003 and are located approximately 27 to 42 miles away from Southpark Mall. The competitive set for the property has a weighted average occupancy of approximately 92.0%.

Historical and Current Occupancy(1)
	2008	2009	2010	2011	Current(2)
In-line(3)	98.8%	99.6%	93.8%	96.9%	96.5%
Total Mall	99.6%	99.9%	98.1%	99.0%	99.0%
(1) Historical occupancies are as of December 31 of each respective year.
(2) Current Occupancy reflects all tenants with executed leases as of April 2012.
(3) In-line occupancy based on tenants less than 10,000 square feet.

In-line Sales and Occupancy Costs(1)
	2008	2009	2010	2011
In-line Sales PSF	$304	$283	$294	$324
Occupancy Costs	13.1%	14.5%	11.7%	11.4%
(1) In-line Sales Per Square Foot and Occupancy Costs are for tenants less than 10,000 square feet who were in occupancy for a full year.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Sears(4)	B3 / CCC+ / CCC	113,545	28.6%	$3.00	$91	4.4%	2/28/2014
Regal Cinemas(5)	B3 / B+ / B-	68,958	17.3%	$21.54	$427,842	21.7%	7/31/2022
Shoe Dept/Encore	NA / NA / NA	14,918	3.8%	$8.38	$61	14.9%	11/30/2021
Piccadilly Cafeteria	NA / NA / NA	9,418	2.4%	$16.09	$128	12.6%	1/31/2014
Laser Extreme	NA / NA / NA	8,811	2.2%	$13.90	NAV	NAV	12/31/2021
Finish Line	NA / NA / NA	6,282	1.6%	$23.88	$251	9.5%	2/28/2013
New York & Company	NA / NA / NA	6,212	1.6%	$10.14	$164	6.2%	1/31/2014
Lane Bryant	NA / NA / NA	5,850	1.5%	$7.15	$96	7.4%	1/31/2013
Fun Depot	NA / NA / NA	5,624	1.4%	$0.00	NAV	NAV	5/31/2013
Jimmy Jazz	NA / NA / NA	5,450	1.4%	$31.51	$218	14.5%	1/31/2019
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants.
(4) Sales figures are estimates as provided to the sponsor by the store manager.
(5) Sales PSF reflects sales per screen for Regal Cinemas. Sales per screen is based on a total of 16 screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 5 – Southpark Mall

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	9,219	2.3%	NAP	NAP	9,219	2.3%	NAP	NAP
2012 & MTM	7	11,580	2.9	$345,937	5.1%	20,799	5.2%	$345,937	5.1%
2013	19	45,123	11.3	681,471	10.0	65,922	16.6%	$1,027,408	15.1%
2014	10	146,917	37.0	1,057,130	15.6	212,839	53.5%	$2,084,538	30.7%
2015	12	31,236	7.9	778,354	11.5	244,075	61.4%	$2,862,892	42.2%
2016	6	13,898	3.5	422,543	6.2	257,973	64.9%	$3,285,435	48.4%
2017	9	16,767	4.2	602,188	8.9	274,740	69.1%	$3,887,623	57.2%
2018	7	4,662	1.2	366,701	5.4	279,402	70.3%	$4,254,324	62.6%
2019	4	10,717	2.7	367,773	5.4	290,119	73.0%	$4,622,097	68.1%
2020	1	2,310	0.6	71,109	1.0	292,429	73.5%	$4,693,206	69.1%
2021	4	30,366	7.6	409,261	6.0	322,795	81.2%	$5,102,467	75.1%
2022	5	74,801	18.8	1,688,867	24.9	397,596	100.0%	$6,791,334	100.0%
2023 & Beyond	0	0	0.0	0	0.0	397,596	100.0%	$6,791,334	100.0%
Total	84	397,596	100.0%	$6,791,334	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$6,814,792	$6,495,380	$6,247,293	$6,369,587	$6,791,334	$17.08	65.5%
Vacant Income	0	0	0	0	457,668	1.15	4.4
Gross Potential Rent	$6,814,792	$6,495,380	$6,247,293	$6,369,587	$7,249,002	$18.23	70.0%
Total Reimbursements	3,402,015	3,455,219	3,361,882	3,418,172	3,112,069	7.83	30.0
Net Rental Income	$10,216,807	$9,950,599	$9,609,175	$9,787,759	$10,361,071	$26.06	100.0%
(Vacancy/Credit Loss)	(152,700)	(211,116)	51,543	(93,614)	(659,659)	(1.66)	(6.4)
Other Income	1,444,956	1,521,990	1,474,520	1,448,947	1,648,998	4.15	15.9
Effective Gross Income	$11,509,063	$11,261,473	$11,135,238	$11,143,091	$11,350,410	$28.55	109.5%

Total Expenses	$3,914,027	$3,593,071	$3,575,086	$3,569,879	$3,964,126	$9.97	34.9%

Net Operating Income	$7,595,036	$7,668,402	$7,560,152	$7,573,212	$7,386,283	$18.58	65.1%

Total TI/LC, Capex/RR	0	0	0	0	723,527	1.82	6.4
Net Cash Flow	$7,595,036	$7,668,402	$7,560,152	$7,573,212	$6,662,757	$16.76	58.7%
(1) TTM column represents the trailing twelve months ending March 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by CBL & Associates Management, Inc., an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $70,000 for real estate taxes, $29,820 for tenant improvement and leasing commissions and $19,217 for replacement reserves.

Tax Escrows- The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $66,353.

Insurance Escrows- The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

Replacement Reserves- On a monthly basis, the borrower is required to deposit $19,217 ($0.58 per square foot annually) for replacement reserves. The reserve is subject to a cap of $691,812 ($1.74 per square foot).

TI/LC Reserves- On a monthly basis, the borrower is required to deposit $29,820 ($0.90 per square foot annually) for tenant improvement and leasing commissions. The reserve is subject to a cap of $1,073,520 ($2.70 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 5 – Southpark Mall

Lock Box / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, the cash management bank is required to set up a segregated cash management account to be held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; or (iii) the DSCR based on the trailing twelve month period immediately preceding the date of such determination falling below 1.15x. Upon the occurrence of a Cash Sweep Event, all funds deposited to the lockbox shall be deemed additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 6 – Lincoln Park Retail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 6 – Lincoln Park Retail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 6 – Lincoln Park Retail

Note: Tenants are not necessarily shown to scale.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 6 – Lincoln Park Retail

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$66,800,000	Title:	Fee
Cut-off Date Principal Balance:	$66,800,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	5.2%	Net Rentable Area (SF):	178,704
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	Elston Development I LLC	Year Built/Renovated:	2004 / N/A
Sponsor:	Warren H. Baker	Physical Occupancy:	100.0%
Interest Rate:	4.63000%	Occupancy Date:	4/30/2012
Note Date:	5/17/2012	Number of Tenants:	3
Maturity Date:	6/1/2022	2009 NOI:	$5,396,098
Interest-only Period:	36 months	2010 NOI:	$5,605,104
Original Term:	120 months	2011 NOI:	$5,808,093
Original Amortization:	360 months	UW Economic Occupancy:	99.0%
Amortization Type:	IO-Balloon	UW Revenues:	$6,385,996
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$489,452
Lock Box:	CMA	UW NOI:	$5,896,544
Additional Debt:	Yes	UW NCF:	$5,869,738
Additional Debt Balance:	$6,229,072	Appraised Value / Per SF:	$89,100,000 / $499
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	4/1/2012

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$374
Taxes:	$0	$0	N/A	Maturity Date Loan/SF:	$328
Insurance:	$0	$0	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	65.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.42x
Other:	$459,429	$0	N/A	UW NOI Debt Yield:	8.8%

(1) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Lincoln Park Retail loan has an outstanding principal balance of approximately $66.8 million and is secured by a first mortgage lien on a 178,704 square foot retail property located in Chicago, Illinois. Subsequent to an initial 36-month interest-only period, the loan will amortize based on a 30-year schedule. The proceeds of the loan, along with approximately $6.2 million of mezzanine debt and $0.5 million of sponsor equity were used to repay existing debt of approximately $65.1 million, fund upfront reserves of $0.5 million, paying closings costs of $1.8 million.

The Borrower. The borrowing entity for the loan is Elston Development I LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Warren H. Baker. Mr. Baker is the President of Baker Development Corporation (“BDC”) and owns 68% of the borrowing entity. The remainder is owned by Marc A. Kahan (20%), Warren H. Baker Grantor Retained Annuity Trust Dated June 30, 2005 (10%), Michael S. Wood Living Trust (1%) and Edward Burnes (1%). BDC is a privately-owned real estate company based in Chicago. Since its formation in 1985, BDC and its partners have been involved in the acquisition, development and construction of almost $1 billion of projects including big-box retail, office, high-rise residential and hotels.

The Property. Lincoln Park Retail is a 178,704 square foot shopping center, located in Chicago, Illinois. The property was built on a 9.9 acre site that consists of three separate buildings that are currently 100.0% leased to Kohl’s, Best Buy and Harris Bank. Collateral for the loan also includes an 849 space, three-level parking structure that Best Buy and Kohl’s share, along with 10 additional surface parking spaces used by Harris Bank. The property is located along North Elston Avenue within the Lincoln Park neighborhood of Chicago. It is located in an infill area with visibility and accessibility from Interstate 90/94.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 6 – Lincoln Park Retail

The largest tenant at the property, Kohl’s, leases 5.76-acres at 2140 North Elston Avenue. The site is improved with a 128,234 square foot two-story retail building that was constructed in 2005. Kohl’s originally executed a 25-year triple-net ground lease that was converted to a space lease upon completion of the improvements. Kohl’s current lease expires in May 2030. The Kohl’s lease contains a corporate guarantee and is structured with rent steps every five years (next increase is in 2015) and eight, five-year renewal options. The second largest tenant, Best Buy leases 3.55-acres at 2100 North Elston Avenue. The site is improved with a 45,720 square foot single-story retail building that was constructed in 2004. Best Buy signed a 20-year triple net ground lease that expires in January 2026. The Best Buy lease contains a corporate guarantee and is structured with a one-time rent step of $18,000 in 2015 and five, five-year renewal options. The third largest tenant, Harris Bank leases 0.61-acres at 2196 North Elston Avenue. The site is improved with a 4,750 square foot single-story retail building that was constructed in 2006. Harris Bank executed a 20-year triple-net ground lease that expires in August 2025. The Harris Bank lease is structured with a one-time rent step of $50,000 in 2016 and one, nine-year renewal option.

According to the appraiser, as of the first quarter of 2012, the City North submarket had approximately 7.9 million square feet of retail space with a vacancy rate of 6.5%. Per the appraisal, the one-mile radius around the property, contained 50,902 people with an average household income of $115,503 and within a two-mile radius around the property, the population was 278,127 people with an average household income of $93,338. The appraiser concluded market rents of $32.40 per square foot at the subject property.

Historical and Current Occupancy
2009(1)	2010(1)	2011(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
 (1) Historical occupancies are as of December 31 of each respective year.
 (2) As of April 30, 2012.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2013	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023 & Beyond	3	178,704	100.0	6,037,626	100.0	178,704	100.0%	$6,037,626	100.0%
Total	3	178,704	100.0%	$6,037,626	100.0%
(1) Based on the underwritten rent roll.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Kohl’s	Baa1 / BBB+ / BBB+	128,234	71.8%	$32.15	NAV	NAV	5/31/2030
Best Buy	Baa2 / BBB- / BBB-	45,720	25.6%	$32.38	NAV	NAV	1/31/2026
Harris Bank	Aa2 / A+ / AA-	4,750	2.7%	$91.58	NAV	NAV	8/31/2025
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field. Both the Kohl’s and the Best Buy leases have corporate guarantees.
(3) None of the tenants are required to report sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 6 – Lincoln Park Retail

Operating History and Underwritten Net Cash Flow

	2009	2010	2011	Underwritten	Per Square Foot	%(2)
Rents in Place(1)	$5,999,794	$6,015,185	$5,790,155	$6,037,626	$33.79	93.6%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$5,999,794	$6,015,185	$5,790,155	$6,037,626	$33.79	93.6%
Total Reimbursements	0	0	413,056	412,875	2.31	6.4
Net Rental Income	$5,999,794	$6,015,185	$6,203,211	$6,450,501	$36.10	100.0%
(Vacancy/Credit Loss)	0	0	0	(64,505)	(0.36)	(1.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$5,999,794	$6,015,185	$6,203,211	$6,385,996	$35.74	99.0%

Total Expenses	$603,696	$410,081	$395,118	$489,452	$2.74	7.7%

Net Operating Income	$5,396,098	$5,605,104	$5,808,093	$5,896,544	$33.00	92.3%

Total TI/LC, Capex/RR	0	0	0	26,806	0.15	0.4
Net Cash Flow	$5,396,098	$5,605,104	$5,808,093	$5,869,738	$32.85	91.9%
(1) Underwritten Rents in Place are based on average rents of the tenants over the loan term.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The subject property is managed by the Baker Development Corporation, an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $46,250 for immediate repairs, along with $413,179 as a reserve for Best Buy’s proportionate share of the subject property’s common area’s improvement costs. All ongoing reserves were waived as the three leases are triple net, including responsibility for structural items.

After the occurrence of any of the following: (a) a default under the primary lease; (b) the rejection of any of the leases in a bankruptcy, (c) if any lease is no longer in full force and effect; (d) the occurrence of an event of default; (e) if, as of the date that is ten days prior to the due date of any insurance premiums, an assessment of the physical condition of the property to determine both any immediate repairs reasonably deemed necessary and the estimated costs of repairs for the period extending two years beyond the term of the loan. The borrower shall: (i) pay to lender the costs of all immediate repairs within 15 days after notice to Borrower of such costs, and (ii) on a monthly basis, pay to lender the monthly proportionate amount necessary to fund all estimated capital expenses prior to the maturity date. All such funds shall be held in the replacement reserve fund.

Lock Box / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, the borrower will establish a segregated cash management account to be held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default on the first mortgage; (ii) an event of default on the Mezzanine Loan, or; (iii) the NOI debt yield based on two consecutive quarters immediately preceding the date of such determination being below 8.5%. Upon the occurrence of a Cash Sweep Event all funds deposited to the lockbox shall be deemed additional security for the loan.

Additional Debt. A mezzanine loan with an outstanding principal balance of approximately $6.2 million secured by the equity interest in the borrower was provided by Principal Real Estate Investors, LLC, an affiliate of the Principal Financial Group. The mezzanine loan has coterminous maturity with the mortgage loan and will amortize on a 10-year schedule. The mortgage loan and the mezzanine loan, together have a Cut-off Date LTV equal to 82.0%, a Maturity Date LTV equal to 65.8%, a UW NCF DSCR equal to 1.15x, and an UW NOI Debt Yield equal to 8.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 7 – The Court at Oxford Valley

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 7 – The Court at Oxford Valley

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 7 – The Court at Oxford Valley

Note: Tenants are not necessarily shown to scale.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 7 – The Court at Oxford Valley

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$60,000,000	Title:	Fee
Cut-off Date Principal Balance:	$60,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	4.7%	Net Rentable Area (SF):	456,903
Loan Purpose:	Refinance	Location:	Fairless Hills, PA
Borrower:	Oxford Valley Road Associates	Year Built/Renovated:	1996 / N/A
Sponsor:	Kenneth N. Goldenberg, PREIT Associates, L.P.	Physical Occupancy:	88.6%
		Occupancy Date:	1/31/2012
Interest Rate:	5.56000%	Number of Tenants:	17
Note Date:	6/22/2011	2009 NOI:	$6,211,525
Maturity Date:	7/1/2021	2010 NOI:	$6,714,733
Interest-only Period:	12 months	2011 NOI:	$5,983,204
Original Term:	120 months	UW Economic Occupancy:	89.9%
Original Amortization:	360 months	UW Revenues:	$7,672,143
Amortization Type:	IO-Balloon	UW Expenses:	$2,223,768
Call Protection:	L(35),Def(82),O(3)	UW NOI:	$5,448,375
Lock Box:	CMA	UW NCF:	$5,128,543
Additional Debt:	Permitted Mezzanine Loan	Appraised Value / Per SF:	$82,800,000 / $181
Additional Debt Balance:	N/A	Appraisal Date:	4/13/2012
Additional Debt Type:	N/A

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$131
Taxes:	$913,895	$92,846	N/A	Maturity Date Loan/SF:	$113
Insurance:	$56,796	$11,437	N/A	Cut-off Date LTV:	72.5%
Replacement Reserves:	$0	$5,711	$250,000	Maturity Date LTV:	62.1%
TI/LC:	$0	$10,417	$625,000	UW NCF DSCR:	1.25x
Other:	$1,536,126	$0	N/A	UW NOI Debt Yield:	9.1%

(1) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Court at Oxford Valley loan has an outstanding principal balance of $60.0 million and is secured by a first mortgage lien on a 456,903 square foot retail power center located in Fairless Hills, Pennsylvania. Subsequent to an initial one-year interest-only period, the ten-year loan will amortize based on a 30-year schedule. In total, the mall has approximately 704,526 square feet, of which 456,903 square feet serves as collateral for the loan. Proceeds from the loan were used to repay previously existing debt of approximately $31.2 million, fund upfront reserves of $2.5 million, pay closing costs of $0.4 million, and return $25.9 million of equity to the sponsor.

The Borrower. The borrowing entity for the loan is Oxford Valley Road Associates, a Pennsylvania limited partnership and special purpose entity.

The Sponsor. The loan’s sponsors and nonrecourse carve-out guarantors are Kenneth N. Goldenberg and PREIT Associates, L.P. PREIT Associates, L.P. which is owned and operated by the Pennsylvania Real Estate Investment Trust (“PREIT”). The sponsors originally developed the property in 1996. PREIT, founded in 1960, is a publically traded real estate investment trust (NYSE: PEI) that has a significant concentration of owned and managed assets in the greater Philadelphia market. Currently, the company’s portfolio consists of 49 retail properties including 38 shopping malls, 8 community centers, and three properties under development. The company’s properties are located in the eastern half of the United States, primarily in the Mid-Atlantic region. According to the most recently filed 10-Q for the period ending March 31, 2012, the company had total assets of approximately $2.9 billion. The Goldenberg Group, founded in 1984, currently owns and manages nearly 5 million square feet of retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 7 – The Court at Oxford Valley

The Property. The Court at Oxford Valley is located in Fairless Hills, Pennsylvania, 25 miles from Downtown Philadelphia, and 2 miles southwest of Interstate 95. Anchors at the property include Best Buy (59,620 square feet), Dick’s Sporting Goods (49,381 square feet) and Babies “R” Us (43,547 square feet). Shadow anchors at the property include a Home Depot and BJ’s Wholesale Club, each of which owns its own pad and is not part of the loan’s collateral. Additionally, there are approximately 3,525 surface parking spaces which are included in the collateral of the loan.

As of January 2012, the space serving as collateral for the loan was approximately 88.6% occupied by 17 tenants including Ashley Furniture Home Store, PetSmart, Office Max, Old Navy, Jo-Ann Fabrics, Barnes & Noble, along with Old Country Buffett and Chili’s restaurant. Overall occupancy at the mall from 2009 through 2011 was 93.0%. Dick’s Sporting Goods, Barnes & Noble, Old Navy, Pier 1 Imports and Casual Male are required to report sales. Dick’s Sporting Goods reported sales of $273 per square foot in 2011, Barnes & Noble had sales of $232 per square foot in 2011, and Old Navy had sales of $367 per square foot.

The property is a 456,903 square foot retail power center located on the east side of Oxford Valley Road in Fairless Hills, in an area commonly referred to as Oxford Valley, within Bucks County, which is a suburban area north of Philadelphia. Local access to the area is provided by Lincoln Highway (U.S. Business Route 1), located immediately south of the subject via the subject’s access road. Route 1 constitutes the Oxford Valley’s primary, commercialized, north/south arterial. Route 1 also provides direct interchange access to Interstate 95 within two miles to the subject’s southwest.

According to the appraisal, the property falls within the Bucks Country retail submarket. As of year-end 2011, the submarket was comprised of approximately 8.6 million square feet with a vacancy rate of 6.8%. Average asking rental rates for retail space in the submarket were $17.51 per square foot, versus underwritten rents of $13.25. The appraiser identified six competitive properties ranging from approximately 148,000 to 388,000 square feet that were constructed and/or renovated between 1991 and 2009. Four of the six properties in the competitive set have a weighted average occupancy of approximately 95.0% (occupancy data was not available for the other two properties).

Historical and Current Occupancy
2009(1)	2010(1)	2011(1)	Current(2)(3)
93.0%	93.0%	93.0%	88.6%
 (1) Historical occupancies are as of December 31 of each respective year.
 (2) Current Occupancy is as of January 31, 2012.
 (3) Current Occupancy excludes one tenant, Thomasville, which is expected to vacate following the expiration of their lease on June  30, 2012.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	52,096	11.4%	NAP	NAP	52,096	11.4%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	52,096	11.4%	$0	0.0%
2013	0	0	0.0	0	0.0	52,096	11.4%	$0	0.0%
2014	1	36,525	8.0	456,563	7.5	88,621	19.4%	$456,563	7.5%
2015	0	0	0.0	0	0.0	88,621	19.4%	$456,563	7.5%
2016	5	64,335	14.1	1,022,496	16.9	152,956	33.5%	$1,479,058	24.4%
2017	5	90,056	19.7	1,701,369	28.1	243,012	53.2%	$3,180,427	52.5%
2018	2	57,281	12.5	826,140	13.6	300,293	65.7%	$4,006,567	66.2%
2019	1	7,816	1.7	85,976	1.4	308,109	67.4%	$4,092,543	67.6%
2020	1	39,793	8.7	417,827	6.9	347,902	76.1%	$4,510,370	74.5%
2021	2	109,001	23.9	1,544,492	25.5	456,903	100.0%	$6,054,862	100.0%
2022	0	0	0.0	0	0.0	456,903	100.0%	$6,054,862	100.0%
2023 & Beyond	0	0	0.0	0	0.0	456,903	100.0%	$6,054,862	100.0%
Total	17	456,903	100.0%	$6,054,862	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 7 – The Court at Oxford Valley

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Best Buy	Baa2 / BBB- / BBB-	59,620	13.0%	$15.97	NAV	NAV	5/1/2021
Dick’s Sporting Goods	NA / NA / NA	49,381	10.8%	$12.00	$273	5.7%	4/1/2021
Babies “R” Us	B3 / CCC+ / B	43,547	9.5%	$13.93	NAV	NAV	7/1/2018
Ashley Furniture Home Store	NA / NA / NA	39,793	8.7%	$10.50	NAV	NAV	4/1/2020
Jo-Ann Fabrics	Caa1 / B / NA	36,525	8.0%	$12.50	NAV	NAV	1/31/2014
OfficeMax	B2 / B- / NA	30,848	6.8%	$15.00	NAV	NAV	1/1/2016
Barnes & Noble	NA / NA / NA	30,751	6.7%	$16.75	$232	9.0%	1/1/2017
PetSmart	NA / NA / NA	26,717	5.8%	$18.00	NAV	NAV	1/1/2017
Old Navy	Baa3 / BB+ / BBB-	18,139	4.0%	$46.49	$367	6.0%	3/1/2017
Ulta Salon	NA / NA / NA	13,734	3.0%	$16.00	NAV	NAV	4/1/2018
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants available.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$6,725,452	$7,164,581	$6,505,332	$6,054,862	$13.25	71.0%
Vacant Income	0	0	0	859,584	1.88	10.1
Gross Potential Rent	$6,725,452	$7,164,581	$6,505,332	$6,914,446	$15.13	81.0%
Total Reimbursements	1,599,261	1,770,693	1,674,294	1,617,281	3.54	19.0
Net Rental Income	$8,324,713	$8,935,274	$8,179,626	$8,531,727	$18.67	100.0%
(Vacancy/Credit Loss)	0	(78,983)	0	(859,584)	(1.88)	(10.1)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$8,324,713	$8,856,291	$8,179,626	$7,672,143	$16.79	89.9%

Total Expenses	$2,113,188	$2,141,558	$2,196,422	$2,223,768	$4.87	29.0%

Net Operating Income	$6,211,525	$6,714,733	$5,983,204	$5,448,375	$11.92	71.0%

Total TI/LC, Capex/RR	0	0	0	319,832	0.70	4.2
Net Cash Flow	$6,211,525	$6,714,733	$5,983,204	$5,128,543	$11.22	66.8%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Rents in Place in the underwritten column excludes one tenant, Thomasville, that is expected to vacate following their lease expiration on June 30, 2012.

Property Management. The subject property is managed by Goldenberg Management, Inc., the asset management arm of the Goldenberg Group, which is an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited $1,515,501 into an escrow to fund the Roof Repair Reserve, $913,895 for real estate taxes, $56,796 for insurance costs, and $20,625 for deferred maintenance.

Tax Escrows- The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $92,846.

Insurance Escrows- On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premium, which currently equates to $11,437.

Replacement Reserves- On a monthly basis, the borrower is required to escrow $5,711 (approximately $0.15 per square foot annually) for replacement reserves. The reserve is subject to a cap of $250,000 (approximately $0.55 per square foot).

TI/LC Reserves- On a monthly basis, the borrower is required to escrow $10,417 (approximately $0.27 per square foot annually) for tenant improvement and leasing commissions. The reserve is subject to a cap of $625,000 (approximately $1.37 per square foot). If at any time the amount of funds in the Leasing Reserve is below $625,000, the borrower must commence making monthly deposits to the leasing reserve until the reserve reaches the cap amount of $625,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 7 – The Court at Oxford Valley

Lock Box / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, the borrower will establish a segregated cash management account to be held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) the NOI DSCR based on two consecutive quarters immediately preceding the date of such determination is below 1.10x; or (iii) the NOI debt yield based on two consecutive quarters immediately preceding the date of such determination is below 7.8%. Upon the occurrence of a Cash Sweep Event, all funds deposited to the lockbox shall be deemed additional security for the loan.

Additional Debt. Permitted mezzanine financing is allowed provided the following: (i) loan has been securitized for at least 3 months; (ii) the combined LTV is less than 80%; (iii) the combined NOI DSCR is at least 1.10x; and (iv) the combined NOI debt yield is at least 8.0%. The borrower shall be permitted to obtain mezzanine financing by pledging such equity interests in the borrower to an institutional lender acceptable to Lender and each Rating Agency. The mezzanine financing will not be secured by the subject property or any portion thereof and does not encumber nor result in any lien or charge upon or against the property or the rents and profits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 8 – 55 John Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 8 – 55 John Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 8 – 55 John Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$53,000,000	Title:	Fee
Cut-off Date Principal Balance:	$51,984,497	Property Type - Subtype:	Multifamily - Student Housing
% of Pool by IPB:	4.0%	Number of Units/Beds:	223/520
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	55 John Owner LLC	Year Built/Renovated:	1912 / 2007
Sponsor:	Yitzchak Tessler	Physical Occupancy(1):	100.0%
Interest Rate:	5.70000%	Occupancy Date:	6/1/2012
Note Date:	1/31/2011	Number of Tenants:	N/A
Maturity Date:	2/1/2016	2009 NOI:	$4,624,391
Interest-only Period:	None	2010 NOI:	$5,602,134
Original Term:	60 months	2011 NOI:	$5,430,083
Original Amortization:	336 months	UW Economic Occupancy:	98.0%
Amortization Type:	Balloon	UW Revenues:	$6,077,274
Call Protection:	L(40),Def(18),O(2)	UW Expenses:	$832,009
Lock Box:	CMA	UW NOI:	$5,245,265
Additional Debt:	Yes	UW NCF:	$5,245,265
Additional Debt Balance:	$9,250,000	Appraised Value / Per Bed:	$95,000,000 / $182,692
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	4/15/2012

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Bed:	$99,970
Taxes:	$202,907	$67,636	N/A	Maturity Date Loan/Bed:	$93,820
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	51.4%
TI/LC:	$20,000	$30,000	$200,000	UW NCF DSCR:	1.38x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.1%

(1) Property is 100% leased to EHS VI, LLC. For a full description of the lease structure, please refer to “The Property” section herein.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The 55 John Street loan has an outstanding principal balance of approximately $52.0 million and is secured by a first mortgage lien on a student housing property totaling 223 units/520 beds that is located in the financial district in Manhattan, New York. The loan has a five-year term and amortizes on a 28-year schedule. Proceeds from the loan, along with approximately $9.3 million of mezzanine debt and $2.8 million of borrower’s equity, were used to refinance the existing senior debt of $56.8 million, retire $7.8 million of preferred equity, fund upfront reserves of $0.2 million and pay closing costs of $0.3 million.

The Borrower. The borrowing entity for the loan is 55 John Owner LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Yitzchak Tessler. Mr. Tessler is the owner of Tessler Developments, LLC, which has developed numerous mixed-use and student housing properties in New York City over the past decade. Yitzchak Tessler (51%) and Tamar Tessler (49%) own 100% of the membership interests in the borrower.

The Property. The 55 John Street loan collateral consists of a 16-story, 223 unit/520 bed student housing building in downtown Manhattan, New York. The borrower acquired the property in November 2006, for $38.0 million and has reportedly invested approximately $27.0 million to renovate and convert the subject from an office building to a student housing property. The property consists of approximately 103,000 square feet, and includes on-site laundry and recreation rooms with kitchen facilities, TV’s, a pool table, and computers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 8 – 55 John Street

The property is 100% leased to Educational Housing Services, Inc. (“EHS”), a non-profit privately owned operator of student housing facilities in New York City. EHS entered into a 15-year, triple-net lease that commenced in November 2006, with a current annual rent of $5,906,000. The base rent is subject to periodic increases during the 15-year term. Additionally, the lease is structured with one 15-year renewal option and a subsequent 10-year renewal option. In August 2007, EHS entered into a 10-year sub-lease with Pace University (rated Ba1 by Moody’s) with current annual rent of $8,112,000 that expires in August 2017. Pace University subleases all of the units exclusively to students attending the university during fall and spring semesters, and to students of various local colleges during the summer term.

The building has been operating at a physical occupancy of greater than 95.0% over the past 3 years. According to the appraisal, the property falls within the West Village/Downtown apartment submarket which reported a total inventory of 22,104 units as of the fourth quarter of 2011. The submarket is defined as the area between 14th Street and Upper New York Bay between the Hudson River and East River. The submarket reported a vacancy rate of 2.1% with asking rents of $3,934 per units which is up from $3,890 in the first quarter of 2011. Rents within the submarket are the second highest in New York City. The appraiser identified four competitive properties ranging from 173 units to 575 units that were constructed between 1971 and 2009. All four comparables are 100% leased to either universities or student housing operators who then sublease the individual units to students.

Unit Summary Mix
Unit Type	No. of Beds	% of Total	Occupied Beds	Occupancy(1)	No. of Units	Avg. Unit Size (SF)	NRA (SF)
2 - 3 Beds	520	100.0%	520	100.0%	223	462	103,000
(1) As of June 1, 2012.

Historical and Current Occupancy(1)
2009(2)	2010(2)	2011(2)	Current(3)
100.0%	100.0%	100.0%	100%
(1) Property is 100% leased to EHS VI, LLC, which sub-leases 100% of the units to Pace University, which subsequently sub-sub-leases the units to Pace University students.
(2) Occupancies as of December 31 of each year.
(3) Current occupancy is as of June 1, 2012.

Operating History and Underwritten Net Cash Flow(1)
	2009	2010	2011	Underwritten	Per Bed	%(2)
Rents in Place	$5,706,000	$6,106,000	$5,906,000	$6,201,300	$11,925.58	100.0%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$5,706,000	$6,106,000	$5,906,000	$6,201,300	$11,925.58	100.0%
Total Reimbursements	0	0	0	0	0.00	0.0
Net Rental Income	$5,706,000	$6,106,000	$5,906,000	$6,201,300	$11,925.58	100.0%
(Vacancy/Credit Loss)	0	0	0	(124,026)	(238.51)	(2.0)
Other Income	382,447	384,359	382,517	0	0.00	0.0
Effective Gross Income	$6,088,447	$6,490,359	$6,288,517	$6,077,274	$11,687.07	98.0%

Total Expenses(3)	$1,464,056	$888,225	$858,434	$832,009	$1,600.02	13.7%

Net Operating Income	$4,624,391	$5,602,134	$5,430,083	$5,245,265	$10,087.05	86.3%

Total TI/LC, Capex/RR	0	0	0	0	0.00	0.0
Net Cash Flow	$4,624,391	$5,602,134	$5,430,083	$5,245,265	$10,087.05	86.3%
(1) Variability in historical financials are the result of the receipt of 2009 expense reimbursements during 2010; the borrower utilizes the cash accounting method.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Total Expenses consists primarily of real estate taxes and an estimated 0.5% management fee.  All other expenses incurred at the property are the responsibility of the leasee, EHS, per the triple-net lease agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 8 – 55 John Street

Property Management. The tenant of the property, EHS, is responsible for managing the day to day operations of the property.

Escrows and Reserves. At closing, the borrower deposited $20,000 into escrow for outstanding leasing commission obligations, and $202,907 for annual real estate taxes.

Tax Escrows- The borrower is required to escrow 1/12 of the annual estimated tax payments monthly which currently equates to $67,636.

Insurance Escrows- The tenant at the property, EHS, is responsible for paying all insurance premiums and obtaining all insurance required. In the event of default, if the primary lease is no longer in effect, or if the borrower does not provide evidence of a renewed insurance policy thirty days prior to expiration, the lender can require the borrower to escrow funds for insurance.

Leasing Commission Reserve- On a monthly basis from March 2011 through August 2011, the borrower was required to deposit $30,000 into the leasing commission reserve, for a total leasing commission reserve of $200,000. The $200,000 has since been utilized to meet the outstanding leasing commission obligations.

Lock Box / Cash Management. The loan is structured with a CMA lockbox and in-place cash management. The Borrower is required to deposit all rents and payments into the lockbox account controlled by the lender. A Cash Management Period commences as a result of (i) an event of default; or (ii) a Mezzanine Loan Event of Default Trigger. A “Mezzanine Loan Event of Default Trigger” occurs if the mezzanine borrower fails to perform any covenant, agreement, obligation, term or condition under any of the mezzanine loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 9 – Centre Market Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 9 – Centre Market Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 9 – Centre Market Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$47,609,535	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.7%	Net Rentable Area (SF):	379,944
Loan Purpose:	Refinance	Location:	Newark, NJ
Borrower:	Centre Market Building, LLC	Year Built/Renovated:	1922 / 1995, 2003
Sponsor:	Gerald S. Kaufman; B. Jeremy Kaufman	Physical Occupancy:	97.0%
		Occupancy Date:	5/1/2012
Interest Rate:	6.18000%	Number of Tenants:	5
Note Date:	3/4/2011	2009 NOI:	$7,955,593
Maturity Date:	4/1/2018	2010 NOI:	$9,072,073
Interest-only Period:	None	2011 NOI:	$8,449,448
Original Term:	84 months	UW Economic Occupancy:	87.5%
Original Amortization:	180 months	UW Revenues:	$14,779,123
Amortization Type:	Balloon	UW Expenses(1):	$6,167,029
Call Protection:	L(38),Def(43),O(3)	UW NOI:	$8,612,094
Lock Box:	CMA	UW NCF:	$7,616,185
Additional Debt:	N/A	Appraised Value / Per SF:	$78,100,000 / $206
Additional Debt Balance:	N/A	Appraisal Date:	4/18/2012
Additional Debt Type:	N/A

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$125
Taxes:	$413,452	$137,817	N/A	Maturity Date Loan/SF:	$86
Insurance:	$95,847	$9,585	N/A	Cut-off Date LTV:	61.0%
Replacement Reserves:	$0	$5,104	N/A	Maturity Date LTV:	41.7%
TI/LC:	$0	$286,500	$10,800,033	UW NCF DSCR:	1.49x
Other:	$0	$0	N/A	UW NOI Debt Yield:	18.1%

(1) UW Expenses incorporates expected expense reduction, primarily resulting from one-time legal expenses.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Centre Market Building loan has an outstanding principal balance of approximately $47.6 million and is secured by a first mortgage lien on a 379,944 square foot office property located in downtown Newark, New Jersey. The loan has a 7-year term and amortizes based on a 15-year schedule. Proceeds from the loan were used to repay previously existing debt of approximately $47.9 million, fund upfront reserves of $0.5 million, pay closing costs of $1.1 million, and return $0.5 million to the sponsor.

The Borrower. The borrowing entity for the loan is Centre Market Building LLC, a New Jersey limited liability company and special purpose entity.

The Sponsor. The loan’s sponsors and nonrecourse carve-out guarantors are Gerald and B. Jeremy Kaufman. The sponsors own Kaufman & Jacobs Real Estate Investments (“KJ”), which has been in business since 1947 and specializes in Government Sponsored Agency (“GSA”) properties. Kaufman & Jacobs owns, develops, and manages nearly five million square feet in all asset classes throughout the United States. In total, the Federal Government occupies approximately 1.7 million square feet of KJ owned and operated space.

The Property. The Centre Market Building is a five-story, 379,944 square foot office building with a 230 space subterranean parking garage in downtown Newark, New Jersey. The subject property was built as a two-story building in 1922, then expanded with an adjacent 2-story building addition on Mulberry Street in 1955, and further expanded upward (to five and three stories, respectively) in 1967. The property has been renovated over time, with the latest renovations taking place throughout the 2000’s, including a several million dollar renovation to the façade in 2003. As of May 1, 2012, the property was 97.0% physically occupied by five tenants, with approximately 94.4% of the in-place income coming from GSA tenants. The property has a secure underground parking and is in close proximity to local and regional transportation hubs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 9 – Centre Market Building

The subject property is easily accessible to public transportation, connecting it to many points throughout Northern and Central New Jersey. The property is located less than one block from Newark Penn Station (“Penn Station”), which serves Newark Light Rail and City Subway, New Jersey Transit commuter rail, Amtrak, PATH rapid-transit line to NYC, and local, regional and national bus services. The majority of New Jersey’s rail and bus service emanates from Penn Station. NJ Transit provides bus service throughout the region and into New York City. The PATH lines provide access from Hoboken, Jersey City and Newark into midtown and downtown Manhattan. Newark International Airport is located about two miles south of Downtown Newark and is New Jersey’s primary airport.

According to the appraisal, the property falls within the Urban Essex office submarket, which consists entirely of the city of Newark. As of the fourth quarter of 2011, the submarket was comprised of approximately 11.8 million square feet with a vacancy rate of 19.3%. Average asking rental rates for office space in the submarket were $22.63 per square foot. The appraiser identified four competitive properties ranging from approximately 402,000 to 467,000 square feet that were constructed between 1971 and 1992. The comparables had nine recent lease signings (from August 2010 through May 2012) with rents ranging from $20.50 to $33.00 per square foot, with a weighted average rent of $29.27, versus a weighted average underwritten rent of $34.08 per square foot for the subject property.

Historical and Current Occupancy
2009(1)	2010(1)	2011(1)	Current(2)
92.2%	94.5%	94.5%	97.0%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Current Occupancy is as of May 1, 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
US Customs & Border Patrol	Aaa / AA+ / AAA	217,419	57.2%	$40.87	5/31/2016
Drug Enforcement Administration(3)	Aaa / AA+ / AAA	89,469	23.5%	$27.91	6/30/2013
McCarter & English	NA / NA / NA	26,811	7.1%	$18.58	5/31/2014
Social Security Administration	Aaa / AA+ / AAA	25,412	6.7%	$33.05	9/30/2013
Cambridge Security	NA / NA / NA	9,575	2.5%	$23.98	8/31/2022
(1) Based on the underwritten rent roll.
(2) Ratings provided are the current ratings for the U.S. Government.
(3) As of June 2012, the sponsor reports that they have successfully negotiated an extension of the Drug Enforcement Administration lease, extending the lease for an additional 10 years beyond its current expiration of June 2013 at a rental rate of $27.91 per square foot gross. Borrower is awaiting the fully executed renewal from the Drug Enforcement Administration.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	11,258	3.0%	NAP	NAP	11,258	3.0%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	11,258	3.0%	$0	0.0%
2013	2	114,881	30.2	3,337,125	25.8	126,139	33.2%	$3,337,125	25.8%
2014	1	26,811	7.1	498,041	3.8	152,950	40.3%	$3,835,166	29.6%
2015	0	0	0.0	0	0.0	152,950	40.3%	$3,835,166	29.6%
2016	1	217,419	57.2	8,885,523	68.6	370,369	97.5%	$12,720,690	98.2%
2017	0	0	0.0	0	0.0	370,369	97.5%	$12,720,690	98.2%
2018	0	0	0.0	0	0.0	370,369	97.5%	$12,720,690	98.2%
2019	0	0	0.0	0	0.0	370,369	97.5%	$12,720,690	98.2%
2020	0	0	0.0	0	0.0	370,369	97.5%	$12,720,690	98.2%
2021	0	0	0.0	0	0.0	370,369	97.5%	$12,720,690	98.2%
2022	1	9,575	2.5	229,609	1.8	379,944	100.0%	$12,950,298	100.0%
2023 & Beyond	0	0	0.0	0	0.0	379,944	100.0%	$12,950,298	100.0%
Total	5	379,944	100.0%	$12,950,298	100.0%	379,944
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 9 – Centre Market Building

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$11,343,069	$15,634,782	$11,640,775	$12,950,298	$34.08	76.7%
Vacant Income	0	0	0	281,450	0.74	1.7
Gross Potential Rent	$11,343,069	$15,634,782	$11,640,775	$13,231,748	$34.83	78.4%
Total Reimbursements	3,321,064	0	3,941,345	3,655,935	9.62	21.6
Net Rental Income	$14,664,133	$15,634,782	$15,582,120	$16,887,683	$44.45	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,110,960)	(5.56)	(12.5)
Other Income	2,267	2,205	2,310	2,400	0.01	0.0
Effective Gross Income	$14,666,400	$15,636,987	$15,584,430	$14,779,123	$38.90	87.5%
Total Expenses(3)	$6,710,807	$6,564,914	$7,134,982	$6,167,029	$16.23	41.7%
Net Operating Income	$7,955,593	$9,072,073	$8,449,448	$8,612,094	$22.67	58.3%
Total TI/LC, Capex/RR	0	0	67,344	995,909	2.62	6.7
Net Cash Flow	$7,955,593	$9,072,073	$8,382,104	$7,616,185	$20.05	51.5%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place include the full, unabated rental income from Cambridge Security, whose rent commences on July 30, 2012 at a rate of $23.98 per square foot. Cambridge Security took occupancy on April 1, 2012.
(3) Underwritten Total Expenses incorporates expected expense reduction, primarily resulting from one-time legal expenses.

Property Management. The property is managed by Anchor Management, Inc. an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $413,452 for annual real estate taxes and $95,847 in an insurance reserve.

Tax Escrows- The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $137,817.

Insurance Escrows- The borrower is required to escrow on a monthly basis 1/12 of the annual estimated insurance premium payments, which currently equates to $9,585.

Replacement Reserves- On a monthly basis, the borrower is required to deposit $5,104 to the replacement reserves escrow.

TI/LC Reserves- A reserve has been established to collect money for tenant improvement / leasing commission (TI/LC) and carry costs. Up to $10,800,033 will be collected based on the following contributions: year 1 - $2,438,000, year 2 - $3,438,000, year 3 - $2,153,000 and year 4 - $3,410,000. $3,733,633 of the reserve is set aside for the potential TI/LC costs associated with renewing or releasing the Drug Enforcement Administration and Social Security Administration spaces. In the event that the borrower achieves savings associated with the renewal or releasing of the Drug Enforcement Administration and Social Security Administration spaces, the savings may be returned to the borrower, provided a lease has been signed through at least June 2018, the projected NOI for the subsequent twelve months is $8.95 million, and the US Customs & Border Patrol lease remains in full force and effect.

$7,066,400 of the TI/LC reserve is set aside for the potential TI/LC costs associated with renewing or releasing the US Customs & Border Patrol space. In the event that borrower achieves savings associated with the renewal or releasing of the US Customs & Border Patrol space, the savings may be returned to the borrower, provided a lease has been signed through at least May 2021, the projected NOI for the next year is $5.5 million, and the Drug Enforcement Administration space has been renewed or released.

The remaining $4,248,620 shall be set aside for potential carry after the expiration of the US Customs & Border Patrol lease in 2016. Such amount shall be returned and or not required upon the renewal or releasing of the US Customs & Border Patrol space, provided the projected NOI for the next year is $5.5 million (in addition to other requirements).

Lock Box / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Management Period (herein defined). In the event of a Cash Management Period, the borrower will establish a segregated cash management account to be held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. A “Cash Management Period” means the occurrence of an event of default as defined in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 10 – The Illini Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
[Missing Graphic Reference
[Missing Graphic

83 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 10 – The Illini Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[Missing Graphic Reference
sing Graphic

84 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 10 – The Illini Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$38,000,000	Title:	Fee
Cut-off Date Principal Balance:	$37,464,191	Property Type - Subtype:	Multifamily - Student Housing
% of Pool by IPB:	2.9%	Number of Beds:	725
Loan Purpose:	Refinance	Location:	Champaign, IL
Borrower:	UI-IT, LLC and UI-IT Dining Auxiliary Services, LLC	Year Built/Renovated:	1967 / 2010
		Physical Occupancy:	97.0%
Sponsor:	CCHM Management Holdings Corp.	Occupancy Date:	4/30/2012
Interest Rate:	5.92000%	Number of Tenants:	N/A
Note Date:	7/5/2011	2009 NOI:	$4,242,591
Maturity Date:	8/1/2021	2010 NOI:	$4,523,322
Interest-only Period:	None	2011 NOI:	$3,575,316
Original Term:	120 months	TTM NOI(1):	$4,275,786
Original Amortization:	300 months	UW Economic Occupancy(2):	87.3%
Amortization Type:	Balloon	UW Revenues(2):	$7,773,190
Call Protection:	L(34),Def(83),O(3)	UW Expenses(2):	$3,525,513
Lock Box:	Soft	UW NOI(2):	$4,247,677
Additional Debt:	N/A	UW NCF(2):	$4,175,576
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$63,650,000 / $87,793
Additional Debt Type:	N/A	Appraisal Date:	5/12/2011

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$51,675
Taxes:	$189,631	$32,378	N/A	Maturity Date/SF:	$40,487
Insurance:	$32,890	$7,155	N/A	Cut-off Date LTV:	58.9%
Replacement Reserves:	$6,008	$6,008	N/A	Maturity Date LTV:	46.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.43x
Other:	$1,593,898	$0	N/A	UW NOI Debt Yield:	11.3%

(1) TTM NOI represents the trailing twelve months ending April 30, 2012.
(2) Refer to “Operating History and Underwritten Net Cash Flow” below for general descriptions of the assumptions made in underwriting the asset.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Illini Tower has an outstanding principal balance of approximately $37.5 million and is secured by a first mortgage lien on a 725-bed student housing tower located in Champaign, Illinois, which is approximately one block from the University of Illinois at Urbana Champaign campus. The loan has a ten-year term and amortizes based on a 25-year schedule. Proceeds from the loan, along with approximately $4.6 million of new equity from the sponsor, were used to repay existing debt of $40.2 million, fund $1.8 million of upfront reserves and pay $0.6 million in closing costs. The existing debt was securitized as part of the GSMS 2006-FL8 transaction.

The Borrower. The borrowing entities for the loan are UI-IT, LLC and UI-IT Dining Auxiliary Services, Delaware limited liability companies and special purpose entities.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is CCHM Management Holdings Corp., while CCHM Property Holdings Parent LLC is obligated to pay any amounts that CCHM Management Holdings Corp. is required to pay under the carveout guaranty and/or environmental indemnity. The companies’ combined financial statements show a net worth of $111.7 million and liquidity of $8.9 million. The property was purchased by the borrower in 2008 for $61.3 million.

The Property. The Illini Tower is a 16-story, 207 unit/725 bed, student housing property located in Champaign, Illinois. The property was built in 1967 and had undergone extensive renovations under the previous ownership from 2003 through 2007 with additional renovations completed by the current owner during the 2009-10 school year. As of April 30, 2012, occupancy stands at 97.0%. A guarantor is required for all applicants under the age of 23 unless the applicant meets approved credit history standards. The property has in-unit kitchen facilities, a full-service cafeteria, a game room, study lounge, movie/gaming room, fitness center and music room.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 10 – The Illini Tower

The property is located in Champaign, Illinois in Champaign County, approximately one block from the University of Illinois campus. Local access to the property is provided by Lincoln Avenue, Neil Street, Cunningham Avenue (Highway 45), University Avenue (Highway 45/Highway 150), Springfield Avenue (Highway 150), Prospect Avenue (Highway 150) and Bradley Street. These primary interstates, highways and roadways provide access to the subject neighborhood, and connect to provide access to surrounding communities of the Champaign/Urbana metropolitan area. The appraiser identified four Private Certified Housing (PCH) competitive student housing properties in close proximity. The competitive properties, along with the subject property, are all University of Illinois sanctioned off-campus properties. The competitive properties size range from approximately 260 to 725 beds and have a weighted average occupancy of approximately 98.2%.

Historical and Current Occupancy
2009(1)	2010(1)	2011(1)	Current(2)
92.7%	86.7%	92.6%	97.0%
(1) Occupancy from 2009 through 2011 is based on final week of September data, which accurately reflects the property’s occupancy during the fall semester. (2) Current occupancy as of April 30, 2012.

Unit Mix(1)
Unit Type	# of Beds	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Monthly In- place rents
1 Bed / 1 Bath	31	4.3%	29	93.6%	466	$1,519
2 Bed / 1 Bath	624	86.1	604	96.8	630	1,010
3 Bed / 3 Bath	30	4.1	30	100.0	727	1,230
4 Bed / 4 Bath	40	5.5	40	100.0	843	1,286
Total/ Wtd. Avg.	725	100.0%	703	97.0%	639	$1,089
(1) Data from borrower rent roll as of April 30, 2012.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Bed	%(2)
Rents in Place(3)	$6,412,865	$6,147,111	$5,458,583	$6,022,301	$7,065,852	$9,746	85.9%
Vacant Income	0	0	0	0	0	0	0.0
Gross Potential Rent	$6,412,865	$6,147,111	$5,458,583	$6,022,301	$7,065,852	$9,746	85.9%
Total Reimbursements(4)	906,536	1,018,563	797,730	1,119,458	1,162,272	1,603	14.1
Net Rental Income	$7,319,401	$7,165,674	$6,256,313	$7,141,759	$8,228,124	$11,349	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,043,551)	(1,439)	(12.7)
Other Income	569,414	667,576	697,566	631,431	588,617	812	7.2
Effective Gross Income	$7,888,815	$7,833,250	$6,953,879	$7,773,190	$7,773,190	$10,722	94.5%

Total Expenses	$3,646,224	$3,309,928	$3,378,563	$3,497,404	$3,525,513	$4,863	45.4%

Net Operating Income	$4,242,591	$4,523,322	$3,575,316	$4,275,786	$4,247,677	$5,859	54.6%

Total Capex/RR	0	0	0	0	72,101	100	0.9
Net Cash Flow	$4,242,591	$4,523,322	$3,575,316	$4,275,786	$4,175,576	$5,759	53.7%
(1) TTM column represents the trailing twelve months ending April 30, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are based on appraiser’s concluded market rent for each unit type excluding food rent.
(4) Based off of income net of expenses from dining income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 10 – The Illini Tower

Property Management. The property is managed by Century Campus Housing Management, L.P., a subsidiary of Campus Living Villages (CLV). CLV is an Australian REIT that specializes in the privatized management and development of on-campus student housing. CLV manages student housing facilities on or near over 50 university campuses totaling more than 30,000 beds in the United States, United Kingdom, Australia and New Zealand. The group owns or manages 30 properties in the U.S. for a total of over 21,000 beds. CLV has been managing on-campus student accommodations for 20 years.

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $189,631 for annual real estate taxes, $32,890 for insurance and $6,008 for replacement reserves. $1,593,898 was also required for a prepaid rent ($1,242,481) and services account ($351,417) to adjust for the slower summer months.

Tax Escrows- The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $32,378.

Insurance Escrows- The borrower is required to escrow 1/12 of the annual estimated insurance premium payments monthly, which currently equates to $7,155.

Replacement Reserves- The borrower is required to deposit $6,008 monthly for replacement reserves.

Seasonality Reserve- Tenants pay rent pursuant to various schemes including annually, semiannually, and monthly, but the vast majority is paid annually, in the form of large deposits of prepaid rent in the summer months for the following academic year. As such, the loan is structured with a seasonality reserve and waterfall mechanism providing that all prepaid rent is placed in a lender-controlled account, with sufficient funds set aside from the months in which the large deposits are made to pay principal and interest during the rest of the year, and a mechanism for the borrower to draw funds to pay operating expenses.

Lock Box / Cash Management. The loan is structured with a Soft lockbox and in-place cash management. The borrower is required to deposit all rents and payments received into the lockbox account controlled by the lender. During a cash management event, borrower shall deliver tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account. A cash management event occurs upon the following: (i) an event of default; (ii) the NOI DSCR as of the last day of the prior two calendar quarters falling below 1.15x; or (iii) the NOI debt yield as of the last day of the prior two calendar quarters is less than 8.0%. Upon the occurrence of a cash management event, all funds deposited in the lockbox shall be deemed security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 11 – Residence Inn Palo Alto

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$35,000,000	Property Type - Subtype:	Hotel - Extended Stay
% of Pool by IPB:	2.7%	Rooms:	156
Loan Purpose:	Refinance	Location:	Los Altos, CA
Borrower:	Los Altos Hotel Associates, LLC	Year Built/Renovated:	2001 / 2007
		Physical Occupancy:	75.6%
Sponsor:	Peter Pau	Occupancy Date:	3/31/2012
Interest Rate:	5.24900%	Number of Tenants:	N/A
Note Date:	5/14/2012	2009 NOI:	$2,822,198
Maturity Date:	6/1/2022	2010 NOI:	$3,177,619
Interest-only Period:	None	2011 NOI:	$3,740,241
Original Term:	120 months	TTM NOI(1):	$3,824,671
Original Amortization:	360 months	UW Economic Occupancy:	82.3%
Amortization Type:	Balloon	UW Revenues:	$8,347,366
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$4,758,341
Lock Box:	Hard	UW NOI:	$3,589,025
Additional Debt:	N/A	UW NCF:	$3,589,025
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$52,900,000 / $339,103
Additional Debt Type:	N/A	Appraisal Date:	3/27/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Room:	$224,359
Taxes:	$84,814	$17,100	N/A	Maturity Date Loan/Room:	$185,931
Insurance:	$30,796	$3,400	N/A	Cut-off Date LTV:	66.2%
FF&E Reserve:	$27,825	4% of Gross Revenue	4 yrs of FF&E	Maturity Date LTV:	54.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.55x
Other(2):	$1,179,598	1/12 Ground Rent	N/A	UW NOI Debt Yield:	10.3%

(1) TTM NOI represents the trailing twelve months ending March 31, 2012.
(2) The Initial Other Escrows and Reserves represents (i) $1,153,438 for required repairs and maintenance and (ii) $26,160 for the ground lease reserve fund.

The Loan. The Residence Inn Palo Alto loan has an outstanding principal balance of $35.0 million and is secured by a first mortgage lien on a 156-room extended stay hotel located in Los Altos, California. The ten-year loan amortizes based on a 30-year schedule. The proceeds of the loan were used to repay existing debt of approximately $21.8 million, fund upfront reserves of $1.3 million, pay closing costs of $0.7 million and return $11.2 million of equity to the sponsor. The sponsor is the founder and principal of Sand Hill Property Company, a real estate investment and development company which has developed approximately $1.0 billion in real estate projects since its inception in 1988. Sand Hill Property Company maintains a portfolio of hotels, shopping centers, mixed-use communities, and office complexes primarily centered around the Silicon Valley area of California.

The Property. The property is a 156-room extended stay hotel consisting of a combination of one-bedroom, two-bedroom and studio suites that was constructed by the sponsor in 2001. The property has had strong historical occupancy, having been over 74.8% occupied every year since 2005. Guestrooms at the property include a king or queen size bed, a kitchen with refrigerator, two-burner stove, high speed internet and a flat screen television. Amenities at the property include approximately 1,440 square feet of meeting space, secure underground parking, a 24-hour fitness center, swimming pool and hot tub, tennis and basketball courts, a barbeque grill and fire pit. A portion of the property is subject to a month to month lease, which provides access to the property. See “DESCRIPTION OF THE MORTGAGE POOL – Fee & Leasehold Estates; Ground Leases” in the Free Writing Prospectus.

The Market. The property is located on the border of Palo Alto, California and Los Altos, California in the heart of California’s Silicon Valley. The property is located in close proximity to the headquarters of a number of high-technology companies who use the property to house employees during extended periods including Hewlett-Packard, Google, Intuit and Oracle. Additionally, the property is located approximately four miles east of Stanford University’s campus. As of January 29, 2012, the Residence Inn Palo Alto had a trailing twelve month occupancy of 82.2% compared to a competitive set occupancy of 79.2%. ADR and RevPAR were $173.12 and $142.34, respectively, compared to $164.64 and $130.40 for the competitive set, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 11 – Residence Inn Palo Alto

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Room	% of Total Revenue
Occupancy	74.8%	83.3%	82.3%	75.6%	82.3%
ADR	$152.85	$153.08	$171.31	$189.68	$175.00
RevPAR	$114.38	$127.47	$140.95	$143.46	$144.03

Room Revenue	$6,512,547	$7,258,184	$8,025,905	$8,168,664	$8,200,784	$52,569	98.2%
Other Revenue	184,609	144,989	150,941	146,582	146,582	940	1.8
Total Revenue	$6,697,156	$7,403,173	$8,176,846	$8,315,246	$8,347,366	$53,509	100.0%

Departmental Expenses	1,418,917	1,536,650	1,625,075	1,638,542	1,727,329	11,073	20.7
Departmental Profit	5,278,239	5,866,523	6,551,771	6,676,704	6,620,037	$42,436	79.3%

Operating Expenses	1,685,917	1,832,854	1,924,139	1,956,682	1,961,909	12,576	23.5
Gross Operating Profit	$3,592,322	$4,033,669	$4,627,632	$4,720,022	$4,658,128	$29,860	55.8%

Fixed Expenses	302,162	337,092	314,553	312,687	484,788	3,108	5.8
Management Fee	200,076	222,831	245,764	250,029	250,421	1,605	3.0
FF&E	267,886	296,127	327,074	332,635	333,895	2,140	4.0
Total Other Expenses	$770,124	$856,050	$887,391	$895,351	$1,069,104	$6,853	12.8%

Net Operating Income	$2,822,198	$3,177,619	$3,740,241	$3,824,671	$3,589,025	$23,007	43.0%
Net Cash Flow	$2,822,198	$3,177,619	$3,740,241	$3,824,671	$3,589,025	$23,007	43.0%
(1) TTM column represents the trailing twelve month period ending March 31, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 12 – Doubletree by Hilton JFK Airport

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee
Cut-off Date Principal Balance:	$34,400,590	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	2.7%	Rooms:	385
Loan Purpose:	Refinance	Location:	Jamaica, NY
Borrower:	JFK Hotel Owner, LLC	Year Built/Renovated:	1971 / 2006
Sponsor:	Ally Visram, Sushil V. Mohinani, Rahul Chaudhary	Physical Occupancy:	84.0%
		Occupancy Date:	3/31/2012
Interest Rate:	5.31000%	Number of Tenants:	N/A
Note Date:	6/10/2011	2009 NOI:	$2,189,627
Maturity Date:	7/1/2016	2010 NOI:	$4,119,665
Interest-only Period:	None	2011 NOI:	$3,469,498
Original Term:	60 months	TTM NOI (1):	$3,001,284
Original Amortization:	300 months	UW Economic Occupancy:	87.0%
Amortization Type:	Balloon	UW Revenues:	$18,590,160
Call Protection:	L(35),Def(23),O(2)	UW Expenses:	$15,428,990
Lock Box:	CMA	UW NOI:	$3,161,169
Additional Debt:	N/A	UW NCF:	$3,161,169
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$54,100,000 / $140,519
Additional Debt Type:	N/A	Appraisal Date:	4/11/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Room:	$89,352
Taxes(2):	$440,421	$62,917	N/A	Maturity Date Loan/Room:	$81,318
Insurance:	$67,066	$13,413	N/A	Cut-off Date LTV:	63.6%
FF&E Reserve:	$0	3% of Gross Revenues	N/A	Maturity Date LTV:	57.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.25x
Other(3):	$94,100	$0	N/A	UW NOI Debt Yield:	9.2%

(1) TTM NOI represents the trailing twelve months ending March 31, 2012.
(2) Taxes are currently being abated as part of the NYC Tax Abatement Program (ICIP).
(3) The Initial Other Escrows and Reserves represents the deferred maintenance reserve.

The Loan. The Doubletree by Hilton JFK Airport loan has an outstanding principal balance of approximately $34.4 million and is secured by a first mortgage lien on a 385-room hotel located in the Jamaica section of Queens, New York, in close proximity to JFK International Airport. The loan has a 5-year term and amortizes based on a 25-year schedule. The property was originally built in 1971 and underwent extensive renovations in 2006 when it was purchased by the current Borrower. The borrower is a joint venture between Vista Hospitality Group and Amaya Hospitality, two companies in which the sponsors have ownership stakes.  Vista Hospitality Group, which also manages the property, owns 11 hotels in the United States and Canada, including three properties in New York.  Amaya Hospitality owns hotel and resort properties throughout Asia and the Middle East. The proceeds of the loan were used to repay existing debt of approximately $23.9 million, fund upfront reserves of $0.6 million, and pay closing costs of $1.0 million. The sponsors took an approximate $9.5 million return of equity.

The Property. The property is a 13-story full service hotel with a total of 385 rooms. Guestrooms at the property consist of both standard rooms as well as suites at the corners of each floor. The property includes a restaurant, a lounge, 6,737 square feet of meeting space, a fitness center, a business center, a gift shop and a car rental desk. Room features include amenities such as flat screen TVs, wireless internet, refrigerators, and coffee makers.

The Market. The property is located in close proximity to JFK International Airport in Queens, New York. The hotel primarily caters to travelers who require close access to the airport, or travelers who have had flights cancelled or delayed. JFK International Airport occupies approximately 4,930 acres and is approximately 0.3 miles south of the property. As of March 31, 2012, the Doubletree by Hilton JFK Airport had a T-12 Occupancy of 84.0% compared to the competitive set with an occupancy of 76.3%. ADR and RevPAR were $130.89 and $109.95, respectively, compared to the competitive set with $140.31 and $107.12, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 12 – Doubletree by Hilton JFK Airport

Operating History and Underwritten Net Cash Flow
	2010	2011	TTM(1)	Underwritten	Per Room	% of Total Revenue
Occupancy	89.5%	87.0%	84.0%	87.0%
ADR	$124.85	$129.35	$130.89	$131.78
RevPAR	$111.73	$112.53	$109.95	$114.65

Room Revenue	$15,699,431	$15,792,935	$15,602,321	$16,110,995	$41,847	86.7%
Other Revenue	2,842,718	2,486,860	2,479,165	2,479,165	6,439	13.3
Total Revenue	$18,542,149	$18,279,795	$18,081,486	$18,590,160	$48,286	100.0%

Departmental Expenses	7,723,556	7,790,002	7,701,256	7,701,856	20,005	41.4
Departmental Profit	$10,818,593	$10,489,793	$10,380,230	$10,888,304	$28,281	58.6%

Operating Expenses	4,929,336	5,071,011	5,314,110	5,358,383	13,918	28.8
Gross Operating Profit	$5,889,257	$5,418,782	$5,066,120	$5,529,921	$14,363	29.7%

Fixed Expenses(2)	657,064	712,212	800,873	1,067,441	2,773	5.7
Management Fee	556,264	688,678	721,518	557,705	1,449	3.0
FF&E	556,264	548,394	542,445	743,606	1,931	4.0
Total Other Expenses	$1,769,592	$1,949,284	$2,064,836	$2,368,752	$6,153	12.7%

Net Operating Income	$4,119,665	$3,469,498	$3,001,284	$3,161,169	$8,211	17.0%
Net Cash Flow	$4,119,665	$3,469,498	$3,001,284	$3,161,169	$8,211	17.0%
(1) TTM column represents the trailing twelve months ending March 31, 2012. Performance at the property declined over the TTM was the result of unseasonably warm winter months in the New York City area, resulting in fewer flight cancellations and causing a subsequent decline in occupancy at the subject property.
(2) The underwritten real estate taxes are based on the appraiser’s estimate for 2011-2012. The 2011-2012 tax bill is $1.5 million less the current $0.5 million ICIP abatement, which runs through 2013/2014. According to the owner and his tax counselor, Brandt, Steinberg & Lewis LLP, the subject property’s assessed value for tax years 2009/10 and 2010/11 is currently under appeal. The appraiser evaluated the historical tax expense and concluded to an amount of $0.9 million for 2011-2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 13 – Bridgedale Commercial Property

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$32,000,000	Title:	Fee
Cut-off Date Principal Balance:	$32,000,000	Property Type - Subtype:	Industrial – Flex
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	640,000
Loan Purpose:	Refinance	Location:	Long Island City, NY
Borrower:	Bridgedale Owner LLC	Year Built/Renovated:	1928 / 1999
Sponsor:	Abraham Fruchthandler, Rubin Schron	Physical Occupancy:	100.0%
		Occupancy Date:	5/1/2012
Interest Rate:	4.78000%	Number of Tenants:	2
Note Date:	6/1/2012	2010 NOI:	$3,588,282
Maturity Date:	6/1/2022	2011 NOI:	$4,046,940
Interest-only Period:	None	TTM NOI(1):	$3,990,613
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	UW Revenues(2):	$5,395,481
Amortization Type:	Balloon	UW Expenses(2):	$2,518,283
Call Protection:	L(24),Def(93),O(3)	UW NOI:	$2,877,198
Lock Box:	CMA	UW NCF:	$2,685,358
Additional Debt:	N/A	Appraised Value / Per SF:	$92,500,000 / $145
Additional Debt Balance:	N/A	Appraisal Date:	5/4/2012
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$50
Taxes:	$437,671	$72,945	N/A	Maturity Date Loan/SF:	$41
Insurance:	$30,101	$8,273	N/A	Cut-off Date LTV:	34.6%
Replacement Reserves:	$0	$5,333	N/A	Maturity Date LTV:	28.2%
TI/LC:	$0	$10,653	N/A	UW NCF DSCR:	1.34x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.0%

(1) TTM NOI represents the trailing twelve months ending May 1, 2012.
(2) Refer to “Operating History and Underwritten Net Cash Flow” herein for general descriptions of the assumptions made in underwriting the asset.

The Loan. The Bridgedale Commercial Property loan has an outstanding balance of $32.0 million and is secured by a first mortgage lien on a 640,000 square foot industrial-flex building located in Long Island City, New York. The proceeds of the loan were used to refinance previously existing debt of approximately $29.6 million, fund upfront reserves of $0.5 million, pay closing costs of $0.5 million, and return $1.5 million of equity to the sponsor.

The Property. The Bridgedale Commercial Property was purchased unoccupied by the existing ownership entity in 1997 and has been completely upgraded since the NYC Housing Authority took occupancy in 2000. The borrower has stated that the NYC Housing Authority has invested approximately $20 million ($41.67 per square foot) renovating and improving their space, which is now approximately 40% office space use. The NYC Housing Authority operates a call center that manages the residents of its multifamily units, as well as distribution/storage space (60%) that includes a workshop and hub for the various trades (carpenters, plumbers, elevator maintenance) that provide maintenance services to the NYC Housing Authority’s buildings.

The Market. The property is located in a primarily industrial area of Long Island City, in Queens, New York. The area has access to major roadways providing connections to Manhattan as well as the other outer boroughs and is served by public rail and bus transportation options. The property is located in the Queens Industrial market, within the Northwest Queens Industrial submarket. The vacancy rate in the Queens industrial market was 5.3% as of the first quarter of 2012. The overall vacancy rate in the Northwest Queens Industrial Submarket was 6.1% in the first quarter of 2012, 6.3% in the fourth quarter of 2011 and 6.2% in the first quarter of 2011. The average asking rent for industrial space was $11.96 per square foot as of the first quarter of 2012 in the Queens industrial market which is an increase over the previous quarter which reported average asking rents of $11.87 per square foot and $11.90 per square foot in the first quarter of 2011. The overall Northwest Queens Market illustrated an average asking rent of $12.56 per square foot which is consistent with the appraiser’s concluded market rent of $12.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 13 – Bridgedale Commercial Property

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
NYC Housing Authority	Aa2 / AA / AA	480,000	75%	$4.00	4/30/2020
Eagle Transfer Corp.	NA / NA / NA	160,000	25%	$8.01	3/3/2014
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,621,752	$4,099,264	$3,927,957	$3,202,224	$5.00	56.4%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,621,752	$4,099,264	$3,927,957	$3,202,224	$5.00	56.4%
Total Reimbursements	2,162,846	2,329,220	2,288,048	2,477,230	3.87	43.6
Net Rental Income	$5,784,598	$6,428,484	$6,216,005	$5,679,454	$8.87	100.0%
(Vacancy/Credit Loss)	0	0	0	(283,973)	(0.44)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$5,784,598	$6,428,484	$6,216,005	$5,395,481	$8.43	95.0%

Total Expenses	$2,196,316	$2,381,544	$2,225,392	$2,518,283	$3.93	46.7%

Net Operating Income	$3,588,282	$4,046,940	$3,990,613	$2,877,198	$4.50	53.3%

Total TI/LC, Capex/RR	0	0	0	191,840	0.30	3.6
Net Cash Flow	$3,588,282	$4,046,940	$3,990,613	$2,685,358	$4.20	49.7%

Occupancy	100.0%	100.0%	100.0%	95.0%
(1) TTM column represents the trailing twelve months ending May 1, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for   the remainder of fields.
(3) Underwritten rents are lower than historicals because the property previously benefitted from approximately $800,000 per year in rent for billboard signage. In late 2011, this signage was deemed illegal by the city and has since been removed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 14 – Slate Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$28,900,000	Title:	Fee
Cut-off Date Principal Balance:	$28,533,456	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	702,654
Loan Purpose:	Acquisition	Location:	Various
Borrower(1):	Various	Year Built/Renovated:	Various / Various
Sponsor:	The Rose Corporation, Queen’s Court Advisors Ltd.	Physical Occupancy:	97.3%
		Occupancy Date:	3/31/2012
Interest Rate:	5.80000%	Number of Tenants:	67
Note Date:	4/29/2011	2009 NOI:	$3,593,411
Maturity Date:	5/1/2021	2010 NOI(2):	NAV
Interest-only Period:	None	2011 NOI(2):	NAV
Original Term:	120 months	T-11 Annualized NOI(3):	$3,712,898
Original Amortization:	360 months	UW Economic Occupancy:	92.4%
Amortization Type:	Balloon	UW Revenues:	$5,896,299
Call Protection:	L(37),Def(80),O(3)	UW Expenses:	$2,254,897
Lock Box:	CMA	UW NOI:	$3,641,402
Additional Debt:	N/A	UW NCF:	$3,021,917
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,160,000 / $57
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Unit:	$41
Taxes:	$314,101	$56,021	N/A	Maturity Date Loan/Unit:	$35
Insurance:	$17,616	$8,808	N/A	Cut-off Date LTV:	71.0%
Replacement Reserves:	$0	$8,604	N/A	Maturity Date LTV:	60.7%
TI/LC:	$0	$43,020	N/A	UW NCF DSCR:	1.49x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.8%

(1) The Borrowers are comprised of six special purpose entities; one for each property and one for the portfolio.
(2) 2010 and 2011 Net Operating Income is not available as current sponsor purchased the portfolio in June 2011 and was not able to obtain 2010 and 2011 financials from previous owners.
(3) T-11 Annualized NOI represents the trailing eleven months annualized as of March 31, 2012.

The Loan. The Slate Portfolio loan has an outstanding balance of approximately $28.5 million and is secured by a first mortgage lien on a five property, grocery-anchored retail portfolio located in western Pennsylvania and eastern Ohio. The loan has a 10-year term and amortizes based on a 30-year schedule. The proceeds of the loan, along with approximately $9.9 million of equity contributed by the borrower, were used to acquire the properties for $37.4 million, fund upfront reserves totaling $0.3 million, and pay closing costs of $1.1 million. A portion of the previously existing debt was securitized in BSCMS 1999-WF2.

The Properties. The properties are comprised of five grocery-anchored retail centers totaling 702,654 square feet, 97.3% of which is occupied. The portfolio consists of Buckeye Plaza, located in Cleveland, OH (16.6% of the net rentable area), Field Club Commons, located in New Castle, PA (20.7% of the net rentable area), Kennywood Shops, located in West Mifflin, PA (28.2% of the net rentable area), Pinewood Center, located in Dayton, OH (12.6% of the net rentable area), and Springboro Plaza, located in Springboro, OH (21.9% of the net rentable area). The properties are anchored by Giant Eagle (Buckeye Plaza), Ollie’s Bargain Outlet (Field Club Commons), Giant Eagle (Kennywood Shops), Kroger (Pinewood Center) and Kmart (Springboro Plaza).

The individual properties are subject to release provisions, such that any of the properties may be released from the loan subject to the repayment of the greater of: a) 115% of the Allocated Loan Amount; and b) an amount such that the Underwritten Net Operating Income Debt Service Coverage Ratio, based on income from the remaining properties, shall be not less 1.60x and the LTV for the remaining Properties shall not exceed 70%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 14 – Slate Portfolio

Property Summary
Property	Location	Units (SF)	Occupancy(1)	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Underwritten Cash Flow
Buckeye Plaza	Cleveland, OH	116,905	100.0%	1989 / N/A	$9,000,000	$10,750,000	$890,897
Field Club Commons	New Castle, PA	145,153	97.4%	1972 / 1997	$6,000,000	$8,150,000	$665,513
Springboro Plaza	Springboro, OH	154,035	100.0%	1992 / N/A	$5,800,000	$8,290,000	$580,315
Kennywood Shops	West Mifflin, PA	197,860	97.1%	1974 / 1996	$5,300,000	$7,200,000	$586,724
Pinewood Center	Dayton, OH	88,701	89.2%	1978 / N/A	$2,800,000	$5,770,000	$298,467
Total / Wtd. Avg.		702,654	97.3%		$28,900,000	$40,160,000	$3,021,917
(1) Occupancy is as of March 31, 2012.

Operating History and Underwritten Net Cash Flow

	2009	2010(1)	2011(1)	T-11(2)	Underwritten	Per Unit	%(3)

Rents in Place	$4,326,590	N/A	N/A	$4,662,113	$4,681,862	$6.66	73.6%
Vacant Income	0	N/A	N/A	0	134,375	0.19	2.1
Gross Potential Rent	$4,326,590	N/A	N/A	$4,662,113	$4,816,237	$6.85	75.7%
Total Reimbursements	1,334,409	N/A	N/A	1,319,913	1,541,825	2.19	24.2
Net Rental Income	$5,661,001	N/A	N/A	$5,982,026	$6,365,001	$9.06	100.0%
(Vacancy/Credit Loss)	0	N/A	N/A	(408,045)	(485,141)	(0.69)	(7.6)
Other Income	12,365	N/A	N/A	35,173	16,440	0.02	0.3
Effective Gross Income	$5,673,364	N/A	N/A	$5,609,154	$5,896,299	$8.39	92.6%

Total Expenses	$2,079,951	N/A	N/A	$1,896,256	$2,254,897	$3.21	35.4%

Net Operating Income	$3,593,411	N/A	N/A	$3,712,898	$3,641,402	$5.18	57.2%

Total TI/LC, Capex/RR	0	N/A	N/A	430,284	619,485	0.88	9.7
Net Cash Flow	$3,593,411	N/A	N/A	$3,282,614	$3,021,917	$4.30	47.5%

Occupancy	96.9%	N/A	N/A	97.3%	92.4%
(1) 2010 and 2011 operating statements were not available from the previous owner.
(2) T-11 column represents the trailing eleven months annualized as of March 31, 2012.
(3) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 15 – Brooklyn Renaissance

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$28,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	2.2%	Net Rentable Area (SF)(1):	110,866
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Brooklyn Renaissance Office/Retail LLC	Year Built/Renovated:	1998 / N/A
		Physical Occupancy:	100.0%
Sponsor:	Joshua L. Muss	Occupancy Date:	3/31/2012
Interest Rate:	5.35000%	Number of Tenants:	10
Note Date:	5/19/2011	2009 NOI:	$3,094,017
Maturity Date:	6/1/2021	2010 NOI:	$3,202,007
Interest-only Period:	24 months	2011 NOI:	$3,508,036
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	UW Revenues:	$4,884,846
Amortization Type:	IO-Balloon	UW Expenses:	$1,813,270
Call Protection:	L(23),Grtr1%orYM(93),O(4)	UW NOI:	$3,071,576
Lock Box:	CMA	UW NCF:	$2,960,710
Additional Debt:	N/A	Appraised Value / Per SF(1):	$47,000,000 / $424
Additional Debt Balance:	N/A	Appraisal Date:	4/12/2012
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF(1):	$253
Taxes(2):	$65,395	$12,174	N/A	Maturity Date Loan/SF(1):	$220
Insurance:	$29,174	$3,242	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$0	$1,858	N/A	Maturity Date LTV:	52.0%
TI/LC:	$0	$7,431	$500,000	UW NCF DSCR:	1.58x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.0%

(1) Excludes 13,392 square foot health club that is part of the collateral which can be released at no cost. No income was underwritten nor value attributed for the health club.
(2) The Tax Escrows and Reserves represent the combined BilD and PILOT real estate tax reserves.

The Loan. The Brooklyn Renaissance loan has an outstanding balance of $28.0 million and is secured by a first mortgage lien on a leasehold estate of a condominium interest of 110,866 square feet in a 32-story Class A office tower located in Brooklyn, New York. Subsequent to an initial 24-month interest-only period, the loan will amortize based on a 30-year schedule. The proceeds of the loan were used to repay existing debt of approximately $18.6 million, pay closing costs of $0.6 million, fund upfront reserves of $0.1 million, and return $8.7 million of equity to the borrower.

The Property. Brooklyn Renaissance consists of an office and retail condominium unit within Brooklyn Renaissance Plaza, a 32-story, 1.4 million square foot mixed-use tower that contains office, retail, parking and the 656-room Marriott at Brooklyn Bridge Hotel. The collateral consists of approximately 99,800 square feet of office space, approximately 4,163 square feet of retail space, and approximately 6,903 square feet of storage/other space. The property has a tenant roster including the New York City Employee’s Retirement System (N.Y.C.E.R.S), the NYC Department of Education and the Municipal Credit Union. The property is subject to an unsubordinated ground lease with the City of New York as landlord. The ground lease has a 99-year term that expires on June 19, 2086. For the 30-year period ending June 30, 2022, the subject collateral’s obligation under the ground lease is a fixed payment of $25,898. Thereafter, the base rent shall be reset on July 1, 2022 and every 10 years thereafter based upon a market rental rate of the fair market value of the land, considered as unimproved, and unencumbered by the lease, and subject to the use restrictions detailed in the ground lease, as determined by an appraiser.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 15 – Brooklyn Renaissance

The Market. The property is located in the Downtown Brooklyn office market, the third largest commercial district in New York City after Manhattan’s Midtown and Downtown markets. A total of 50 office buildings containing approximately 13 million square feet are located in Downtown Brooklyn. Over half of this space is owned or occupied by city, state, and federal government agencies and single tenant users such as National Grid (Keyspan), Goldman Sachs, JPMorgan Chase, Security Industry Automation Corporation, the Fire Department of New York (FDNY), and Verizon. Brooklyn’s overall office vacancy rate as of the first quarter of 2012 was 9.8%, just above Downtown Manhattan’s overall office vacancy rate of 9.2%. The Downtown Brooklyn market has experienced four consecutive quarters of declining vacancy. The first quarter 2012 Class A rental rates were at $31.66 per square foot, in line with the appraiser’s concluded market rent of $34.00 per square foot. Leasing in the market has continued to increase year-over-year. Overall leasing activity in Brooklyn now totals 213,823 square feet, 132.4% higher than in the first quarter of 2011.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
N.Y.C.E.R.S.	Aa2 / AA / AA	51,508	46.5%	$34.09	4/4/2020
NYC Department of Education	Aa2 / AA / AA	22,486	20.3%	$30.25	9/30/2015
Amerigroup Community Care	Ba2 / BB+ / NA	16,250	14.7%	$32.00	11/30/2019
Municipal Credit Union	NA / NA / NA	11,188	10.1%	$38.64	7/31/2021
Marriott International Inc.	Baa2 / BBB / BBB	6,223	5.6%	$13.23	6/30/2018
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow

	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$3,271,100	$3,517,897	$3,672,378	$3,704,070	$33.41	84.4%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,271,100	$3,517,897	$3,672,378	$3,704,070	$33.41	84.4%
Total Reimbursements(3)	654,767	575,031	693,115	685,920	6.19	15.6
Net Rental Income	$3,925,867	$4,092,928	$4,365,493	$4,389,990	$39.60	100.0%
(Vacancy/Credit Loss)	0	0	0	(219,500)	(1.98)	(5.0)
Other Income(4)	753,798	814,713	714,355	714,355	6.44	16.3
Effective Gross Income	$4,679,665	$4,907,641	$5,079,848	$4,884,846	$44.06	111.3%

Total Expenses	$1,585,648	$1,705,634	$1,571,812	$1,813,270	$16.36	37.1%

Net Operating Income	$3,094,017	$3,202,007	$3,508,036	$3,071,576	$27.71	62.9%

Total TI/LC, Capex/RR	0	0	0	110,866	1.00	2.3
Net Cash Flow	$3,094,017	$3,202,007	$3,508,036	$2,960,710	$26.71	60.6%

Occupancy(5)	100.0%	100.0%	100.00%	95.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place excludes income for the 13,392 square foot health club that is part of the collateral but can be released at no cost.
(3) Underwritten Total Reimbursements are based off of the appraiser’s calculation of expense reimbursements. Tenants reimburse their proportionate share of the real estate tax increase over their base years. Although the PILOT program will begin to burn off by 10% each year beginning in June 2013, the office tenants’ portion of this increase will be offset by increased reimbursements over their base year stops.
(4) Other income is based on the borrower’s historical collection from Special Tenant Services. These services include electrical and lighting work, replacement parts, exterminating, overtime HVAC, and other services. Income is from services provided in all of Brooklyn Renaissance Plaza’s office condo units and is governed by a Services Agreement that extends through May 2031.
(5) Occupancy excludes 13,392 square foot health club that is part of the collateral but not included in the occupancy as no income was underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 16 – Plaza Centro

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,587,558	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	283,446
Loan Purpose:	Refinance	Location:	Caguas, PR
Borrower:	MJS Caguas Limited Partnership	Year Built/Renovated:	1987 / N/A
		Physical Occupancy:	100.0%
Sponsor:	Walter R. Samuels	Occupancy Date:	3/31/2012
Interest Rate:	6.25000%	Number of Tenants:	34
Note Date:	1/21/2011	2009 NOI:	$2,827,678
Maturity Date:	2/1/2021	2010 NOI:	$3,317,082
Interest-only Period:	None	2011 NOI:	$3,218,239
Original Term:	120 months	TTM NOI(1):	$3,187,368
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues:	$4,550,623
Call Protection:	L(40),Def(77),O(3)	UW Expenses:	$1,473,532
Lock Box:	CMA	UW NOI:	$3,077,091
Additional Debt:	N/A	UW NCF:	$2,853,169
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,000,000 / $138
Additional Debt Type:	N/A	Appraisal Date:	4/18/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$97
Taxes:	$40,714	$20,357	N/A	Maturity Date Loan/SF:	$84
Insurance:	$205,694	$18,699	N/A	Cut-off Date LTV:	70.7%
Replacement Reserves:	$0	$3,543	$127,551	Maturity Date LTV:	61.3%
TI/LC(2):	$0	$15,117	$300,000	UW NCF DSCR:	1.38x
Other(3):	$201,113	$0	N/A	UW NOI Debt Yield:	11.2%

(1) TTM NOI represents the trailing twelve months ending March 31, 2012.
(2) $300,000 TI/LC cap does not apply to additional reserves related to any early termination reserves that are required should Kmart or Burlington Coat Factory not renew their leases, or if any tenant gives notice to borrower exercising an early termination option.
(3) The Initial Other Escrows and Reserves represents the deferred maintenance reserve.

The Loan. The Plaza Centro loan has an outstanding principal balance of approximately $27.6 million and is secured by a first mortgage lien on a 283,446 square foot retail shopping center located in Caguas, Puerto Rico. Proceeds from the loan were used to refinance previously existing debt of approximately $26.7 million, fund upfront reserves of $0.4 million, pay closing costs of $0.4 million, and return $0.4 million of equity to the sponsor.

The Property. Plaza Centro is located in Caguas, Puerto Rico, approximately 15 miles south of San Juan. The anchor tenant at the property is Kmart (91,742 square feet), and includes major tenants such as Burlington Coat Factory (53,590 square feet, 12,273 square feet of which is subleased to Chuck E. Cheese), Ashley Furniture Home Store (25,000 square feet), and Walgreens (14,000 square feet). Additionally, there are approximately 1,700 surface parking spaces which are included in the collateral for the loan. As of March 31, 2012, Plaza Centro was 100.0% leased. Occupancy at the shopping center during 2009, 2010 and 2011 was 95.0%, 97.9% and 100.0%, respectively. In their latest fiscal years, Kmart had sales of $203 per square foot and occupancy costs of 3.5% (September 2010 through August 2011). Walgreen’s had sales of $838 per square foot and occupancy costs of 1.7% (October 2010 through September 2011). Both tenants are original tenants of the center, having been at the center since its opening in 1987.

The Market. Four competitive properties, including Plaza Centro Phases II & III, with total square footage of 1.7 million square feet are located nearby the subject property. All of the competitive properties have similar tenancy to the subject property. All comparable centers had occupancy ranges from 75% to 100% with an average occupancy of 99% and rental ranges from $10.00 per square foot to $65.00 per square foot. This compares a weighted average UW rent per square foot of $12.80 at the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 16 – Plaza Centro

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Rent PSF	Sales PSF(3)	Occupancy Costs(4)	Lease Expiration Date
Kmart	NA / CCC+ / NA	91,742	32.4%	$4.76	$203	3.5%	8/31/2017
Burlington Coat Factory	Caa1 / B- / NA	53,590	18.9%	$8.31	$199	5.5%	4/30/2017
Ashley Furniture Home Store	NA / NA / NA	25,000	8.8%	$6.00	NAV	NAV	10/31/2024
Walgreens	A3 / A / NA	14,000	4.9%	$10.00	$838	1.7%	9/30/2027
Edic College, Inc	NA / NA / NA	9,820	3.5%	$20.16	NAV	NAV	2/29/2020
The New 5-7-9	NA / NA / NA	7,875	2.8%	$19.61	$185	13.4%	1/31/2020
Turabo Associates	NA / NA / NA	7,000	2.5%	$14.64	$334	5.4%	10/31/2012
BB Entertainment of PR	NA / NA / NA	6,000	2.1%	$15.53	NAV	NAV	4/30/2017
Kamea Meha	NA / NA / NA	5,600	2.0%	$20.00	$215	12.1%	6/30/2019
Beyond Rainbow	NA / NA / NA	5,600	2.0%	$19.61	$209	11.9%	1/31/2020
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents most recent fiscal year for all tenants.
(4) Occupancy costs based on in place rents.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,245,938	$3,577,029	$3,637,662	$3,602,061	$3,627,465	$12.80	75.7%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,245,938	$3,577,029	$3,637,662	$3,602,061	$3,627,465	$12.80	75.7%
Total Reimbursements	984,733	1,325,064	1,263,876	1,162,664	1,162,664	4.10	24.3
Net Rental Income	$4,230,671	$4,902,093	$4,901,538	$4,764,725	$4,790,129	$16.90	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(239,506)	(0.84)	(5.0)
Other Income	2,635	2,044	322	33	0	0.00	0.0
Effective Gross Income	$4,233,306	$4,904,137	$4,901,860	$4,764,758	$4,550,623	$16.05	95.0%
	,
Total Expenses	$1,405,628	$1,587,055	$1,683,621	$1,577,390	$1,473,532	$5.20	32.4%

Net Operating Income	$2,827,678	$3,317,082	$3,218,239	$3,187,368	$3,077,091	$10.86	67.6%

Total TI/LC, Capex/RR	0	0	0	0	223,922	0.79	4.9
Net Cash Flow	$2,827,678	$3,317,082	$3,218,239	$3,187,368	$2,853,168	$10.07	62.7%

Occupancy	95.0%	97.9%	100.0%	100.0%	95.0%
(1) TTM column represents the trailing twelve months ending March 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 17 – One Upland Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$24,870,000	Title:	Fee
Cut-off Date Principal Balance:	$24,232,340	Property Type - Subtype:	Industrial - Flex
% of Pool by IPB:	1.9%	Net Rentable Area (SF):	222,163
Loan Purpose:	Refinance	Location:	Norwood, MA
Borrower:	Norwood Campus, LLC	Year Built/Renovated:	1969 / 2007
Sponsor:	Sherwin N. Jarol	Physical Occupancy:	100.0%
Interest Rate:	7.39000%	Occupancy Date:	6/1/2012
Note Date:	12/16/2010	Number of Tenants:	1
Maturity Date:	1/1/2018	2009 NOI:	$2,626,668
Interest-only Period:	None	2010 NOI:	$2,691,227
Original Term:	84 months	2011 NOI:	$2,705,468
Original Amortization:	264 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues(1):	$2,660,737
Call Protection:	L(41),Def(40),O(3)	UW Expenses(1):	$26,607
Lock Box:	CMA	UW NOI(1):	$2,634,130
Additional Debt:	N/A	UW NCF(1):	$2,634,130
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$35,600,000 / $160
Additional Debt Type:	N/A	Appraisal Date:	4/10/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$109
Taxes:	$0	$0	N/A	Maturity Date Loan/SF:	$94
Insurance:	$0	$0	N/A	Cut-off Date LTV:	68.1%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	58.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.15x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.9%

(1) Please refer to the “Operating History and Underwritten Net Cash Flow” herein for general descriptions of the assumptions made in underwriting the asset.

The Loan. The One Upland Road loan has an outstanding principal balance of approximately $24.2 million and is secured by a 222,163 square foot industrial complex located in Norwood, Massachusetts, a suburb of Boston. The loan has an original term of seven years and amortizes based on a 22-year schedule. The controlling owner of the borrower is Sherwin N. Jarol, an experienced real estate professional with over 30 years in acquisition, management and disposition of single-tenant net leased real estate. Proceeds of the loan, in conjunction with $1.5 million of borrower’s equity, were used to pay down previously existing debt of approximately $26.0 million along with closing costs of $0.3 million and return $0.1 million of equity to the sponsor. The previously existing debt was securitized in the SBM7 2000-C1 transaction.

The Property. The property is 100% leased and occupied by Universal Technical Institute (“UTI”), a nationwide provider of technical education training for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. The property was built in 1969 and completely renovated to UTI’s specifications in 2007. The property was previously used by Polaroid as an industrial facility. Renovation costs were approximately $6.7 million. Approximately 30% of property (66,649 square feet) is used for offices, classrooms, and training areas; the remaining 70% (155,514 square feet) is used for auto labs and mechanical training areas. The entire building is climate controlled. The subject represents the 10th school opened by UTI and the only UTI school in the northeast. The school has a 51-week program plus specialty programs in Ford and Mercedes automobiles and diesel engines. As of March 2012, UTI had an enrollment of 16,300 full time students across all of its locations. UTI trades on the New York Stock Exchange under the ticker symbol UTI. As of May 31, 2012, UTI had a market cap of $300.8 million.

The Market. The subject property is located in the town of Norwood, approximately 12 miles southwest of downtown Boston. The area immediately surrounding and directly influencing the subject property is predominantly residential in nature. The subject property is located within an office park known as Upland Woods, just off of Route 1A (Upland Road) and approximately one mile south of Interstate 95. The property is located in the Metro South Boston submarket, which as of year-end 2011 had a vacancy rate of 15.0%. The submarket exhibited the highest rate of positive absorption in the Boston area, with 369,000 square feet of leasing activity during 2011. Comparable properties in the area had an average rental rate of $11.51 per square foot, this compares to the appraiser’s concluded market rent of $12.25 per square foot and in-place rent of $12.61 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 17 – One Upland Road

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Universal Technical Institute	NA / NA / NA	222,163	100.0%	$12.61	10/31/2022
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$2,653,200	$2,719,200	$2,732,796	$2,800,776	$12.61	100.0%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,653,200	$2,719,200	$2,732,796	$2,800,776	$12.61	100.0%
Total Reimbursements(2)				0	0.00	0.0
Net Rental Income	$2,653,200	$2,719,200	$2,732,796	$2,800,776	$12.61	100.0%
(Vacancy/Credit Loss)	0	0	0	(140,039)	(0.63)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$2,653,200	$2,719,200	$2,732,796	$2,660,737	$11.98	95.0%

Total Expenses	$26,532	$27,973	$27,328	$26,607	$0.12	1.0%

Net Operating Income	$2,626,668	$2,691,227	$2,705,468	$2,634,130	$11.86	99.0%

Total TI/LC, Capex/RR(3)	0	0	0	0	0.00	0.0
Net Cash Flow	$2,626,668	$2,691,227	$2,705,468	$2,634,130	$11.86	99.0%

Occupancy	100.0%	100.0%	100.0%	95.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Universal Technical Institute’s lease is absolute net with the tenant responsible for paying for real estate taxes, insurance and operating costs for the building directly.
(3) TI/LC and replacement reserves were not underwritten as tenant is on a long term lease and responsible for all costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 18 – Residence Inn and Courtyard by Marriott - Greensboro

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$23,500,000	Title:	Fee
Cut-off Date Principal Balance:	$23,143,985	Property Type - Subtype:	Hotel - Various
% of Pool by IPB:	1.8%	Rooms:	240
Loan Purpose:	Refinance	Location:	Greensboro, NC
Borrower:	Airport Hotels of The Triad, LLC, Jay Kisan, LLC	Year Built/Renovated:	Various / N/A
		Physical Occupancy:	76.0%
Sponsor:	Bhupendra M. Patel, Pankaj V. Patel	Occupancy Date:	3/31/2012
Interest Rate:	5.49000%	Number of Tenants:	N/A
Note Date:	7/8/2011	2009 NOI:	$2,034,243
Maturity Date:	8/1/2016	2010 NOI:	$2,886,669
Interest-only Period:	None	2011 NOI:	$2,954,756
Original Term:	60 months	TTM NOI(1):	$3,005,893
Original Amortization:	300 months	UW Economic Occupancy:	75.8%
Amortization Type:	Balloon	UW Revenues:	$6,770,177
Call Protection:	L(34),Def(24),O(2)	UW Expenses:	$4,106,536
Lock Box:	CMA	UW NOI:	$2,663,641
Additional Debt:	N/A	UW NCF:	$2,663,641
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$39,300,000 / $163,750
Additional Debt Type:	N/A	Appraisal Date:	4/9/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Room:	$96,433
Taxes:	$182,758	$15,230	N/A	Maturity Date Loan/Room:	$87,841
Insurance:	$16,525	$2,754	N/A	Cut-off Date LTV:	58.9%
FF&E:	$0	4% of Gross Revenue	N/A	Maturity Date LTV:	53.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.54x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.5%

(1) TTM NOI represents the trailing twelve months ending March 31, 2012.

The Loan. The Residence Inn and Courtyard by Marriott-Greensboro loan has an outstanding principal balance of approximately $23.1 million and is secured by a first mortgage lien on a 116-room Residence Inn and 124-room Courtyard by Marriott (240 combined rooms), both located in Greensboro, North Carolina. The proceeds from the loan were used to repay previously existing debt on the two properties of approximately $18.8 million, fund reserves of $0.2 million, pay closing costs of $0.3 million, and return $4.2 million of equity to the sponsors.

The Property. The Residence Inn and the Courtyard by Marriott hotels have a combined 240 rooms and are located in Greensboro, North Carolina. The two properties were built by the sponsors in 2007 (Residence Inn) and 2009 (Courtyard by Marriott) for a total cost of $25.2 million. As of March 31, 2012, the Residence Inn had an occupancy of 81.3% and the Courtyard by Marriott had an occupancy of 71.0%. The Residence Inn is classified as a limited service business hotel and has a 24-hour fitness center, an indoor pool and spa, and 600 square feet meeting space. The Courtyard by Marriott is classified as a full service mid-tier hotel and has a restaurant, a 24-hour fitness center, an indoor pool and spa, and a 575 square feet meeting space.

The Market. Both properties in the portfolio are located in the Greensboro Hotel Market. As of March 31, 2012, the Courtyard by Marriott had a trailing twelve month occupancy of 71.0% compared to the competitive set with an occupancy of 60.3%. ADR and RevPAR were $94.31 and $66.96, respectively, compared to the competitive set with $98.87 and $59.62, respectively. The Residence Inn had a T-12 occupancy of 81.3% compared to the competitive set with an occupancy of 69.7%. ADR and RevPAR were $96.44 and $78.36, respectively, compared to the competitive set with $96.31 and $67.02 respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 18 – Residence Inn and Courtyard by Marriott - Greensboro

Property Summary
Property	Location	Rooms	Occupancy(1)	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Underwritten Cash Flow
Courtyard by Marriott-Greensboro	Greensboro, NC	124	71.0%	2009 / N/A	$11,812,500	$19,600,000	$1,276,697
Residence Inn-Greensboro	Greensboro, NC	116	81.3%	2007 / N/A	11,687,500	19,700,000	1,386,944
Total / Wtd. Avg.		240	76.0%		$23,500,000	$39,300,000	$2,663,641
(1) Occupancy as of March 31, 2012.

Operating History and Underwritten Net Cash Flow
	2010	2011	TTM(1)	Underwritten	Per Room	% of Total Revenue
Occupancy	74.3%	76.4%	76.0%	75.8%
ADR	$95.01	$95.24	$95.34	$96.37
RevPAR	$70.58	$72.80	$72.41	$73.04

Room Revenue(2)	$6,186,231	$6,424,694	$6,399,658	$6,399,659	$26,665	94.5
Other Revenue	437,299	370,823	370,518	370,519	1,544	5.5
Total Revenue	$6,623,529	$6,795,518	$6,770,176	$6,770,177	$28,209	100.0%

Departmental Expenses	1,601,932	1,673,517	1,468,548	1,663,129	6,930	24.6
Departmental Profit	$5,021,597	$5,122,000	$5,301,628	$5,107,049	$21,279	75.4%

Operating Expenses	1,687,871	1,698,459	1,807,662	1,693,859	7,058	25.0
Gross Operating Profit	$3,333,726	$3,423,541	$3,493,966	$3,413,190	$14,222	50.4%

Fixed Expenses	244,433	243,922	271,852	241,784	1,007	3.6
Management Fee	202,624	224,863	216,220	236,956	987	3.5
FF&E	0	0	0	270,807	1,128	4.0
Total Other Expenses	$447,057	$468,785	$488,073	$749,547	$3,123	11.1%

Net Operating Income	$2,886,669	$2,954,756	$3,005,893	$2,663,641	$11,099	39.3%
Net Cash Flow	$2,886,669	$2,954,756	$3,005,893	$2,663,641	$11,099	39.3%
(1) TTM column represents the trailing twelve months ending March 31, 2012.
(2) Room revenues based on year-end and T-12 occupancy and ADR numbers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 19 – Bentonville Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,784,131	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	1.7%	Net Rentable Area (SF):	242,250
Loan Purpose:	Refinance	Location:	Bentonville, AR
Borrower:	Bentonville Plaza Owner LLC	Year Built/Renovated:	2004 / N/A
		Physical Occupancy:	92.1%
Sponsor:	Abraham Fruchthandler	Occupancy Date:	5/4/2012
Interest Rate:	5.77000%	Number of Tenants:	43
Note Date:	7/8/2011	2009 NOI:	$2,327,326
Maturity Date:	8/1/2021	2010 NOI:	$2,331,926
Interest-only Period:	None	2011 NOI:	$2,642,879
Original Term:	120 months	TTM NOI(1):	$2,782,300
Original Amortization:	360 months	UW Economic Occupancy:	85.8%
Amortization Type:	Balloon	UW Revenues(2):	$4,293,681
Call Protection:	L(34),Def(83),O(3)	UW Expenses(2):	$1,452,630
Lock Box:	CMA	UW NOI:	$2,841,051
Additional Debt:	N/A	UW NCF:	$2,485,840
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,000,000 / $165
Additional Debt Type:	N/A	Appraisal Date:	4/20/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$90
Taxes:	$400,497	$36,409	N/A	Maturity Date Loan/SF:	$77
Insurance:	$2,267	$2,631	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$0	$4,081	N/A	Maturity Date LTV:	46.3%
TI/LC:	$0	$25,908	N/A	UW NCF DSCR:	1.61x
Other:	$0	$0	N/A	UW NOI Debt Yield:	13.0%

(1) TTM NOI represents the trailing twelve months ending March 31, 2012.
(2) Refer to “Operating History and Underwritten Net Cash Flow” below for general descriptions of the assumptions made in underwriting the asset.

The Loan. The Bentonville Plaza loan has an outstanding principal balance of approximately $21.8 million and is secured by a first mortgage lien on a 242,250 square foot Class A suburban office building located in Bentonville, AR. The loan has a ten-year term and amortizes on a 30-year schedule. The proceeds from the loan, along with $2.4 million of equity from the borrower, was used to refinance previously existing debt of approximately $23.6 million, fund upfront reserves of $0.4 million, and pay closing costs of $0.4 million.

The Property. Bentonville Plaza is a nine-story, 242,250 square foot multi-tenant office building that is currently 92.1% occupied and located directly across the street from Wal-Mart’s World headquarters. The subject was developed to capture demand from consumer packaged good suppliers seeking a satellite office in close proximity to Wal-Mart. The property was developed in 2004 at a total cost of $35.4 million or $135.14 per square foot. Tenants include Sara Lee Food & Beverage, HQ Global Workplaces, LLC, AC Nielsen, Hanesbrands, and Unilever. 10.9% of the net rentable area (12.9% of the in-place rents) is subject to a master lease with FBE Limited at a rent consistent with the third party tenants ($22.00 per square foot). The tenant is an affiliate of the related borrower sponsor. FBE Limited sublets portions of their space to third parties to be used for tradeshows or conventions. The property is one of the only Class A office properties in close proximity to Wal-Mart’s corporate headquarters.

The Market. The property is located within the Fayetteville-Springdale-Rogers market and the Outlying Benton County submarket. As the largest retailer in the world, Wal-Mart is an important economic driver for the area. The overall market had an office inventory of approximately 12.3 million square feet while the submarket had an inventory of approximately 4.4 million square feet (the largest in the market). Vacancy rates and asking rents were 14.2% and $14.19 per square foot, respectively, for the market as a whole. This compares to the Outlying Benton County submarket numbers of 11.0% and $13.62 per square foot. The concluded market rent for the property was between $21.00 and $22.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 19 – Bentonville Plaza

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
FBE Limited(3)	NA / NA / NA	26,460	10.9%	$22.00	7/31/2020
Sara Lee Food & Beverage	Baa1 / BBB / BBB+	22,054	9.1%	$18.50	1/31/2015
HQ Global Workplaces, LLC	NA / NA / NA	15,639	6.5%	$21.00	9/30/2013
AC Nielsen	NA / NA / NA	14,143	5.8%	$18.50	8/31/2012
Sun Products Corporation	NA / NA / NA	12,513	5.2%	$21.75	12/31/2016
Hanesbrands	B1 / BB- / NR	10,055	4.2%	$20.50	8/31/2012
Unilever	A1 / A+ / A+	9,295	3.8%	$21.25	8/31/2013
L’Oreal	NA / NA / NA	7,861	3.2%	$21.00	5/31/2017
20th Century Fox Home Entertainment	NA / BBB+ / NA	7,506	3.1%	$21.00	10/31/2012
Miller Zell, Inc.	NA / NA / NA	6,534	2.7%	$21.75	3/31/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) 10.9% of the net rentable area (12.9% of rents in place) is subject to a master lease with FBE Limited. The tenant is an affiliate of the related borrower sponsor.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	U/W	Per Square Foot	%(2)
Rents in Place	$3,600,726	$3,666,021	$3,931,892	$4,050,036	$4,521,481	$18.66	90.8%
Vacant Income	0	0	0	0	364,940	1.51	7.3
Gross Potential Rent	$3,600,726	$3,666,021	$3,931,892	$4,050,036	$4,886,421	$20.17	98.2%
Total Reimbursements	3,000	70,115	89,953	91,819	91,819	0.38	1.8
Net Rental Income	$3,603,726	$3,736,136	$4,021,845	$4,141,855	$4,978,240	$20.55	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(706,910)	(2.92)	(14.2)
Other Income	157,832	18,614	20,015	22,351	22,351	0.09	0.4
Effective Gross Income	$3,761,558	$3,754,750	$4,041,860	$4,164,206	$4,293,681	$17.72	86.2%

Total Expenses	$1,434,232	$1,422,824	$1,398,981	$1,381,906	$1,452,630	$6.00	33.8%

Net Operating Income	$2,327,326	$2,331,926	$2,642,879	$2,782,300	$2,841,051	$11.73	66.2%

Total TI/LC, Capex/RR(3)	823,254	914,987	716,474	879,394	355,211	1.47	8.3
Net Cash Flow	$1,504,072	$1,416,940	$1,926,405	$1,902,906	$2,485,840	$10.26	57.9%

Occupancy	77.7%	79.4%	84.0%	88.9%	85.8%
(1) TTM column represents the trailing twelve months ending March 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) TI/LC underwritten based on space currently leased to third party tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 20 – Doubletree Hotel & Suites - Pittsburgh, PA

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBX	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$20,750,000	Title(1):	Fee/Leasehold
Cut-off Date Principal Balance:	$20,411,325	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	1.6%	Rooms:	308
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrower:	Bigelow Square LLC	Year Built/Renovated:	1950 / 2010
		Physical Occupancy:	69.6%
Sponsor:	Elmhurst Corporation	Occupancy Date:	3/31/2012
Interest Rate:	5.60000%	Number of Tenants:	N/A
Note Date:	6/21/2011	2009 NOI:	$2,028,290
Maturity Date:	7/1/2021	2010 NOI:	$3,180,635
Interest-only Period:	None	2011 NOI:	$3,266,780
Original Term:	120 months	TTM NOI(2):	$3,271,240
Original Amortization:	300 months	UW Economic Occupancy:	69.6%
Amortization Type:	Balloon	UW Revenues:	$15,699,048
Call Protection:	L(35),Def(82),O(3)	UW Expenses:	$13,140,629
Lock Box:	CMA	UW NOI:	$2,558,419
Additional Debt:	N/A	UW NCF:	$2,558,419
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$45,000,000 / $146,104
Additional Debt Type:	N/A	Appraisal Date:	5/1/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Room:	$66,271
Taxes:	$0	$0	N/A	Maturity Date Loan/Room:	$51,476
Insurance:	$0	$0	N/A	Cut-off Date LTV:	45.4%
FF&E Reserve:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	35.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.66x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.5%

(1) The borrower of the related Mortgage Loan is owner of a leasehold interest in the Mortgaged Property. The Mortgage securing this Mortgage Loan is granted jointly and severally by (a) the owner of the fee estate in the Mortgaged Property, as a lien on the fee estate, and (b) the borrower, as a lien on the leasehold estate. The fee owner is liable only to the extent of its interest in the Mortgaged Property, and is not liable for any recourse carveouts; the borrower is also liable for the recourse carveouts under the related Mortgage Loan documents.
(2) TTM NOI represents the trailing twelve months ending March 31, 2012.

The Loan. The Doubletree Hotel & Suites – Pittsburgh, PA has an outstanding principal balance of approximately $20.4 million and is secured by a first mortgage lien on a full service hotel located in Pittsburgh, Pennsylvania. The loan has a ten-year term and amortizes based on a 25-year schedule. Proceeds from the loan were used to refinance previously existing debt of approximately $20.0 million, pay closing costs of $0.3 million and return $0.4 million of equity to the sponsor.

The Property. The property is a 20-story full service hotel with a total of 308 rooms. The subject property was purchased by the sponsor in 1978 as a 425-unit apartment building and was converted to a Ramada hotel in 1988. In 2005, through a $15.0 million property improvement plan, the subject was converted to its current Doubletree flag. Approximately $1.3 million was invested into the meeting space in 2010. The subject property contains 16,916 square feet of flexible meeting space and banquet rooms, a fitness center, an indoor swimming pool, a guest laundry facility and a restaurant. In addition to the hotel component, the subject property has 31,434 square feet of office space, 3,650 square feet of retail space and a 167 space parking garage that is leased to an outside parking company.

The Market. The property is located in the Central Business District of downtown Pittsburgh. The subject is located in close proximity to a number of attractions in downtown Pittsburgh including the newly built Consol Energy Center to the east, home of the Pittsburgh Penguins, and numerous educational, medical and commercial activities. The Pittsburgh Metropolitan Statistical Area (the MSA) is the nation’s twenty-first-largest metropolitan region, and is strategically located within 245-460 miles of major Northeast and Midwest markets of Washington, D.C., Philadelphia, New York, and Chicago. 1.2 million residents live in Allegheny County, which is home to the city of Pittsburgh. The Doubletree Hotel & Suites had a T-12 Occupancy of 70.5% as of April 30, 2012, compared to the competitive set with an occupancy of 64.9%. ADR and RevPAR were $146.11 and $103.06, respectively, compared to the competitive set with $143.91 and $93.39, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Mortgage Loan No. 20 – Doubletree Hotel & Suites - Pittsburgh, PA

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Room	% of Total Revenue
Occupancy	64.4%	74.9%	74.0%	69.6%	69.6%
ADR	$126.59	$130.86	$147.64	$145.62	$145.62
RevPAR	$81.47	$97.97	$109.25	$101.35	$101.35

Room Revenue	$9,159,772	$11,014,044	$11,763,590	$11,808,693	$11,800,864	$38,314	75.2%
Other Revenue	2,973,561	3,627,925	3,882,042	3,971,040	3,898,184	12,656	24.8
Total Revenue	$12,133,333	$14,641,969	$15,645,632	$15,779,733	$15,699,048	$50,971	100.0%

Departmental Expenses	4,938,548	5,721,516	6,270,912	6,623,500	6,623,500	21,505	42.2
Departmental Profit	$7,194,785	$8,920,453	$9,374,720	$9,156,233	$9,075,548	$29,466	57.8%

Operating Expenses	4,522,533	5,043,937	5,254,464	4,988,931	4,988,931	16,198	31.8
Gross Operating Profit	$2,672,252	$3,876,516	$4,120,256	$4,167,302	$4,086,617	$13,268	26.0%

Fixed Expenses	413,422	416,592	389,109	413,566	413,566	1,343	2.6
Management Fee	230,540	279,289	464,367	482,496	486,670	1,580	3.1
FF&E	0	0	0	0	627,962	2,039	4.0
Total Other Expenses	$643,962	$695,881	$853,476	$896,062	$1,528,198	$4,962	9.7%

Net Operating Income	$2,028,290	$3,180,635	$3,266,780	$3,271,240	$2,558,419	$8,307	16.3%
Net Cash Flow	$2,028,290	$3,180,635	$3,266,780	$3,271,240	$2,558,419	$8,307	16.3%
(1) TTM column represents the trailing twelve months ending March 31, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 110

Structural and Collateral Term Sheet	JPMCC 2012-CIBX

Contacts

CMBS Capital Markets & Banking
Contact	E-mail	Phone Number

Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

Trading
Contact	E-mail	Phone Number

Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

SPG Syndicate
Contact	E-mail	Phone Number

Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 110